Exhibit 10.8

Privileged and Confidential

OPERATION AND SERVICES AGREEMENT

between

PETRÓLEO BRASILEIRO S.A.

as Customer

and

GOLAR SERVIÇOS DE OPERAÇÃO DE EMBARCAÇÕES LIMITADA

as Contractor

mv Golar Spirit

Dated: 4th September 2007

Table of Contents

1.	Definitions	1
2.	Term	11
3.	Shipboard Personnel and their Duties	14
4.	Contractor’s and Customers Obligations	17
5.	Fees	23
6.	Payment of Fees	27
7.	Bills of Lading	34
8.	Vessel Manager and Conduct of Vessel’s Personnel	38
9.	Super-Numeraries	38
10.	Vessel Temperature and LNG Retention	39
11.	Pilots and Tugs	42
12.	Vessel Deployment and Operation	42
13.	Loss of Vessel	45
14.	Off-Hire	45
15.	Ship to Ship Transfers	51
16.	Scheduled Drydocking and Maintenance	52
17.	Representations and Warranties	53
18.	Indemnification	59
19.	Salvage	62
20.	Liens	63
21.	Loss, Damage, Delay and Force Majeure	63
22.	Default and Remedies	67
23.	Injurious cargoes	72
24.	Laying-Up	72
25.	Requisition	73
26.	War	74
27.	Both to Blame Collision Clause	76
28.	New Jason Clause	76
29.	Insurance	77
30.	Assignment by Contractor	78
31.	Assignment by Customer	78
32.	Business Principles	78
33.	Drugs and Alcohol	81
34.	Pollution and Emergency Response	81
35.	ISPS Code/US MTSA 2002	84
36.	Law and Litigation	85
37.	Confidentiality	86

i

38.	Construction	87
39.	Notices	88
40.	Miscellaneous	90

Schedule I	Operating Costs	A1
Schedule II	HSSE Requirements	B1
Schedule III	Spare Parts	C1
Schedule IV	Insurance	D1
Schedule V	List of Primary and Designated Terminals	E1
Schedule VI	Detailed Performance Criteria	F1
Schedule VII	Certificate of Acceptance	G1

ii

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

This Operation and Services Agreement (this “Agreement”), executed the 4th day of September 2007 by and between Petróleo Brasileiro S.A. of Av. Aimirante Barroso, 81 — 33rd Floor, 20031-004, Rio de Janeiro, RJ, Brazil, (“Customer”) and Golar Serviços de Operação de Embarcações Limitada with its registered office at c/o Domingues e Pinho Contadores, Avenida Rio Branco, 311 - 4º andar, Centro - Rio de Janeiro — RJ, Brasil, CEP 20.040-903, (the “Contractor”).

WHEREAS, Owner is the disponent owner of the Vessel.

WHEREAS, Owner has appointed Contractor to carry out certain services to be performed in relation to the Vessel during the Term.

WHEREAS, Contractor has been authorised by Owner to enter into this Agreement and to provide the services to the Customer.

WHEREAS, Contractor and Customer wish to enter into this Agreement, the object of which is the provision by Contractor of certain services in relation to operating the Vessel and providing for the supervision and maintenance, including any necessary drydocking, of the Vessel.  Such services for operation and maintenance shall be in respect of, but are not limited, to the receiving, storage and regasification of LNG (as defined below) on the Vessel and discharge of LNG and/or regasified LNG to such place as nominated by Customer;

Now, therefore, for and in consideration of the mutual undertakings set forth herein, Customer and Contractor hereby agree as follows:

1.             Definitions

1.1           Definitions

In this Agreement and the Schedules, save where the context otherwise requires, the following words and expressions shall have the meanings respectively assigned to them in this Clause:

“Affiliate”

means, with respect to any Party, a person that controls, is controlled by, or is under common control with, such Party. For the purposes of this definition, the term “control” means the beneficial ownership of fifty percent (50%) or more of the voting shares of a company or other entity, as applicable, or of the equivalent rights to determine the decisions of such a company or other entity.

“Approved Clubs”	means the leading P&I associations which are members of the international group of P&I Clubs.

“Ballast Service Speed”	means ***** knots.

“Banking Day”	means any day when banks in Rio de Janeiro and the required place of payment or receipt (as the case may be) are open for business.

“Base Date”	means *****.

“Bill of Lading”	means any bill of lading, custody transfer sheet, volume certificate and other like document.

“Blue Card”	means the certification issued by the International Transport Workers’ Federation in relation to the employment and working conditions of the Vessel’s Master, officers and crew.

“Boil-Off”	means the vapour which results from vaporisation of LNG in the Vessel’s cargo tanks.

“Cargo Capacity”	means the maximum safe LNG loading limit of the Vessel.

“CDI”	means an “Interbanking Certificate of Deposit” as issued by financial institutions during interbanking operations.

“Classification”	means the classification of the Vessel.

“Classification Society”	means an internationally recognised classification society that is a member of the International Association of Classification Societies and that has previous experience of LNG shipping.

“Closed Loop Mode”	means an LNG vaporisation system that operates in a

closed loop mode using heat generated by the Vessel’s heating system.

“Compulsory Insurances”	is defined in Schedule IV, Part A, Paragraph 3(a).

“Conditions of Use”	is defined in Clause 4.6.

“Confidential Information”

means the terms and conditions of this Agreement and all other documents and agreements contemplated thereby, together with any and all data, reports, records, correspondence, notes, compilations, studies and other information relating to or in any way connected with this Agreement that is disclosed directly or indirectly by or on behalf of the disclosing Party or any of its Representatives to the receiving Party or any of its Representatives, whether such information is disclosed orally or in writing.

“Contractor Indemnified Parties”	means Contractor and all Contractor’s Affiliates and Representatives.

“Coordination Procedure”	is defined in Clause 2.7(c).

“Customer’s Facilities”

means the facilities located at Rio de Janeiro harbour able to receive regasified LNG from the Vessel or the facilities located at Pecém harbour able to receive regasified LNG from the Vessel, or any other terminal in Brazil capable of receiving regasified LNG.

“Customer Indemnified Parties”	means Customer and all Customer’s Affiliates and Representatives.

“Customer’s Personnel”	means those persons designated as such by Customer to Contractor.

“Daily Fee”	is defined in Clause 5.1(b).

“Damages”

means collectively, all claims, liabilities, obligations, losses, damages, deficiencies, assessments, judgments, penalties, actions, suits, out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever

(including, without limitation, reasonable attorneys’ fees and costs and expenses).

“Debit Note”	is defined in Clause 6.1(c).

“Debit Note Due Date”	is defined in Clause 6.3(b).

“Delivery Date”	means the date upon which Contractor and Customer execute and deliver the Certificate of Acceptance in the form attached at Schedule VII.

“Depot Spare Parts”	is defined in Clause 4.4(b).

“Designated Terminal”

means (i) the terminals designated as such in Schedule V and (ii) such other terminals from which the Vessel is required to load or discharge LNG pursuant to a Designated Trade as notified by Customer to Contractor from time to time.

“Designated Trade”	means a contract for the sale and purchase of LNG between Customer (as buyer or seller) and a third party (as either seller or buyer) at a Designated Terminal.

“Discharge Rate Warranty”	is defined in Clause 17.3(b)(iii).

“Dispute”	is defined in Clause 36.2(a).

“Estimate”	is defined in Clause 24.3.

“Event of Contractor’s Default”	is defined in Clause 22.1.

“Event of Customer’s Default”	is defined in Clause 22.2.

“Fee”	is defined in Clause 5.1(a).

“Fee Commencement Date”	means the date set forth in the Certificate of Acceptance as the “Fee Commencement Date.”

“FGTS”	means Length of Service Guarantee Fund (Fundo de

Garantia de Tempo de Serviço).

“First Extension Period”	is defined in Clause 2.2.

“Flow Rate Modulation”	*****

“Force Majeure”	is defined in Clause 21.2.

“GMT”	means Greenwich Mean Time.

“Governmental Authority”

means any national, regional, state, municipal, local or other government, including any subdivision, agency, board, department, commission or authority thereof, including any harbour or marine authority, or any quasi-governmental organisation therein having jurisdiction over Owner, Contractor, Customer or the Vessel and acting within its legal authority (except that, for the purposes of Clause 21.2 (Force Majeure) and Clause 25 (Requisition), Governmental Authority shall include such entities whether or not they are acting within their legal authority).

“Guaranteed Speed”	means the speed at which the Vessel needs to steam in order to meet the Scheduled Arrival Time, as may be amended by Customer, or any permissible speed ordered by Customer.

“Hague Rules”	is defined in Clause 7.2(b).

“Hague Visby Rules”	is defined in Clause 7.2(b).

“Hamburg Rules”	is defined in Clause 7.2(d).

“Hourly Fee Rate”	is defined in Clause 17.4(b)(i).

“HSSE”	means health, safety, security and environment.

“Initial Term”	is defined in Clause 2.1.

“International Standards”	means those standards and practices from time to time in force applicable to the ownership, design, equipment, operation or maintenance of LNG tankers (including tankers with LNG regasification facilities on-board) and berthing and loading facilities, including, without limitation, those established by the International Maritime Organisation, the OCIMF, or the Society of International Gas Tanker and Terminal Operators, (SIGTTO), (or any successor body of the same) and/or any other internationally recognised agency or organisation with whose standards and practices it is customary for international operators of such tankers or facilities to comply.

“ISM Code”	is defined in Clause 4.2(b).

“ISPS Code”	is defined in Clause 35.

“Issuing Party”	is defined in Clause 6.6(a).

“Laden Service Speed”	means *****.

“Law”

means any law (including any zoning law or ordinance or any environmental law), treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorisation, direction, requirement, decision or agreement of, with or by any Governmental Authority.

“LMAA Rules”	is defined in Clause 36.2(a).

“LNG”	means natural gas liquefied by cooling and which is in a liquid state at or near atmospheric pressure.

“LNG Heel”	means cargo retained in the cargo tanks of the Vessel on completion of discharge.

“LNG Price”	is defined in Clause 40.8.

“LNG SPA”	means a contract for the sale and purchase of LNG between a third party and Customer or an Affiliate of Customer for the loading and/or discharge of LNG on or from the Vessel (as the case may be).

“LNG Transfer Procedure”	is defined in Clause 2.7(c).

“Loading Rate Warranty”	is defined in Clause 17.3(b).

“Manager”	is defined in Clause 8.1.

“Master”	means the designated master of the Vessel from time to time, as determined by Contractor and notified to Customer.

“Measurement Period”	*****.

“Minimum Service Speed”	means not less than ***** knots.

“Monthly Fee”	is defined in Clause 5.1(c).

“Monthly Fees Invoice”	is defined in Clause 6.1(a).

“Monthly Invoice Due Date”	is defined in Clauses 6.3(a).

“Monthly Invoice Payment Date”	is defined in Clause 6.3(b).

“MTSA”	is defined in Clause 35.

“Nomination Procedure”	is defined in Clause 2.7(c).

“OCIMF”	means the Oil Companies International Marine Forum or any successor body of the same.

“off-Hire”	is defined in Clause 14.1(a).

“Off-Hire Allowance”	is defined in Clause 14.1(b).

“Operating Costs”	is defined in Clause 5.1 (b).

“Operation Activities”	means the performance by Contractor of its obligations under this Agreement.

“Owner”	means Golar Spirit UK Limited being the current disponent owner of the Vessel or such other permitted

Person as may own the Vessel from time to time.

“P&I Club”	means a Protection and Indemnity Club that is a member of the International Group of P&I Clubs.

“Party”	means Customer or Contractor, as the case may be (and “Parties” will be construed accordingly).

“Performance Period”	is defined in Clause 17.4(b).

“Person”	means any individual, firm, corporation, stock company, limited liability company, trust, partnership, association, joint venture, or other business.

“place of peril”	is defined in Clause 26.2(b).

“Pollution Regulations”	is defined in Clause 34.1.

“Primary Terminals”

means (i) the terminals designated as such in Schedule V and (ii) such other terminals as may be proposed by Customer in writing and approved by Owner from time to time and (iii) any other terminals Charterer may propose, where compatibility studies show that no extra costs in achieving compatibility as normally required by the terminal shall be incurred by Owner, including costs incurred to achieve physical and regulatory compatibility of the Vessel.

“QA/QM System”	is defined in Clause 4.2(a).

“Reais” or “R$”	means the lawful currency of Brazil.

“Regasification Equipment”

means all machinery and equipment on board the Vessel relating to the capability of the Vessel to regasify LNG and discharge regasified LNG, including, but not limited to, vaporisers, pumps and metering units.

“Regasification Flow Rate”	*****.

“Regasification Flow Rate Warranty”	is defined in Clause 17.3(b)(iv).

“Regasified LNG Delivery Instructions”

means those instructions or orders received by Contractor from Customer or its agents in automated, written or any other form relating to the delivery, flow modulation and scheduling of regasified LNG.

“Regasification Test”

means such tests as may be required to determine whether or not the Vessel is capable of regasifying LNG and discharging regasified LNG at the maximum Regasification Flow Rate and to perform the Flow Rate Modulation.

“Registry”	means the registry under the laws and flag of the country where the Vessel is registered.

“Relevant Date”	means the Monthly Invoice Due Date, the Monthly Invoice Payment Date, or the Debit Note Due Date, as the case may be.

“Representatives”	means, with respect to any Party, such Party’s directors, officers, employees, agents, representatives, accountants, consultants, attorneys and advisors.

“Review Date”	is defined in Clause 5.2(a).

“Scheduled Arrival Time”	means a given date and time for arrival of the Vessel at the pilot boarding station at each port.

“Scheduled Drydocking”	is defined in Clause 16.1(a).

“Second Extension Period”	is defined in Clause 2.3.

“Service Speed”	means the Laden Service Speed, Ballast Service Speed or the Minimum Service Speed as appropriate.

“SIRE”	means the Ship Inspection Report Programme managed by OCIMF.

“Speed Performance Warranty”	is defined in Clause 17.3(a).

“Super-numerary”	means a representative of Customer or any of its

Affiliates who may be on board the Vessel at any time in accordance with Clause 9.

“Taxes”

means all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, in each case, in the nature of taxation including (without limitation), corporation tax, supplementary charge, petroleum revenue tax, income taxes, sale taxes, use taxes, stamp duty, transfer taxes, gross income taxes, value added taxes, social contribution taxes, employment taxes, government royalties, customs duties, excise duties and environmental taxes and levies and withholding taxes together with all penalties and interest relating thereto and any penalties and surcharges in respect of the associated reporting requirements relating to the movement of goods and provision of services, wherever or whenever imposed.

“Term”	means (i) the Initial Term plus (ii) the First Extension Period if any and (iii) the Second Extension Period, if any.

“United States” or “US”	means the United States of America.

“United States Dollars”, “$” or “US$”	means the lawful currency of the United States of America.

“Vessel”	means Golar Spirit, with IMO number 7373327, including its appurtenances, machinery, equipment and fittings.

“Vessel Spare Parts”	is defined in Clause 4.4(a).

“Voyage Reports”	is defined in Clause 17.4(c).

1.2           Interpretation

(a)           Unless the context otherwise requires, a reference to the singular shall include a reference to the plural and vice-versa, and a reference to any gender shall include a reference to the other gender.

(b)           The Schedules attached hereto shall form part of this Agreement and in the event of any conflict between the body of this Agreement and its Schedules, the body shall prevail.  Unless the context otherwise requires, a reference to the preamble, any clause, schedule or article shall be to the preamble, a Clause, Schedule or Article (forming part of a Schedule) of this Agreement.

(c)           The headings of the Clauses and Schedules in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

(d)           The words ‘include’ or ‘including’ shall be deemed to be followed by ‘without limitation’ or ‘but not limited to’ whether or not they are followed by such words.

(e)           Any reference to a ‘day’ shall be construed as a reference to a calendar day.

(f)            Any reference to the calendar shall be construed as reference to the Gregorian calendar.

(g)           This Agreement may be executed in both the English and Portuguese languages, provided that, if there is any discrepancy between the English and Portuguese versions, the English language version shall prevail.  Notwithstanding the foregoing, in relation to Schedule II, Attachments A to H thereto, the Portuguese version of such Attachments shall prevail if there is any discrepancy between the English and Portuguese versions.

(h)           Any reference in this Agreement to this Agreement or any other agreement or document is a reference to this Agreement or, as the case may be, the relevant other agreement or document as from time to time amended, supplemented or novated.

2.             Term

2.1           Term

Subject as provided in this Clause 2 and Clause 21, the Term of this Agreement shall be ten (10) years commencing from the Delivery Date (the “Initial Term”).

2.2           First Extension Period

Customer shall have the right to continue this Agreement at the end of the Initial Term for a period of up to thirty six (36) months (the “First Extension Period”).  Customer shall notify Contractor of its election to exercise such right in writing not later than six (6) months prior to the end of the Initial Term, and such notice shall specify the last date of such First Extension Period.  The terms and conditions of this Agreement shall continue to apply during the First Extension Period.  Contractor shall obtain all necessary authorisations, licences, tax regularisations and any other legal or contractual requirements, as may be required for such extension.

2.3           Second Extension Period

Customer shall have the right to continue this Agreement at the end of the First Extension Period for a period of up to twenty four (24) months (the “Second Extension Period”).  Customer shall notify Contractor of its election to exercise such right in writing not later than six (6) months prior to the end of the First Extension Period and such notice shall specify the last date of such Second Extension Period.  The terms and conditions of this Agreement shall continue to apply during the Second Extension Period.  Contractor shall obtain all necessary authorisations, licences, tax regularisations and any other legal or contractual requirements, as may be required for such extension.

2.4           Extension for Time Off-Hire

Any time during which the Vessel is off-Hire for Scheduled Drydocking shall be added to the Initial Term.  Any time during which the Vessel is off-Hire for any other reason (up to the total amount of off-Hire time) may be added to the Term at Customer’s option, such option to be exercised no later than *****  before the date on which this Agreement would otherwise terminate.  Where such option is exercised, the Fees payable for any extension period shall be those which would, but for the provisions of this Clause 2.4, have been otherwise paid.  Any periods of off-Hire occurring after the time and date on which Customer has declared its option may also be added to the Term.

2.5           Early Termination Rights

Customer shall have the right to terminate this Agreement at any time after the fifth (5th) anniversary of the Delivery Date by providing six (6) months’ prior written notice thereof to Contractor.  No fee or other payment shall be payable by either Party to the other Party upon the termination of this Agreement pursuant to this Clause 2.5 or Clause 2.6.

2.6           Transfer of Title

If, at any time during the Term, title to the Vessel is transferred with the prior written consent of the Customer, then the Parties agree that:

(a)           where such transfer is to an Affiliate of Owner then this Agreement shall continue in full force and effect; and

(b)           where such transfer is to any other Person then this Agreement shall immediately terminate and shall cease to have effect (except for the obligations in Clause 37 (Confidentiality)) and no  Party shall, save in relation to any accrued rights or obligations as at such date, have any rights or liabilities under this Agreement.

2.7           Regasification Test and Operations Programme

(a)           Contractor shall conduct the Regasification Test at Customer’s Facilities nominated by Customer.  The Regasification Test shall be conducted at Contractor’s cost and expense, provided that Customer shall be solely responsible for purchasing (at Customer’s sole cost) such LNG required to perform the Regasification Test. Customer shall have the right to attend the Regasification Test.

(b)           Contractor shall procure that Owner delivers to Contractor and Customer as soon as reasonably practicable after the date hereof an operations manual providing (in reasonable detail) details as to the operation of the Regasification Equipment and the Vessel in order to ensure that regasified LNG is available to be discharged from the Vessel as may be required pursuant to this Agreement.

(c)           Contractor shall procure that Owner delivers to Contractor and Customer as soon as reasonable practicable after the date hereof the procedures to be used by (A) Contractor and Customer and any other LNG vessel for the transfer of LNG from such other LNG vessel to the Vessel (the “LNG Transfer Procedure”), (B) Contractor and Customer for the request for delivery, and delivery, as the case may be, of regasified LNG under this Agreement (such procedure, the “Nomination Procedure”) and (C) the coordination between the LNG Transfer Procedures and the Nomination Procedures (the “Coordination Procedure”).

3.             Shipboard Personnel and their Duties

3.1           Personnel

(a)           At the Delivery Date and throughout the Term, Contractor shall provide shipboard personnel on the following terms:

(i)            the Vessel shall have a full and efficient complement of Master, officers and crew for a vessel of her tonnage, who shall in any event be not less than the number and nationality required by the laws of the Registry and, when the Vessel is in Brazilian waters, under Brazilian Law and who shall be trained to operate the Vessel and her equipment competently and safely;

(ii)           all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the laws of the Registry and any requirements of the laws of Brazil necessary for the Vessel to trade thereto;

(iii)          all shipboard personnel shall be trained and certified to a standard customary for a reasonable and prudent operator of an LNG tanker and in accordance with the relevant provisions of the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1995 or any additions, modifications or subsequent versions thereof;

(iv)          there shall be on board sufficient personnel with a good working knowledge of the written and spoken English language to enable operations at LNG and regasified LNG loading and discharging places to be carried out efficiently and safely and to enable communications between the Vessel and those loading the Vessel or accepting discharge therefrom to be carried out quickly and efficiently;

(v)           the terms of employment of the Vessel’s staff and crew will always remain acceptable to the International Transport Worker’s Federation and the Vessel will at all times carry a Blue Card; and

(vi)          the Vessel shall be manned and operated in accordance with International Standards and Laws by a full, qualified and competent crew including a Master, chief engineer, chief mate and cargo engineer who each have a minimum of eighteen (18) months aggregate seagoing experience on LNG tankers in any position on board a similar Vessel and such other officers having responsibilities associated with the operation of the Vessel who are experienced in LNG tanker operations having at least twelve (12) months experience on LNG tankers; Customer reserves the right to review officer LNG experience from time to time if appropriate for safety of operations, or if required by LNG buyers.

(b)           Contractor shall, at all times during the Term, comply with all Laws and requirements of any Governmental Authority in respect of the provision of shipboard personnel under this Agreement.

(c)           The Contractor must submit to Customer upon request by Customer, and /or any Brazilian Governmental Authorities, such documentation as may be required to satisfy such Governmental Authority as to Contractor’s compliance with Brazilian labour laws, including security contributions and FGTS deposits. Such obligation shall apply in respect of all employees and workers, whether Brazilian or foreign, who have an employment contract signed under Brazilian labour laws.

(d)           Contractor must submit the following documents to Customer:

(i)            One (1) notarized copy of the GFIP (the collection form for the FGTS and information to Social Security (Guia de Recolhimento do Fundo de Garantia por Tempo de Serviço/Previdência Social), as required pursuant to Brazilian labour laws), completed and paid for, and proof of its delivery, under the terms of the laws in effect;

(ii)           One (1) notarized copy of the GPS (Social Security Collection Form (Guia da Previdência Social), as required pursuant to Brazilian labour laws) paid in the amount stated in the GFIP, and

(iii)          in respect of foreign employees or workers employed under labour contracts signed under Brazilian Laws, Contractor must also submit to Customer the documents mentioned in Clauses 3.1(d)(i) and (ii).

(e)           Contractor shall, without any effect on Customer or on any of Contractor’s obligations hereunder, remove and immediately replace any of their employees or workers whose presence on-board the Vessel or at Customer’s Facilities has not been or would not be accepted by Customer.

(f)            The Parties confirm that, in respect of any obligations under this Agreement and in relation to Brazilian social security laws, no employees or workers will be subject to any activities in a manner that may harm their health or physical integrity.

(g)           Contractor agrees to provide to any workers or employees employed in connection with the performance of this Agreement, medical, hospital and dental assistance, providing them with, at least, a collective company health plan, pursuant to articles 10 and 16, Part VII.c of Law nº 9.656/98 and article 2 of Resolution CONSU nº 10, dated November 3, 1998, with coverage for all procedures in respect of work accidents, professional diseases and occupational health, and such coverage shall extend to the spouse or partner of any such employee or worker and their children up to the age of 21 years old.

3.2           Duties

(a)           Contractor hereby covenants and agrees that throughout the Term, the Master shall, with the Vessel’s officers and crew, unless otherwise ordered by Customer:

(i)            prosecute all voyages with the utmost dispatch;

(ii)           render all customary assistance;

(iii)          load and discharge LNG and discharge regasified LNG as rapidly as possible when required by Customer or its agents to do so, by night or by day, but always in accordance with Laws of the place of loading or discharging (as the case may be) and in each case in accordance with any Laws of the Registry;

(iv)          operate all equipment on board, including the Regasification Equipment, in a safe and proper manner and as required by any Law;

(v)           observe the orders of Customer or its agents relating to employment of the Vessel, including sending of any required notices and keeping full and up to date records and logs of voyages;

(vi)          operate the Vessel and the Regasification Equipment as necessary to deliver regasified LNG pursuant to the Regasified LNG Delivery Instructions;

(vii)         provide Customer with the data reasonably required by Customer to make any calculations in respect of the performance of the Vessel or the services provided by the Contractor hereunder, including any data/documents requested by any Governmental Authority; and

(viii)        cooperate with Customer as far as necessary to comply with and satisfy any requirements of any Governmental Authority.

(b)           Contractor shall at all times have responsibility for the proper stowage of the cargo and shall keep a strict account of all cargo loaded, Boil-Off, and cargo discharged.

(c)           Contractor shall at all times during the Term operate, maintain and repair the Regasification Equipment, including procuring any equipment or material required to fulfil such obligation.

(d)           If Contractor intends to order spray cooling at any time during the Term, Contractor agrees, if requested by Customer, to discuss the reasons and technical basis for spray cooling.

(e)           Subject to the provisions of this Agreement, Contractor shall have free use of Boil-Off.  Except when otherwise required pursuant to Customer’s orders, Contractor shall exercise due diligence to minimise any venting or steam dumping of Boil-Off during periods of low fuel demand.

4.             Contractor’s and Customers Obligations

4.1           Contractor’s Obligations

Contractor undertakes to provide and to pay for the following during the Term:

(a)           all provisions, wages (including but not limited to all overtime payments), and shipping and discharging fees and all other expenses of the Master, officers and crew;

(b)           all insurance on the Vessel as determined in accordance with Schedule IV;

(c)                                  all deck, cabin and engine-room stores, water, spare parts and lubricating oil;

(d)                                 all drydocking, overhaul, maintenance and repairs to the Vessel;

(e)                                  all fumigation expenses and de-rat certificates;

(f)                                    all radio traffic and communication equipment or charges, unless otherwise provided by Customer;

(g)                                 all deck and gangway watchmen (at port night and day);

(h)                                 sufficient lighting with Vessel’s lights at port;

(i)                                     nitrogen gas and inert gas for inerting cargo spaces;

(j)                                     tonnage certificates and Classification certificates and fees;

(k)                                  all customs or import duties arising in connection with any of the foregoing;

(l)                                     all licences and authorisations required by Governmental Authorities for the operation of the Vessel and other activities of Contractor under this Agreement, except any authorisation for Customer to charter the Vessel, or as otherwise provided for in this Agreement; and

(m)                               other items and amounts in connection with the performance of Customer’s obligations under this Agreement, except to the extent expressly required to be paid or provided by Customer hereunder.

4.2                                 Safety and Quality Management

(a)                                  Contractor warrants that the Manager shall implement and maintain throughout the Term a quality assurance and quality management system (the “QA/QM System”) which shall be completed, implemented and submitted to Customer by the Delivery Date.  The QA/QM System shall cover all management activities in relation to the Vessel and its operation, and include an HSSE programme which is satisfactory to Customer in accordance with Schedule II.   Notwithstanding the requirements of Schedule II, Contractor shall supply documentation on each anniversary date of the Delivery Date confirming such continued maintenance.  Customer reserves the right to verify compliance with the QA/QM System by an independent audit with a view to monitor key operational activities to ensure conformance with the highest International Standards, established safety, quality, security and environmental objectives and continuous improvement of the HSSE programme.

(b)                                 Contractor further undertakes to ensure that throughout the Term the Manager fully complies with  the International Safety Management Code (“ISM Code”) and establishes and maintains:

(i)                                     a documented safe working procedures system (including procedures for the identification and mitigation of risks);

(ii)                                  a documented environmental management system; and

(iii)                               a documented accident/incident reporting system compliant with the requirements of the Registry, Schedule II and Customer’s standards for operation of vessels in Brazilian waters.

(c)                                  Contractor shall submit to Customer a monthly written report detailing all accidents, incidents and environmental reporting requirements in accordance with the forms appended hereto at Schedule II.

(d)                                 Contractor shall maintain HSSE records sufficient to demonstrate compliance with the requirements of their HSSE system and this Agreement.  Customer reserves the right to confirm compliance with HSSE requirements by audit of Contractor.

(e)                                  During periods in which the Vessel is undertaking LNG trading operations, Contractor shall arrange at its expense for a SIRE Inspection to be carried out at intervals of not less than six (6) months plus or minus thirty (30) days.  Contractor shall ensure that the Manager responds without undue delay to any SIRE inspection report and promptly addresses all outstanding issues and observations.

(f)                                    Contractor shall comply with all local environmental laws, regarding the rendering of services and the requirements of the Governmental Authorities, and shall keep Customer fully informed of all communications exchanged between Contractor and such Governmental Authorities. Contractor agrees that it shall always follow Customer’s orders in respect of environmental procedures and the obtaining of the required licences.

4.3                                 Duty to Maintain

(a)                                  Contractor shall perform all maintenance, repair and drydocking of the Vessel as required (save for Scheduled Drydocking, where costs shall be allocated in accordance with Clause 16) throughout the Term, such maintenance, repair and drydocking being at Contractor’s sole cost and expense.  Contractor shall adhere to a maintenance and repair programme throughout the Term which ensures that the Vessel is repaired and maintained to International Standards and can be operated safely, effectively and reliably throughout the Term.

(b)                                 Any reduction of Fees permitted by the provisions of this Agreement shall be without prejudice to any other remedy available to Customer in respect of Contractor’s breach, but where such reduction of Fees is in respect of time lost, such time shall be excluded from any calculation under Clause 14.

(c)                                  If Contractor is in breach of its obligations under Clauses 3 or 4, Customer may notify Contractor in writing thereof and if, after the expiry of ***** following the receipt by Contractor of such notice, Contractor shall have failed to demonstrate to Customer’s satisfaction that Contractor has cured any such breach, the Vessel shall be off-Hire until such time that Contractor has so demonstrated to Customer’s satisfaction that such breach has been cured.

(d)                                 Contractor shall advise Customer immediately, in writing, should the Vessel fail any inspection by a Governmental Authority (including, but not limited to, a governmental and/or port state authority).  Contractor shall simultaneously advise Customer of its proposed course of action to remedy the defects that caused the failure of such inspection.

(e)                                  If Customer reasonably determines:

(i)                                     the Vessel’s failure to pass an inspection; or

(ii)                                  the findings or conclusion of any inspection referred to in Clause 4.3(e);

prevents normal commercial operations of the Vessel, then Customer shall have the option to place the Vessel off-Hire from the date and time that the Vessel fails such inspection or becomes commercially inoperable until the date and time that the Vessel passes a re-inspection by the same organisation or becomes commercially operable, and the Vessel is in a position no less favourable to Customer than when she went off-Hire.

4.4                                 Spare Parts

(a)                                  Throughout the Term, Contractor undertakes that it will have and shall maintain as Vessel spare parts those spare parts to be specified (in accordance with the next sentence) in Part I of Schedule III (“Vessel Spare Parts”).  Contractor shall procure that Owner shall deliver to Customer a list of such spare parts no later ***** prior to the Scheduled Delivery Date, such list to be reasonably acceptable to Customer (the Parties shall then update Part I of Schedule III accordingly).

(b)                                 Further, throughout the Term, there shall be available to Contractor those spare parts to be specified (in accordance with the next sentence) in Part II of Schedule III (“Depot Spare Parts”).  Contractor shall procure that Owner shall deliver to Customer a list of such spare parts no later ***** prior to the Scheduled Delivery Date, such list to be reasonably acceptable to Customer (the Parties shall then update Part II of Schedule III accordingly).

(c)                                  Contractor shall procure the prompt replacement of any Vessel Spare Part or Depot Spare Part taken out of the inventory referred to above.

(d)                                 Contractor may enter into sharing agreements as to the use and storage of Depot Spare Parts in respect of the Vessel and any sister ship to the Vessel.

(e)                                  Customer shall have the right to inspect both the Vessel Spare Parts and Depot Spare Parts to ensure compliance with this Clause 4.4.

4.5                                 Refunds and Credits to Customer

Contractor’s obligations under this Clause 4 shall extend to all liabilities for customs or import duties arising at any time during the performance of this Agreement in relation to the personal effects of the Master, officers and crew, and in relation to the stores, provisions and other matters aforesaid which Contractor is to provide and pay for and Contractor shall refund to Customer any sums Customer or its agents may have paid or been compelled to pay in respect of any such liability.  Any amounts allowable in general average for wages and provisions and stores shall be credited to Customer insofar as such amounts are in respect of a period when the Vessel is on-Hire.

4.6                                 Conditions of Use

Contractor acknowledges and agrees that it will assist with developing the conditions for use, including any liability regime and agreement (together, “Conditions of Use”),

applicable to use of any Primary Terminal and (with reasonable notice) each Designated Terminal and port at which any such terminal is located.

4.7                                 Underwater Cleaning/Waiting at Anchorage

(a)                                  Customer may request Contractor at any time to arrange for the cleaning afloat of the Vessel’s underwater hull and propeller whereupon Contractor shall arrange for the said cleaning to take place provided that:

(i)                                     the Vessel is free of cargo but may be under vapour if permitted by the port authority; and

(ii)                                  in Contractor’s opinion such cleaning will not damage in any way the Vessel’s underwater hull coatings; and

(iii)                               such cleaning afloat can be carried out safely at a place approved by Contractor and where the water is sufficiently clear for an underwater survey to be made of cleanliness of the Vessel’s hull and propeller immediately thereafter.

(b)                                 The cost of such underwater hull and propeller cleaning and underwater survey referred to in Clause 4.7(a) shall be for Customer’s account and the Vessel shall remain on Hire for their duration.  If the underwater survey shows that both the Vessel’s underwater hull and propeller are clean, a successful cleaning shall be deemed to have occurred.

(c)                                  If Customer orders the Vessel to stay alongside at Charterer’s Facility, to wait at anchorage or in lay up for more than ***** and, if as a result of such service, waiting or lay up Contractor has good reason to believe that the performance of the Vessel or her fuel consumption will be affected and speed and/or fuel warranties can no longer be met because of fouling, then Contractor shall so state by written notice to Customer and, if Customer requests, Contractor shall carry out an underwater inspection at Customer’s expense to see if there is fouling of the hull and/or propeller.

(d)                                 If as a result of the aforesaid inspection Contractor considers that there is evidence of such fouling then, if Customer so requests, Contractor shall arrange and carry out cleaning afloat of the Vessel’s underwater hull and propeller provided that the provisions of Clause 4.7(a)(i), (ii) and (iii) apply.

(e)                                  The cost of such underwater hull and propeller cleaning and underwater survey referred to in Clause 4.7(d) shall be for Customer’s account and the Vessel shall remain on Hire for their duration.  If the underwater survey shows that both the Vessel’s underwater hull and propeller are clean, a successful cleaning shall be deemed to have occurred.

(f)                                    If any inspection pursuant to Clause 4.7(c) reveals the presence of hull or propeller fouling, or if Customer declines to request an inspection following receipt of a notice from Contractor under Clause 4.7(c), then from the time Contractor gives written notice that performance is affected by fouling, Contractor shall be deemed to have complied with the speed and fuel warranties until the completion of the next Scheduled Drydocking or successful cleaning, whichever occurs sooner.

4.8                                 Customer’s Obligations

Customer shall provide all marine fuel required by the Vessel during the Term of the Agreement.

5.                                      Fees

5.1                                 Fees

(a)                                  Subject to the terms of this Agreement, Customer shall pay Contractor a fee for operating the Vessel and providing the services (as required hereunder) in relation to the Vessel (the “Fee”) commencing on the Fee Commencement Date and throughout the Term (save for those times when the Vessel is off-Hire pursuant to Clause 14) monthly in advance pursuant to this Clause 5.  The Fee shall be paid in Reais.

(b)                                 Contractor shall be paid a daily fee amount (“Daily Fee”) for performing its obligations under this Agreement, as calculated in accordance with Schedule I (“Operating Costs”).

(c)                                  The total Fee due and payable by Customer for any calendar month shall equal the Daily Fee multiplied by the number of days in such calendar month (“Monthly Fee”) plus any other amounts payable by Customer to Contractor under this Agreement less the permitted deductions from Fees under the terms of this Agreement.  The Fee shall be pro-rated for any part of a day, or in respect of the first and last calendar months of this Agreement, for part of a calendar month.

All Fee calculations shall be made by reference to GMT.

(d)                                 No Fee shall be payable for any period when the Vessel is off-Hire in accordance with Clause 4.3(d), 4.3(e) or Clause 14 as applicable.

5.2                                 Fee Review

(a)                                  The Fee payable for the first year of this Agreement, commencing on the Fee Commencement Date, but calculated on the Base Date, shall be *****.  Thereafter, the Fee, except those Operating Costs relating to Super-Numeraries, shall be readjusted annually on each anniversary of the Base Date (each such anniversary, the “Review Date”) in accordance with the formula below:

Ti = *****

where at any time:

Ti	=	Daily Fee, as adjusted in Reais on each Review Date

TXCo	=	the exchange rate from Reais to United States Dollars (being the amount of Reais to purchase One United States Dollar) on the Base Date which the Parties agree is *****.

TXCi	=	exchange rate from Reais to United States Dollars (being the amount of Reais to purchase One United States Dollar) on the Review Date

FRP	=	*****

CPI	=	Value of the index “Consumer Price Index — All Urban Consumers - US city average — All items”, code CUUR0000SA0, published by the “United States Department of Labor - Bureau of Labor Statistics Data”

CPIo	=	the CPI for the month of the Base Date, which the Parties agree is *****.

CPIi	=	the CPI for the month of the applicable Review Date

INPCo	=	National Consumer Price Index as issued by the Brazilian Institute of Geography and Statistics (the “IBGE” for the month of the Base Rate which the Parties agree is *****.

INPCi	=	National Consumer Price Index as issued by the IBGE for the month of the Review Date

		MEQi =	rate for wholesale prices available internally in Brazil in relation to production assets, such as machinery, vehicles and equipment, as issued by the Getulio Vargas Foundation in its Economic Structure Journal, as column 15, under the code (A0161724) (the “MEQ”) for the month of the Review Date

MEQo =	the MEQ for the month of the Base Date, which the Parties agree is *****.

To =	Daily Fee in Reais on the Base Date being R$*****

(b)                                 The Super-Numerary accommodation costs shall be adjusted annually from the Base Date, whether increased or decreased, as a consequence of the variation in the elements that comprise the adjustment formula, set forth below:

TSCo	=	Daily fee for individual accommodation of each Super-Numerary on the Base Date being R$*****.

TSCi	=	*****

Where, at any time:

TSCi	=	daily rate per individual accommodation, as adjusted in Reais on each Review Date

ABRi	=

Consumer Price Index for the internal availability in Brazil regarding edibles (Indice de Preços ao consumidor de disponibilidade interna no Brasil para alimentação) from FGV (A0201475), column 1 of the Economic Structure Journal (“ABR”), on the Base Date;

ABRo		the ABR for the month of the Base Date, which the Parties agree is *****.

(c)                                  The Super-Numerary meal costs shall be adjusted annually from the Base Date, whether increased or decreased, as a consequence of the variation in the elements that comprise the adjustment formula, set forth below

TRAo	=	price per individual meal for each Super-Numerary on the Base Date, being R$*****.

TRAi	=	*****

Where, at any time:

TRAi	=	fee per individual meal, as adjusted in Reais on each Review Date

ABRi	=	the ABR on the Review Date

ABRo	=	the ABR for the month of the Base Date, which the Parties agree is *****.

(d)                                 Where the data in Clauses 5.2(a), (b) or (c) above is not yet published, then the Fee shall be held at the prevailing rate until such required data is published.  The Fee shall then be recalculated and any shortfall or surplus amount shall be reconciled within ***** days.

(e)                                  If in the opinion of either Party:

(i)                                     a publication needed to determine an element of an adjustment formula set out in 5.2(a) to (c), above is not available; or

(ii)                                  any such publication fails or ceases to report the data necessary to calculate such element; or

(iii)                               such data has been published in error; or

(iv)                              such data is so changed that it affects materially the validity of the index comparison over time,

then that Party may give notice to the other Party and the Parties shall agree the action to be taken to take account of such circumstance.

(f)                                                                                    (i)            If the Parties are not able to reach agreement on the action to be taken within ***** of the notice provided under Clause 5.2(e), then the matter shall be referred to an expert, acting as an expert and not an arbitrator, to be appointed by agreement between the Parties and whose opinion on the matter shall be final and binding on the Parties.

For purposes of this Clause 5.2(f), the Parties hereby shall endeavour to agree to nominate an expert. If the parties fail to agree upon the identity of a mutually acceptable expert within *****, the appointment shall be made by the International Centre for Expertise in accordance with the provisions for the appointment of experts under the Rules for Expertise of the International Chamber of Commerce.  The costs of any expert appointed pursuant to this Clause 5.2(f) together with the costs of such proceedings shall be shared equally by the Parties.

(ii)                                  Until the Parties have reached agreement on the course of action or (as the case may be) the expert has decided the matter in accordance with Clause 5.2(f)(i), the Fee will provisionally be increased to *****% of the previous  Fee amount.

(iii)                               In the event of any revisions of the Fee escalation formula, the Fee provisionally calculated in accordance with 5.2(f)(ii) above shall be recalculated and any over payment or underpayment from one Party to the other shall be revised to take account of the revised Fee.

(g)                                 Rounding of Calculations

No intermediate rounding of calculations made in accordance with this Clause 5.2 shall apply.  The final calculated Fee shall be expressed to two decimal places (by rounding up the third decimal place where “5” or higher and rounding down where “4” or lower).

6.                                      Payment of Fees

6.1                                 Invoices

(a)                                  On the ***** or in any event on or before the ***** prior to each Measurement Period, Contractor shall submit to Customer a monthly Fees invoice in respect of the Fees for the following Measurement Period (the “Monthly Fees Invoice”), which shall include the following information:

(i)                                     the date and the number of days for which the Fee is payable;

(ii)                                  the applicable Fee rate;

(iii)                               the gross amount payable (expressed in figures and in words);

(iv)                              the deductions, if any, allowed to Customer pursuant to Clause 6.2;

(v)                                 the date and place of issue and serial number of the Monthly Fees Invoice;

(vi)                              the serial number and date of execution of this Agreement;

(vii)                           the name and code number of the bank, its address and the account number to which payment should be made; and

(viii)                        the name of a contact person and such person’s address and fax number, in order that Customer may notify Contractor that payment has been made.

(b)                                 Contractor shall submit the following documents to the Customer by attaching to each Monthly Fees Invoice:

(i)                                     One (1) notarized copy of the GFIP (the collection form for the FGTS and information to Social Security (Guia de Recolhimento do Fundo de Garantia por Tempo de Serviço/Previdência Social), as required pursuant to Brazilian labour laws), completed and paid for, and proof of its delivery, under the terms of the laws in effect;

(ii)                                  One (1) notarized copy of the GPS (Social Security Collection Form (Guia da Previdência Social), as required pursuant to Brazilian labour laws) paid in the amount stated in the GFIP; and

(iii)                               A copy of the payroll entries for all of Contractor’s employees rendering services under or connection with this Agreement

(c)                                  If any amounts are due from one Party to the other Party other than those set forth in a Monthly Fees Invoice, including any amounts paid but not earned or earned but not paid, then the Party to whom such sums are owed shall, as soon as detected, furnish to the other Party an invoice or debit note (“Debit Note”) setting out, where applicable, the information required in Clause 6.1(a), together with calculations and relevant supporting documents.

(d)                                 Prior to the issue of an invoice where Contractor requires clarification as to what the invoice is required to contain, Contractor shall submit questions to Customer and Customer shall respond promptly.

6.2                                 Deductions

(a)                                  Customer shall be entitled, on production of reasonable documentary evidence (where applicable), to deduct from payments of Fees:

(i)                                     any amounts disbursed on Contractor’s or Vessel’s behalf, any advances and commission thereon, and charges which are for Contractor’s account pursuant to any provision hereof;

(ii)                                  lay up savings (including estimated savings);

(iii)                               off-Hire reasonably expected to occur and payments reasonably anticipated from Contractor to Customer under this Agreement during the period for which payment of such Fee is to be made;

(iv)                              any previous overpayments of Fees, including payments made with respect to periods of off-Hire and related off-Hire expenses;

(v)                                 Operating Costs incurred during off-Hire periods; and

(vi)                              any other sums to which Customer is entitled under this Agreement.

(b)                                 Any such adjustments shall be made at the due date for the next monthly payment after facts have been ascertained.

6.3                                 Invoicing

(a)                                  Each Monthly Fees Invoice delivered in accordance with Clause 6.1(a) shall become due and payable on the ***** of the Measurement Period to which it relates (“Monthly Invoice Due Date”).

(b)                                 Each Monthly Fees Invoice delivered after the ***** prior to each Measurement Period, shall become due and payable on the ***** following its receipt (“Monthly Invoice Payment Date”).  Each Debit Note shall become due and payable on the ***** following its receipt (“Debit Note Due Date”) by the Party to whom it is addressed; provided, however, that, any amounts owed by Contractor in accordance with a Debit Note issued by Customer that have been offset pursuant to Clause 6.2.(a)(iii) shall not be payable under this Clause 6.3.

(c)                                  If with respect to any Monthly Fees Invoice or Debit Note, the Relevant Date is

not a Banking day, such Monthly Fees Invoice or Debit Note shall become due and payable on the Banking Day immediately preceding such Relevant Date.

6.4                                 Payment

(a)                                  Customer shall pay or cause to be paid, on the Relevant Date, all amounts that become due and payable by Customer pursuant to Monthly Fees Invoices or Debit Notes, as the case may be, issued hereunder in immediately available funds to such account with such bank and in such location as shall have been designated by Contractor in such Monthly Fees Invoice or Debit Note, as applicable.

(b)                                 Notwithstanding anything to the contrary in this Agreement, Contractor shall not require and Customer shall not make any payment under this Agreement to any Person or account located outside Brazil.

(c)                                  *****

(d)                                 Where payment is due by one Party to the other under this Agreement then, provided the Party making payment issues prompt, accurate and complete payment instructions to its bank or agent, any delay or failure on the part of the receiving Party’s bank to credit the proceeds to the receiving Party shall not constitute a delay or failure on the part of the Party making such payments.

6.5                                 Incomplete Invoices

(a)                                  In the event that a Monthly Fees Invoice is issued which contains errors or lacks the information required pursuant to Clause 6.1(a) of this Agreement shall be returned to Contractor by Customer and Contractor shall issue an amended Monthly Hire Invoice.

(b)                                 Payment of any such amended Monthly Hire Invoice shall become due and payable on the ***** following receipt by Customer.

6.6                                 Disputed Invoices

(a)                                  If a Party disagrees with any Monthly Fees Invoice and/or Debit Note, it shall pay all undisputed amounts of such Monthly Fees Invoice and/or Debit Note (subject to adjustment for outstanding undisputed Monthly Fees Invoice and/or Debit Notes) and shall immediately notify the other Party (the “Issuing Party”) of the reasons for such disagreement, except that in the case of manifest error in computation the Party receiving the Monthly Fees Invoice or the Debit Note shall pay the correct amount after advising the Issuing Party of the error.  A Monthly Fees Invoice or Debit Note may be contested by the Party that received it or modified by the Party that sent it, by notice delivered to the other Party within a period of ***** after such receipt or sending, as the case may be.   Where a Party issues a new invoice to take into account any such modification(s), the new invoice should refer to the serial number of the disputed invoice.  Promptly after resolution of any dispute as to a Monthly Fees Invoice or Debit Note, the amount agreed to be due shall be paid by Contractor or Customer (as the case may be) to the other Party, together with interest thereon at the rate provided in Clause 6.6(b) from the date of payment to the date of repayment of the due amount.  In the event the Parties are unable to resolve the dispute as to a Monthly Fees Invoice or Debit Note the matter shall be referred to arbitration in accordance with Clause 36.2.

(b)           If Customer commits a breach of its obligation to pay any Fee properly due pursuant to this Agreement (for the avoidance of doubt an amount modified pursuant to Clause 6.6(a) shall not be considered properly due pending the resolution of any dispute in relation to such modification):

(i)                                     Contractor shall notify Customer of such default and Customer shall within ***** of receipt of such notice pay to Contractor the amount due, including interest, failing which Contractor may cease to perform its obligations hereunder and terminate this Agreement in accordance with Clause 22.3 without prejudice to any other rights Contractor may have under this Agreement or otherwise; and

(ii)                                  such unpaid amounts shall bear interest from due date until the date paid at a rate, compounded annually, equal to *****.

6.7                                 Taxes

(a)                                  All Taxes, due as a direct or indirect result of this Agreement or its performance, shall be the sole responsibility of the taxpayer as provided for in tax rules, and it will not be entitled to reimbursement.  For this purpose, the taxpayer shall, with respect to a Tax, not include the person required by law to withhold such Tax on payments made hereunder.  Customer shall pay the full amount of Fees and other moneys due under this Agreement without any deduction or withholding for or on account of present or future Taxes.  Notwithstanding the previous sentence, if

Customer shall be required by law to deduct or withhold any Taxes from Fees or other moneys payable under this Agreement, then (i) Customer shall make the necessary deduction or withholding, (ii) Customer shall promptly pay the amount deducted or withheld to the relevant Governmental Authority, and (iii) Customer shall provide Contractor with evidence of payment of such deductions and withholdings in the form of self-certified receipts of payment.

(b)                                 Contractor confirms that in contemplation of executing this Agreement it has evaluated the Taxes applicable to the performance of Contractor’s obligations hereunder, and Contractor will not be entitled to an adjustment to the Fees due to an error in such evaluation.  However, if during the course of the  Agreement it is determined that such evaluation overstated Taxes imposed on Contractor with respect to Contractor’s performance of its obligations hereunder, the Fees shall be reduced or reimbursed by the amount of such overstatement.

(c)                                  If during the term of this Agreement there is any new Brazilian Tax, or there is any change in Brazilian Tax rates and/or change in the Brazilian Tax base that increases the Contractor’s Tax burden with respect to the performance of its obligations hereunder, then Fees and other monies due under this Agreement shall be increased in proportion to such increase in Contractor’s Tax burden at the earliest opportunity.  However, Fees and other monies due under this Agreement shall not be adjusted with respect to any new Brazilian Tax, changes in Brazilian Tax rates and/or changes in the Brazilian Tax base resulting from (i) a change in Contractor’s jurisdiction of incorporation or Tax residence or domicile after the date of this Agreement or (ii) a failure of Contractor to comply with any applicable certification, information, documentation or other reporting requirement.

(d)                                 If during the term of the Agreement there are any changes in any Brazilian Tax, changes in Brazilian Tax rates and/or changes in the Brazilian Tax base that reduce or extinguish or exempt the Contractor’s Tax burden with respect to the performance of its obligations hereunder, then Hire and other monies due under this Agreement shall be reduced in proportion to such reduction in Contractor’s Tax burden at the earliest opportunity.

(e)                                  The Contractor shall reimburse Customer all amounts paid regarding Taxes imposed with respect to the performance of Contractor’s obligations hereunder, to the extent that any of the following events has occurred:

(i)                                     Acknowledgment of illegality or unconstitutionality, wholly or in part, of Tax collection in administrative or judicial proceedings that the Contractor may be a party thereof;

(ii)                                  Judicial statement of illegality or unconstitutionality of Tax, wholly or in part, issued in final decision rendered by the Federal Supreme Court or by the Supreme Court of Justice, regarding matters that are object of declaratory actions of the Attorney General of the National Treasury, approved by the State Finance Minister, authorizing the non-filing of appeal, or to desist of appeal that had been filed;

(iii)                               Judicial statement of unlawfulness or  unconstitutionality of Tax, wholly or in part, issued in final decision rendered by the Federal Supreme Court through a Direct Action of Unconstitutionality  (ADIN), or a Declaratory Action of Constitutionality (ADC);

(iv)                              In the events provided for in sub-items (ii) and (iii) above, the obligation to reimburse on the part of the Contractor is maintained independently of any judicial and/or administrative measure that may have been taken in connection with recovery and/or compensation.

6.8                                 Taxes and Levies on Officers and Crew

Contractor shall be solely responsible for, and shall bear and pay any and all Taxes and other charges of any Governmental Authority which are imposed, levied or assessed at any time, whether under laws and regulations in effect as of the Term or enacted subsequent thereto, against or with respect to Contractor’s officers and crew, wages, salaries, or benefits earned and paid to said officers and crew, or for their or their families’ benefit.

6.9                                Reporting Requirements

Contractor shall comply with any and all governmental requirements regarding reporting, filing of returns, maintenance of books and records, and payment of Taxes.

6.10                           Evidence of Payment

Contractor shall promptly upon request provide Customer with evidence of payment of all amounts required to be paid by Contractor under this Clause 6, including if appropriate access to originals of such evidence.  *****

7.                                      Bills of Lading

7.1                                 Bills of Lading

(a)                                  The Master shall be under the orders and direction of Customer as regards employment of the Vessel, agency and other arrangements, and shall sign Bills of Lading as Customer or its agents may direct (subject always to Clauses 7.3 and 27.2(a)) without prejudice to this Agreement.  Customer hereby indemnifies Contractor against all consequences or liabilities that may arise:

(i)                                     from signing Bills of Lading in accordance with the directions of Customer or its agents, to the extent that the terms of such Bills of Lading fail to conform to the requirements of this Agreement, or (except as provided in Clause 7.1(b)) from the Master otherwise complying with Customer’s or its agents’ orders; and

(ii)                                  from any irregularities in papers supplied by Customer or its agents.

(b)                                 If Customer, by telex, facsimile or other form of written communication that specifically refers to this Clause 7, requests Contractor to discharge a quantity of cargo either without Bills of Lading and/or at a discharge place other than that named in a Bill of Lading and/or that is different from the Bill of Lading quantity, then Contractor shall discharge such cargo in accordance with Customer’s instructions in consideration of receiving the following indemnity, which shall be deemed to be given by Customer on each and every such occasion and which is limited in value to two hundred percent (200%) of the CIF value of the cargo carried on board:

(i)                                     Customer shall indemnify Contractor and Contractor’s servants and agents in respect of any liability, loss or damage of whatsoever nature (including legal costs as between attorney or solicitor and client and associated expenses) which Contractor may sustain by reason of delivering such cargo in accordance with Customer’s request, provided that this indemnity shall not apply if such liability, loss or damage is a result of any act or omission of Contractor.

(ii)                                  If any proceeding is commenced against Contractor or any of the Contractor’s servants or agents in connection with the Vessel having delivered cargo in accordance with such request, Customer shall provide Contractor or any of Contractor’s servants or agents from time to time on demand with sufficient funds to defend the said proceedings.

(iii)                               If the Vessel or any other vessel or property belonging to Contractor should be arrested or detained, or if the arrest or detention thereof should be threatened, by reason of discharge in accordance with Customer’s instruction as aforesaid, Customer shall provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such vessel or property and Customer shall indemnify Contractor in respect of any loss, damage or expenses caused by such arrest or detention whether or not the same may be justified.

(iv)                              Customer shall, if called upon to do so at any time while such cargo is in Customer’s possession, custody or control, redeliver the same to Contractor.

(v)                                 As soon as all original Bills of Lading for such cargo which name as discharge port the place where delivery actually occurred shall have arrived and/or come into Customer’s possession, Customer shall produce and deliver the same to Contractor whereupon Customer’s liability hereunder shall cease;

provided however, if Customer has not received all such original Bills of Lading by ***** on the ***** after the date of discharge, this indemnity shall terminate at that time unless before that time Customer has received from Contractor written notice that (A) some Person is making a claim in connection with Contractor delivering cargo pursuant to Customer’s request or (B) legal proceedings have been commenced against Contractor and/or carriers and/or Customer and/or any of their respective servants or agents and/or the Vessel for the same reason.  If Customer has received such a notice, then this indemnity shall continue in force until such claim or legal proceedings are settled.  Termination of this indemnity shall not prejudice any legal rights the Party may have outside this indemnity.

(vi)                              Contractor shall promptly notify Customer if any Person (other than a Person to whom Customer ordered cargo to be delivered) claims to be entitled to such cargo and/or if the Vessel or any other property belonging to Contractor is arrested by reason of any such discharge of cargo.

(c)                                  Contractor warrants that the Master will comply with orders to carry and discharge against one or more Bills of Lading from a set of original negotiable Bills of Lading should Customer so require.

7.2                                 Clause Paramount

Customer shall procure that all Bills of Lading issued pursuant to this Agreement shall contain, and in any event shall be deemed to contain, the following:

(a)                                  Subject to Clauses 7.2(b), (c) and (d) below, this Bill of Lading shall be governed by, and have effect subject to, the Carriage of Goods by Sea Act of the United Kingdom, 1971, as amended.

(b)                                 If there is governing legislation which applies the rules contained in the International Convention for the Unification of Certain Rules relating to Bills of Lading signed at Brussels on 25th August 1924 (hereafter the “Hague Rules”) as amended by the Protocol signed at Brussels on 23rd February 1968 (hereafter the “Hague Visby Rules”), compulsorily to this Bill of Lading, then this Bill of Lading shall have effect subject to the Hague Visby Rules.  Nothing contained herein shall be deemed to be either a surrender by the carrier of any of his rights or immunities or any increase of any of his responsibilities or liabilities under the Hague Visby Rules.

(c)                                  If there is governing legislation which applies the Hague Rules compulsorily to this Bill of Lading, to the exclusion of the Hague Visby Rules, then this Bill of Lading shall have effect subject to the Hague Rules.  Nothing therein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hague Rules.

(d)                                 If there is governing legislation which applies the United Nations Convention on the Carriage of Goods by Sea 1978 (hereafter the “Hamburg Rules”) compulsorily to this Bill to this Bill of Lading, to the exclusion of the Hague Rules or Hague Visby Rules, then this Bill of Lading shall have effect subject to the Hamburg Rules.  Nothing therein contained shall be deemed to be either a surrender by the carrier of any of this rights or immunities or an increase of any of his responsibilities or liabilities under the Hamburg Rules.

(e)                                  If any term of this Bill of Lading is repugnant to the Hague Visby Rules, the Hague Rules or the Hamburg Rules, as applicable, such term shall be void to that extent but no further.

(f)                                    Nothing in this Bill of Lading shall be construed as in any way restricting, excluding or waiving the right of any relevant Party or Person to limit his liability under any available legislation and/or law.

(g)                                 Contractor recognises that the Hague Rules, Hague-Visby Rules and Hamburg Rules are not applicable in Brazil, and shall therefore not apply to any obligations in such jurisdiction.

7.3                                 Export Restrictions

(a)                                  The Master shall not be required or bound to sign Bills of Lading for the carriage of cargo to any place to which export of such cargo is prohibited under the laws, rules or regulations of the country in which the cargo was produced and/or shipped.

(b)                                 Customer shall procure that all Bills of Lading issued under this Agreement shall contain the following clause:

“If any laws, rules or regulations applied by the government of the country in which the cargo was produced and/or shipped, or any relevant agency thereof, impose a prohibition on export of the cargo to the place of Discharge designated in or ordered under this Bill of Lading, carriers shall be entitled to require cargo owners forthwith to nominate an alternative discharge place for the discharge of the cargo, or such part of it as may be affected, which alternative place shall not be subject to the prohibition, and carriers shall be entitled to accept orders from cargo owner to proceed to and discharge at such alternative place.  If cargo owners fail to nominate an alternative place within seventy two (72) hours after they or their agents have received from carriers notice of such prohibition, carriers shall be at liberty to discharge the cargo or such part of it as may be affected by the prohibition at any safe place on which they or the master may in their or his absolute discretion decided and which is not subject to the prohibition, and such discharge shall constitute due performance of the contract contained in the Bills of Lading so far as the cargo so discharged is concerned”.

(c)                                  The foregoing provision shall apply mutatis mutandis to this Agreement, the references to a Bill of Lading being deemed to be references to this Agreement.

8.                                      Vessel Manager and Conduct of Vessel’s Personnel

8.1                                 Thome Ship Management PTE LTD is the manager of the Vessel (the “Manager”).  Contractor shall not change or replace the Manager without Customer’s prior written consent, such consent not to be unreasonably withheld.

8.2                                 The Manager will manage the Vessel in accordance with good ship management practice and International Standards and with a staff qualified and experienced in operating LNG carrier vessels.

8.3                                 In the event that Customer reasonably determines that the Manager has failed to comply with its obligations under Clause 8.2 and that Manager’s performance, if continued, would be reasonably likely to materially prejudice the operation of the Vessel under the terms of this Agreement, then Customer shall notify Contractor of its concern and of the reasons for its concern.  Contractor shall promptly take all necessary and practicable measures to rectify any such concern of Customer and notify Customer of the measures taken.  Such remedy shall include, where necessary, replacement of the Manager with an alternative Manager, who shall be approved by Customer.

8.4                                 If Contractor acting reasonably determines that the concern is not justified or that the Manager should not be replaced, Contractor shall notify Customer promptly, and if the Parties fail to resolve their difference to their mutual satisfaction within a period of ***** after receipt of the notice from Customer, then the dispute shall be referred to arbitration as provided in Clause 36.2.

8.5                                 If Customer has reasonable grounds to complain about the conduct of the Master, or any of the officers or crew, Contractor shall immediately investigate the complaint.  If the complaint proves to be well-founded Contractor shall without delay make a change in the appointments and Contractor shall communicate the results of its investigation to Customer as soon as reasonably possible.

9.                                      Super-Numeraries

9.1                                 At all times during the Term Contractor shall provide accommodation for four (4) Super-numeraries.

9.2                                 Providing Customer gives reasonable notice, and subject to available accommodation, Customer may send up to six (6) Super-numeraries in the Vessel’s available accommodation upon any voyage made under this Agreement, Contractor providing provisions and all requisites as supplied to officers, except alcohol, and Customer reimbursing Contractor the cost of such provisions or requisites for each Super-numerary while on board the Vessel as part of the Operating Costs.

9.3                                 During such time as any Super-numeraries are on board pursuant to Clause 9.2, Contractor shall facilitate the training of each Super-numerary by competent members of the crew on the operation of the Vessel and the Regasification Equipment.  Such training shall be based on a programme to be agreed between the Parties and may include training that is onshore at the places of loading and discharging.  Contractor shall be responsible for, and Customer and its Affiliates shall not have any liability for, any actions taken by a Super-numerary during the course of any such training.

10.                               Vessel Temperature and LNG Retention

10.1                           LNG Heel

Except

(a)                                  on the Vessel’s maiden voyage under this Agreement;

(b)                                 following a Scheduled Drydocking or lay-up; or

(c)                                  when otherwise instructed by Customer,

Contractor undertakes that the Vessel shall always (A) when waiting to load LNG at Customer’s Facilities and (B) when arriving at an LNG loading port other than Customer’s Facilities, be in a ready-to-load condition with the average temperature of each cargo tank being either, for a membrane type Vessel, no warmer than minus one hundred and thirty degrees Celsius (-130ºC) or, for a moss type Vessel (measured at the equatorial ring of each tank) no warmer than minus one hundred and ten degrees Celsius (-110ºC) with the ability to maintain such temperature for a period of not less than twenty four (24) hours after the later of 00:00 hours on the scheduled loading date or of the time of tendering of notice of readiness for the loading of LNG. Contractor, the Master and Customer shall agree, from time to time based on current experience, the quantity of LNG to be retained on board following regasification of LNG or cargo discharge for the purpose of cooling and, where applicable, propulsion on a ballast passage.  However, the Master shall at all times endeavour to keep to a minimum the quantity of LNG retained on board following such regasification of LNG or cargo discharge;

provided, however, that the Master shall make such determination only after confirming the Vessel’s schedule for the receipt or delivery of LNG under any applicable LNG SPAs and any Designated Trades (as the same may vary from time to time).  If either (X) on arrival of another vessel at Customer’s Facilities from which the Vessel is required to receive a transfer of LNG or (Y) on arrival of the Vessel at a loading terminal other than Customer’s Facilities from which the Vessel is required to load LNG, the Vessel is not in a ready-to-load condition, the extra time and LNG supplied to the Vessel for the purpose of cooling the Vessel’s cargo tanks shall be for Contractor’s account unless:

(i)                                     the applicable LNG transfer or loading, as the case may be, is delayed on Customer’s orders;

(ii)                                  where the Vessel is required to receive a transfer of LNG from another vessel at Customer’s Facilities, such other vessel did not arrive at Customer’s Facilities on schedule;

(iii)                               where the Vessel is required to load LNG at a terminal other than Customer’s Facility, the Vessel did not arrive on schedule (as such schedule may have been amended by Customer’s orders to slow steam or Customer’s other instructions) at the relevant loading terminal due to port congestion or unfavourable weather conditions;

(iv)                              the amount of LNG Heel in the Vessel’s cargo tanks, as agreed by Customer and Contractor, was not enough to maintain the required temperature; or

(v)                                 the Vessel’s failure to be in a ready-to-load condition is due to Force Majeure affecting such Vessel.

LNG normally required for gassing up and cooling for loading LNG after regularly Scheduled Drydocking, its maiden voyage under this Agreement or following lay-up shall be for Customer’s account.  In all cases, even where the cost of LNG for gassing up and cooling down is for Contractor’s account, Customer will nonetheless procure the supply of all LNG required for gassing up and cooling down.

10.2                           Cool-Down

(a)                                  Customer shall provide and pay for LNG required for cooling the Vessel’s cargo tanks and other handling systems to the temperatures necessary to commence loading only in the following circumstances:

(i)                                     in the event that the quantity of LNG Heel retained on board as agreed by Contractor and Customer pursuant to Clause 10.1 is not sufficient to enable the Vessel to (X) receive a transfer of LNG at Customer’s Facilities or (Y) load LNG on arrival at a loading port other than Customer’s Facilities, in each case, in a cold and ready to load condition unless such insufficiency is the result of an act or omission on the part of Contractor or fault of the Vessel; and

(ii)                                  when LNG is required due to:

(A)                              strikes, quarantine restrictions, seizure under legal process, restraint of labour, none of which arise in connection with the Vessel or crew;

(B)                                an act of God, act of war, lock outs, riots, civil commotions, restraint of princes, rulers or people;

(C)                                any period when the Vessel arrives late at the pilot station at the arrival port as a result of (a) bad weather (being any day in which the Vessel has to proceed in wind force in excess of Beaufort Force 5 for more than 12 (twelve) hours noon to noon), (b) poor visibility, (c) congested waters, (d) alterations in speed or course to avoid areas of bad weather, (e) any time spent at a waiting area following arrival or (f) the saving of life or (with Customer’s consent) property;

(D)                               Customer (a) changing the Scheduled Arrival Time of the Vessel, (b) ordering the Vessel to steam at any speed other than the Service Speed or (c) otherwise delaying loading of the Vessel;

(E)                                 return of the Vessel to the first load port after any lay-up ordered by Customer pursuant to Clause 24, after any underwater cleaning ordered by Customer, or after the Vessel has been withdrawn from service at the request or convenience of Customer as a result of which the Vessel has been warmed up and/or gas freed; or

(F)                                 Customer’s breach of this Agreement.

(b)                                 Subject to Clause 10.2(a), Contractor shall provide and pay for LNG required for cooling the Vessel’s cargo tanks at the LNG Price in all other circumstances, including, but not limited to:

(i)                                     following periods of off-Hire;

(ii)                                  following requisition in accordance with Clause 25; and

(iii)                               where the LNG is required and caused by Contractor’s breach of this Agreement.

11.                               Pilots and Tugs

11.1                        Pilots, tugboats, stevedores, longshoremen or any other provider of port services, when required, shall be employed and paid for by Customer, provided always that Customer shall bear no liability for the negligence or misconduct exercised by the providers of such services and facilities, but this shall not relieve Contractor from responsibility at all times for proper stowage, which must be controlled by the Master who shall keep a strict account of all cargo loaded and discharged.

11.2                        Contractor hereby indemnifies Customer, its servants and agents against all losses, claims, responsibilities and liabilities arising in any way whatsoever from the employment of pilots or tugboats, stevedores, longshoremen or any other provider of port services who, although employed by Customer in accordance with Clause 11.1, shall be deemed to be the servants of and in the service of Contractor and under its instructions (even if such pilots, tugboat personnel, stevedores, longshoremen or any other provider of port services are in fact the servants of Customer, its agents or any affiliated company); provided, however, that the foregoing indemnity shall not exceed the amount to which Contractor would have been entitled to limit its liability if it had itself employed such pilots or tugboats.

12.                               Vessel Deployment and Operation

12.1                        Trading Limits

Subject to Clause 12.2, the Vessel shall be permitted to operate between any of the Primary Terminals and any other port in the world as Customer shall direct within

Institute Warranty Limits, as amended from time to time (and Customer shall reimburse Contractor in accordance with Clause 26.3 in relation to any additional insurance premiums, crew bonuses and other expenses incurred by Contractor where the Vessel is ordered to trade in areas where there is a war (defacto or de jure) or threat of war).  The Vessel shall not be permitted to operate or trade in contravention of any applicable United Nations Security Council resolution or other applicable Law.  If Customer directs the Vessel to any LNG loading or receiving facilities other than the Primary Terminals, shall give notice to Contractor sufficiently in advance thereof so as to enable Contractor to comply with environmental, fire prevention, health, safety and other similar regulations applicable at such other place, including any alteration or modification required to the Vessel.  The reasonable cost and the necessary time taken to comply with such regulations necessary solely to allow the Vessel to load or discharge at such other place shall be for Customer’s account.  Customer shall reimburse such costs to Contractor against presentation to Customer of appropriate invoices and supporting vouchers, except insofar as Contractor is otherwise obliged to bear such costs in accordance with this Agreement.  If the Vessel is directed by Customer to call at a port within the United States of America so that a Certificate of Financial Responsibility must be issued in respect of pollution liability, with or without security therefore, or is directed to call at a port in another jurisdiction which requires a similar certificate to be issued for pollution liability or requires a vessel response plan to be issued to the appropriate authorities in respect of potential pollution, Customer will give Contractor sufficient prior notice to enable Contractor to comply with such requirements, with actual expenses incurred by Contractor for such compliance up to a maximum of *****, such amount to be reimbursed by Customer in the corresponding amount in Reais (R$), each year to be increased yearly at a rate corresponding to the U.S. Consumer Price Index (provided by the Bureau of Labor Statistics of the US Bureau of Labor) with the cost of such compliance being for Customer’s account.

12.2                           Ice

The Vessel shall not trade in waters with a temperature below the January isotherm of minus ten degrees (-10°) Celsius.  The Vessel shall not be sent to icebound waters without Contractor’s prior consent and shall not force ice or follow ice breakers.  Despite the receipt of Contractor’s consent, if the port at which the Vessel is ordered by Customer to discharge cargo is, or could become, inaccessible owing to ice and the Master has notified Customer thereof, then Customer shall be bound to order the Vessel to an alternate ice-free port at which the Vessel can discharge the cargo.  Further, if the Master reasonably considers it dangerous for the Vessel to enter or remain at any discharging place for fear of the Vessel being frozen in or damaged and the Master so advises Customer, Customer shall provide the Master with orders to proceed to an alternate port that is ice-free at which the Vessel can discharge the cargo.  If no such orders are received by the Master from Customer prior to the time when the Master must deviate or break ground to avoid the dangerous situations described in this Clause 12.2, Contractor shall cause the Master to proceed to the nearest safe, ice-free anchorage to await further orders from Customer.

12.3         Safe Places

Customer shall use due diligence to ensure that the Vessel is only employed between and at safe places (which expression when used in this Agreement shall include ports, berths, wharves, docks, anchorages, submarine lines, alongside vessels or lighters, bunker barges and other locations including locations at sea) where she can safely lie always afloat.  Notwithstanding anything contained in this Clause 12.3 or any other clause of this Agreement, Customer does not warrant the safety of any place (including any port or berth) to which it orders the Vessel and, except as provided in Clause 12.2, shall be under no liability in respect thereof except for loss or damage caused by its failure to exercise due diligence as aforesaid.  Subject as above, the Vessel shall be loaded and discharged at any places as Customer may direct.

12.4         Instructions and Logs

(a)                                  Customer shall from time to time give the Master all requisite instructions and sailing directions, and the Master shall keep a full and correct log of the voyage or voyages, which Customer or its agents may inspect as required.  The Master shall when required furnish Customer or its agents with a true copy of such log and with properly completed loading and discharging port sheets and Voyage Reports for each voyage and other returns as Customer may require.  Customer shall be entitled to make copies at Contractor’s expense of any such documents, which are not provided by the Master.

(b)                                 Customer may issue orders directly to the Master to slow down or speed up the Vessel, consistent with the commercially reasonable safe operation of the Vessel and its machinery as determined by the Master, on ballast and/or laden passages.  A copy of any such orders shall also be sent to Contractor.

12.5         Controlled Passages

Passages that the Vessel shall not be permitted to use shall be instructed to the Master with Customer’s standing orders.

12.6                           Infected Areas and Customs

Contractor shall be liable for any loss of time and expense in quarantine arising from the Master’s or any of the Vessel’s officers or crew (other than any of Customer’s Personnel or any Supernumeraries) having communication or interaction with the shore at any infected area without the consent or instructions of Customer or its agents and/or any detention by customs or other authorities caused by smuggling or other infraction of local laws by the Master, officers or crew.  Contractor shall also be liable for any loss of time and expense attributable to the unavailability on board the Vessel of the appropriate certificates of inoculation/vaccination for all personnel on board, with the exception of any of Customer’s Personnel.

13.                               Loss of Vessel

Should the Vessel be lost, this Agreement shall terminate and payment of the Fees shall cease at noon on the day of her loss, or if such date of loss is unknown, at the time when the Vessel was last heard from.  Should the Vessel be a constructive total loss, this Agreement shall be deemed to terminate at noon on the date on which the Vessel’s underwriters agree that the Vessel is a constructive total loss and the payment of Fees shall cease at noon on the day that this Agreement terminates.  Should the Vessel be missing, this Agreement shall terminate and payment of the Fees shall cease at noon on the day on which she was last heard of.  Any Fees paid in advance and not earned shall be returned to Customer and Contractor shall reimburse Customer for the value of the estimated quantity of bunkers on board at the time of termination, at the price paid by Customer at the last bunkering port.  If the Vessel should be missing when a payment of Fees would otherwise be due, such payment shall be postponed until the safety of the Vessel is ascertained.

14.                               Off-Hire

14.1                           Off-Hire

(a)                                  On each and every occasion where the Vessel ceases to be at Customer’s disposition:

(i)                                     due to any damage, defect, breakdown, deficiency (whether partial or total) of, or accident to, the Vessel’s hull, boilers, machinery, equipment or cargo containment and handling facilities (including the Regasification Equipment, tank coatings and insulation); or

(ii)                                  due to deficiency of personnel or stores; repairs; gas-freeing or inerting for repairs; time in and waiting to enter dry dock for repairs; overhaul, maintenance or survey; collision, stranding, accident or damage to the Vessel; or any other similar cause preventing the efficient working of the Vessel; or

(iii)                               due to industrial action, any default and/or deficiency of Owner, Contractor, the Master, officers or crew, including the failure or refusal or inability of the Master, officers and/or crew to perform the services required under this Agreement or breach of orders or neglect of duty on the part of the Master, officers or crew, whether as a result of a breach of orders or neglect of duty by, or as a consequence of illness or injury to, or labour disputes or strikes by, or refusal to sail on the part of, the Master, officers or crew, or any other dispute relating to Contractor’s wages or crew employment policy; or

(iv)                              due to deviation for the purpose of obtaining medical advice or treatment for or landing any sick or injured Person (other than a Super-numerary or a Customer’s Personnel) or for the purpose of landing the body of any Person (other than a Customer’s Personnel); or

(v)                                 due to any delay in quarantine arising from the Master, officers or crew having had communication or interaction with the shore at any infected area without the written consent or instructions of Customer or its agents, or to any detention by customs or other authorities caused by smuggling or other infraction of local law on the part of the Master, officers, or crew; or due to detention, delay or other interference with the Vessel attributable to the Vessel carrying or having carried stowaways; or

(vi)                              due to detention of or interference with the Vessel by authorities at home or abroad attributable to legal action against, or alleged or actual breach of regulations by the Vessel, Owner, Contractor, the Master, officers or crew (unless brought about by the act or neglect of Customer); or

(vii)                           due to the inability of the Vessel to proceed to or enter, load, discharge, regasify LNG and leave without delay any terminal due to a failure by the Vessel to comply with Laws, regulations, physical requirements or operational practices at such terminal; or

(viii)                        due to pre-docking and repair procedures including warming, gas freeing and inerting (other than that required for regularly Scheduled Drydocking); or

(ix)                                due to Scheduled Drydocking and maintenance, maintaining, overhauling, repairing, painting, cleaning or drydocking the Vessel and submitting her for survey (it being understood that normal inerting, purging, gassing and cooling after regularly Scheduled Drydocking and after any drydocking following lay-up shall be on Customer’s time but that purging, gassing and cooling after unscheduled maintenance, drydocking, repairing, cleaning and painting shall be treated as lost time hereunder); waiting for any of the aforesaid purposes; proceeding to or from, and whilst at, any port or place for any of the aforesaid purposes; or

(x)                                   due to post-docking or repair procedure including inerting, purging, gassing and cooling in excess of that undertaken for normal loading; or

(xi)                                due to damage caused by the Vessel to any loading, discharging or regasification berths or any equipment forming part thereof, such that loading or discharging of cargo or the regasification of LNG by the Vessel thereto or therefrom is prevented; or

(xii)                             due to non-compliance by Owner, Contractor, the Master, officers or crew with any Law and international maritime conventions, including any Pollution Regulations and the ISPS Code; or

(xiii)                          due to any alterations to the Vessel required by the Classification Society or the Registry unless the time taken is within the allowance for a Scheduled Drydocking, is undertaken during a Scheduled Drydocking and does not extend the time taken for such Scheduled Drydocking beyond the relevant allowance; or

(xiv)                         due to any other circumstances where the Vessel is off-Hire under this Agreement,

then, without prejudice to Customer’s rights under this Agreement, or otherwise, the Vessel shall be treated as “off-Hire” and no Fees shall be payable by Customer from the commencement of such loss of time until the Vessel is again ready and in an efficient state to resume her service from (if applicable) a position not less favourable to Customer than that at which such loss of time commenced including, without limitation, return to the queue position, berth or place occupied by the Vessel when she went off-Hire; provided; however, that any service given or (if applicable) distance made good by the Vessel whilst off-Hire shall be taken into account in assessing the amount to be deducted from the Fee and further provided that in the event that as a result of any time spent off-Hire the Vessel misses a convoy to transit a canal or area all time lost shall count as off-Hire.

The cost of all fuels, LNG Heel or vapour lost or consumed while the Vessel is off-Hire hereunder, as well as all port charges, pilotage, and other expenses incurred by the Vessel during such period or consequent to the putting into any port or place other than that to which the Vessel is bound, shall be borne by Contractor.  Should the Vessel be driven into any port or anchorage by stress of weather the Fees shall continue to be due and payable during any time lost thereby.

(b)                                 Contractor shall be entitled to an allowance, such allowance not be included as periods of off-Hire, of one hundred and forty four (144) hours per annum (“Off-Hire Allowance”), counted from the Fee Commencement Date until the first anniversary thereof and thereafter for each twelve (12) month period beginning on each anniversary of the Delivery Date.  The Off-Hire Allowance shall be applied in each such twelve (12) month period against the first one hundres and forty four (144) hours when the Vessel is off-Hire under this Clause 14. Notwithstanding the foregoing, the Off-Hire Allowance may not be cumulated from year to year and may only be used in the period in which it accrues.

(c)                                  If the Vessel fails to proceed at any Guaranteed Speed or fails to load, discharge or regasify at the guaranteed loading, discharge or regasification rates set out in Clause 17.3 and such failure arises wholly or partly from any of the causes set out in Clause 14.1(a), then, if the Vessel is unable to maintain a speed of at least ***** of the Guaranteed Speed or to load, discharge or regasify at a rate ***** of the relevant guaranteed loading, discharge or regasification rates set out in Clause

17.3,  Customer shall have the right to place the Vessel off-hire. If Customer elects not to place the Vessel off-Hire and continues to use the Vessel, such failure shall result in a reduction of Fees pursuant to Clause 17.4 and the Vessel will not be off-Hire under this Clause 14.1(c).

(d)                                 Further and without prejudice to the foregoing, in the event of the Vessel deviating (which expression includes, without limitation, putting back or putting into any port other than that to which she is bound under the instructions of Customer) for any cause or purpose mentioned in Clause 14.1(a), the Vessel shall be off-Hire from the commencement of such deviation until the time when she is again ready and in an efficient state to resume her service from a position not less favourable to Customer than that at which the deviation commenced including, without limitation, return to the queue position, berth, or place (whichever is relevant) occupied by the Vessel when the Vessel went off-Hire; provided, however, that any service given or distance made good by the Vessel whilst so off-Hire shall be taken into account in assessing the amount to be deducted from Fees and further provided that in the event that as a result of any time spent off-Hire the Vessel misses a convoy to transit a canal or area, all time lost shall count as off-Hire.

(e)                                  If the Vessel’s Registry becomes engaged in hostilities, and Customer in consequence of such hostilities finds it commercially impracticable to employ the Vessel and has given Contractor written notice thereof, then from the date of receipt by Contractor of such notice until the termination of such commercial impracticability the Vessel shall be off-Hire and Contractor shall have the right to employ the Vessel on its own account.

(f)                                    In the event of any tank of the Vessel being unavailable for the carriage of cargo for any reason not caused by the fault of Customer, Customer shall have the option of utilising or not utilising the Vessel; provided, however, that Contractor shall have the right to effect full repairs on the Vessel subject to the consent of Customer, which consent shall not be unreasonably withheld.  In the event Customer nonetheless elects to utilise the Vessel, Fees shall be reduced pro rata during the period such tank remains unavailable for the carriage of cargo.  The amount of reduced Fees payable shall be calculated by multiplying the Daily Fee by the actual cargo capacity available divided by the Vessel’s maximum cargo capacity.

(g)                                 If for reasons attributable to Owner, Contractor, the Master, the Vessel or any of

their respective servants, agents or representatives, (i) the Vessel delays or is delayed in vacating the berth after unloading ends and return lines have been finally disconnected and the Vessel is cleared by the applicable terminal operator for departure and (ii) as a result of the unavailability of the berth, Customer is liable for demurrage for the Vessel, then the period of such delay shall be off-Hire.

14.2                           Calculation of time

(a)                                  Time during which the Vessel is off-Hire under this Agreement shall count as part of the Term except where Customer declares its option to add off-Hire periods under Clause 2.4.

(b)                                 All references to “time” in this Agreement shall be references to local time except where otherwise stated.

14.3                          Additional Cooling

(a)                                  The Master shall notify Customer if he is of the opinion that the Vessel will not, on arrival at the loading port, be able to commence bulk loading within 1/2 (half) an hour after cooling of the loading arms without spray cooling on the ballast sea passage.

(b)                                 If as a consequence of any cause or purpose mentioned in this Clause 14 or in Clause 10 or the failure of the Master to notify Customer in accordance with Clause 14.3(a), the Vessel is not ready to load LNG at either Customer’s Facilities or any other LNG terminal with tank temperatures at such levels as to permit bulk loading to commence within 1/2 (half) an hour after cooling of the loading arms, any time lost as a consequence thereof, including any time lost in additional cooling of tanks prior to loading or any time waiting to berth, shall count as off-Hire and the cost of any LNG supplied for such additional cooling shall be paid for by Contractor at the LNG Price.

14.4                           Boil-Off During Off-Hire

(a)                                  If any LNG is lost as Boil-Off during periods of off-Hire, Contractor shall reimburse Customer for the LNG lost at the LNG Price.

(b)                                 Where accurate measurement of LNG lost as Boil-Off during any such off-Hire period is impossible for whatever reason, the LNG lost as Boil-Off shall be assumed to have occurred at a constant rate equal to that obtained by measurement between official gaugings of the Vessel’s cargo tanks.  Where, due to the off-Hire occurring during a ballast passage, all LNG Heel is lost as Boil-Off prior to the Vessel next commencing to load, such Boil-Off shall be deemed to have occurred at a constant rate equal to that which occurred during the Vessel’s last previous ballast voyage.

14.5                           Termination for Extended off-Hire

(a)                                  In the event that the Vessel is off-Hire for any reason other than in connection with Scheduled Drydocking for any period in excess of ***** or exceeding ***** in any period of *****, Customer shall have the option to exercise its rights pursuant to Clause 22.3, provided that if Customer elects to terminate this Agreement, such termination shall not be effective until the Vessel is free of cargo (other than LNG Heel).  This Clause 14.5 is without prejudice to any other rights or obligations of Contractor or Customer under this Agreement.  For the purposes of this Clause 14.5, in the event of partial loss of service, the period of off-Hire shall be the total period during which the Vessel is not fully efficient rather than the resulting loss of time.

(b)                                 The provisions of this Agreement providing for Vessel off-Hire and related off-Hire expenses shall be fully operative regardless of any due diligence Contractor or Customer may have exercised.

(c)                                  Contractor may not, under any circumstances, trade the Vessel for its own account during any period of off-Hire.

(d)                                 Nothing in Clause 14 shall affect any other provision of this Agreement stipulating loss of time for Vessel’s or Contractor’s account or otherwise providing for suspension or cessation of payment of Fees or other rights and remedies for loss or diminution of services under this Agreement.

15.                               Ship to Ship Transfers

15.1                           The loading or discharging of LNG from the Vessel at anchorage or alongside another vessel or lighter shall be allowed where there is an emergency or where Contractor has been given reasonable advance notice and has consented (such consent not to be unreasonably withheld), but always subject to the Master’s reasonable discretion that such operation is, and remains, safe.

15.2                           Any ship to ship operations shall meet or exceed the latest published edition of the International Chamber of Shipping (ICS)/OCIMF Ship to Ship Transfer Guide (Liquefied Gases) and any other recommendations published by SIGTTO.  Contractor shall permit, at Contractor’s expense (any such expense to be reasonable), personnel nominated by Customer to attend on board to assist in the transhipment operation provided that the risk and liability for such operation shall always be for Contractor.

15.3                           For all purposes of this Agreement, any transfer of LNG at Customer’s Facilities shall not be (and shall be deemed not to be) a ship to ship transfer and shall not be subject to this Clause 15.

15.4                           For the avoidance of doubt, unloading terminals that include off-shore berthing and unloading facilities shall not be subject to the restrictions in this Clause 15.

16.                               Scheduled Drydocking and Maintenance

16.1                           Contractor shall at all times during the Term comply with orders and instructions from Owner in respect of:

(a)                                  drydocking the Vessel, cleaning and painting the Vessel’s underwater hull and overhauling the Vessel and undertaking any necessary maintenance and other necessary repairs (“Scheduled Drydocking”); and

(b)                                 taking the Vessel out of service for emergency repairs or unscheduled drydocking.

16.2                           Contractor shall take all reasonable steps to place the Vessel at Owner’s disposal for Scheduled Drydocking after the last cargo discharge as near as possible to the date agreed between Owner and Customer.

16.3                           If Scheduled Drydocking is carried out in a port nominated by Customer, the Vessel shall be off-Hire from the time she deviates to such port until drydocking is completed and she is in every way ready to resume Customer’s service and is at the position at which she went off-Hire or a position no less favourable to Customer, whichever she first attains; provided, however:

(a)                                  where Contractor exercises due diligence in gas-freeing, any time lost in gas-freeing to the standard required for entry into drydock for cleaning and painting the hull shall not count as off-Hire, whether lost on passage to the drydocking port or after arrival there (notwithstanding Clause 14 (Off-Hire)); and

(b)                                 any additional time lost in further gas-freeing to meet the standard required for hot work or entry to cargo tanks shall count as off-Hire, whether lost on passage to the drydocking port or after arrival there.

16.4                           If Scheduled Drydocking is carried out in a port nominated by Contractor, the Vessel shall be off-Hire from the time when she is released to proceed to such port until the Vessel next presents for loading in accordance with Customer’s instructions, provided, however, that Customer shall credit Contractor with the time which would have been taken on passage at the Service Speed had the Vessel not proceeded to drydock.

16.5                           Any natural gas vapour lost in gas-freeing for the purposes of drydocking shall be for Customer’s account provided that during the last discharge prior to drydocking Contractor shall use its reasonable endeavours to pump out the maximum amount of cargo.

17.                               Representations and Warranties

17.1                           Contractor’s Representations

Contractor hereby represents and warrants to Customer that, as at the date hereof:

(a)                                  it is a corporation duly incorporated and validly existing and in good standing under the laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

(b)                                 this Agreement constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Contractor of this Agreement will not contravene any Law of any Governmental Authority, having jurisdiction over Contractor;

(c)                                  it has not taken nor to its knowledge has it omitted to take any actions which would adversely affect the enforceability of this Agreement against it or the rights of Customer under the terms of this Agreement; and

(d)                                 this Agreement, its execution and delivery will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which Contractor is a party or its property is bound.

17.2                           Customer’s Representations

Customer hereby represents and warrants to Contractor that, as at the date hereof:

(a)                                  it is a corporation duly incorporated and validly existing and in good standing under the laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

(b)                                 this Agreement constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Customer of this Agreement will not contravene any Law of any Governmental Authority, having jurisdiction over Customer;

(c)                                  it has not taken nor to its knowledge has it omitted to take any actions which would adversely affect the enforceability of this Agreement against it or the rights of Contractor under the terms of this Agreement; and

(d)                                 this Agreement, its execution and delivery will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which Customer is a party or its property is bound.

17.3                           Performance Warranties

(a)                                  Speed

Throughout the term, Contractor warrants and guarantees that:

(i)                                     the Laden Service Speed of the Vessel shall be ***** knots;

(ii)                                  the Ballast Service Speed of the Vessel shall be ***** knots; and

(iii)                               the Minimum Service Speed of the Vessel shall be not less than ***** knots,

(the sub-paragraphs (i), (ii), and (iii) above, cumulatively, the “Speed Performance Warranty”).

(b)                                 Contractor warrants and guarantees that the Vessel is capable of steaming and, subject to Article 1 of Schedule VI, shall steam at the Laden Service Speed or Ballast Service Speed, as applicable.

(c)                                  Loading and Discharge Rates

Throughout the Term, Contractor warrants and guarantees that the Vessel shall be capable of loading cargo as follows:

(i)                                     when the Vessel is loading LNG at Customer’s Facility, provided the LNG in the cargo tanks of the offloading LNG carrier is at a homogeneous temperature corresponding to a saturation pressure of ***** (***** for the Petrobras LNG composition) and provided the Vessel’s cargo tanks are colder than the tank design temperature for commencement of loading, a cargo of LNG may be loaded at the rate of at least ***** of LNG per hour at not less than ***** bar (gauge) pressure at the flange connection between ship and terminal utilising a minimum of ***** liquid loading arms (it being understood that the Vessel must be capable of processing all Boil-Off generated when loading the Vessel at the above specified flow rate of LNG); and

(ii)                                  when the Vessel is loading LNG at any terminal other than at Customer’s Facilities, a full cargo of LNG may be loaded within ***** if the Vessel’s cargo tanks are colder than the tank design temperature for commencement of loading, excluding the time for connecting, disconnecting, cooling down, topping up and custody transfer measurement, and provided that the loading terminal is capable of pumping at least ***** of LNG per hour to the Vessel at not less than ***** bar (gauge) pressure at the flange connection between ship and terminal utilising a minimum of ***** liquid loading arms, and provided that the terminal is capable of receiving all return vapour from the Vessel that may be generated when loading the Vessel at the above specified flow rate of LNG,

(sub-paragraphs (i) and (ii) above, cumulatively, the “Loading Rate Warranty”);

(iii)                               throughout the Term, Contractor warrants and guarantees that a full cargo of LNG may be discharged within *****, excluding the time for connecting, disconnecting, cooling down, starting up pumps, ramping up, ramping down for stripping at end of discharge and custody transfer measurement, and provided that the discharge terminal is capable of (i) receiving LNG at a rate of at least ***** of LNG per hour with a back pressure at the flange connection between ship and terminal not exceeding ***** bar (gauge) and (ii) providing sufficient return vapour to the Vessel to compensate for the displacement of the LNG being discharged from the Vessel (the “Discharge Rate Warranty”);

(iv)                              throughout the Term, Contractor warrants and guarantees that the Vessel shall be able to:

(A)                              regasify LNG and discharge regasified LNG at the Regasification Flow Rate, provided the discharge terminal is capable of receiving regasified LNG at such rates; and

(B)                                perform the Flow Rate Modulation in accordance with the Nomination Procedure (and that the Vessel shall be able to operate as set forth in Article 6 of Schedule VI).

(sub-paragraphs (A) and (B) above, cumulatively, the “Regasification Flow Rate Warranty”).  For all purposes of this Agreement, the Regasification Flow Rate shall be based upon LNG with a chemical composition of standard LNG specifications.  The actual gas flow rate shall be measured using the metering unit installed on the Vessel for such purposes.

17.4                           Vessel Performance Reviews and Claims

(a)                                  Vessel Performance Deficiency Claims

Any claims by Customer relating to the Vessel’s performance deficiencies shall be administered in accordance with this Clause 17.4 and Schedule VI and shall be without prejudice to any other remedies of Customer under this Agreement (including Clause 14.1(f) in relation to reduced tank capacity).  Subject to Clause 17.4(d) Contractor hereby irrevocably agrees that (a) it shall be liable for the Vessel’s performance deficiencies under this Agreement notwithstanding (i) any default or failure by Contractor to operate the Vessel or to perform its obligations as required hereunder, (ii) any other act or omission whatsoever by Contractor or (iii) any act or omission by Owner and (b) that it shall accept and promptly pay (and shall not be permitted to dispute in any manner whatsoever) any claim by

Customer under this Agreement in relation to the Vessel’s performance deficiencies.  Promptly after the expiry of a Performance Period, Contractor shall provide to Customer all information, including but not limited to the information referred to in Clause 17.4(c) below, required for Customer to conduct such performance review.

(b)                                 Performance Review Frequency and Compensation

The Vessel’s actual performance shall be reviewed by Customer and compared against the Speed Performance Warranty, Loading Rate Warranty, Discharge Rate Warranty and Regasification Flow Rate Warranty approximately every ***** throughout the Term (each a “Performance Period”). The first Performance Period will commence on the Delivery Date and end on the first ***** anniversary of such date.  Each subsequent Performance Period shall be a ***** period commencing on the expiration of the previous Performance Period, except that the final Performance Period will end on the date of termination of this Agreement.  Operations or, if applicable, sea passages in progress on the last day of a Performance Period will be included with the subsequent Performance Period.  If it is found that the Vessel has failed to maintain the Speed Performance Warranty, Loading Rate Warranty, Discharge Rate Warranty or Regasification Flow Rate Warranty during the succeeding three (3) month period (or at any time during the Term), Customer shall be retroactively compensated in respect of such failings as follows:

(i)                                     Speed Warranty Compensation:  Subject to Articles 2(c) and 2(e) of Schedule VI, Customer is to be compensated at a rate of a sum equal to *****.  Contractor shall receive no credit or compensation if the Vessel’s performance with respect to speed is greater than the Speed Performance Warranty.

(ii)                                  Loading Rate Warranty and Discharge Rate Warranty Compensation:  Customer is to be compensated at ******.  Contractor shall receive no credit or compensation if the Vessel is able to load or discharge at a rate greater than the Loading Rate Warranty and the Discharge Rate Warranty.  If the loading or discharging terminal does not allow or permit the Vessel to meet the Loading Rate Warranty and the Discharge Rate Warranty, the Master shall forthwith issue a letter to the terminal protesting such conditions (which shall, if possible, be acknowledged) and shall immediately so notify Customer.  If the Master fails to issue such letter, Contractor shall be deemed to waive any rights to contest that time was lost as a result of the Vessel’s failure to comply with the Loading Rate Warranty and Discharge Rate Warranty.  Any delay to Vessel’s loading or discharge caused by shore conditions identified in Master’s letter of protest shall be taken into account in the assessment of loading and/or discharging performance.

(iii)                               Regasification Flow Rate Warranty Compensation:  Customer is to be compensated by a reduction ***** of the Daily Fee in the event of any interruption, failure or malfunctioning of the Vessel or its equipment which results in a failure to deliver the required daily volume of regasified LNG (in accordance with the Nomination Procedure), provided that there shall be no such reduction of the Daily Fee to the extent that (i) there is insufficient LNG on board the Vessel (other than due to excess Boil-Off or due to any fault or negligent act or omission by Contractor), (ii) Customer’s Facility is unable to receive regasified LNG or (iii) any request for delivery of regasified LNG was not made by Customer in accordance with the Nomination Procedures.  Daily Hire shall be reduced in accordance with the below *****:

*****

Notwithstanding the above, the Parties agree that Customer shall not be entitled to receive any compensation pursuant to Clause 17.4(b) for any period where the Vessel if off-Hire.

(c)                                  Performance Review Basis

The basis for determining the Vessel’s performance under Clause 17.3 shall be (i) the statistical data supplied by the Master in the voyage reports and port logs, and in the cargo logs provided by Customer (the “Voyage Reports”); (ii) the custody transfer documentation for each cargo of LNG; (iii) the measuring devices used to measure and quantify regasified LNG; and (iv) for the Regasification Flow Rate Warranty, the Vessel’s daily logs and records documenting the volume of regasified LNG discharged by the Vessel.

(d)                                 Performance Claims Review

Customer shall provide Contractor with an opportunity to review any claim submitted by Customer under Clauses 17.3 and 17.4 and Contractor shall complete such review and provide Customer with the result thereof within ***** from the date such claim was received in writing by Contractor.  Customer may deduct from the Fees any amount to which it reasonably claims to be entitled under Clause 17.4 after the expiration of ***** from the date of Customer’s sending of a claim relating thereto to Contractor, unless, within that ***** period, Contractor provides reasonable evidence that Customer is not entitled to the proposed deduction from the Fees.  Such deduction shall be without prejudice to Contractor defending such claim or seeking a judgment or award for reimbursement of any sum Contractor contends Customer was not entitled to deduct.

(e)                                  Claim for Final Period

In the event Customer has any claim in respect of the Vessel’s performance during the final Performance Period, the amount of such claim shall be withheld from the Fees in accordance with Customer’s estimate made not earlier than ***** before the end of the Term, and any necessary adjustment after the termination of this Agreement shall be made by Contractor to Customer or Customer to Contractor, as the case may be.

18.                               Indemnification

18.1                           Subject to Clause 18.4, Contractor shall protect, defend, indemnify and hold Customer, harmless from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against any Customer Indemnified Party arising out of, attributable to or in connection with any of the following:

(a)                                  any injury (including fatal injury, illness or disease) or damage to or loss of property of any Person not being a Customer Indemnified Party or Contractor Indemnified Party arising directly or indirectly from (i) the operation of the Vessel, (ii) performance of the Operation Activities or (iii) any negligent act, omission, error or other breach of duty by any Contractor Indemnified Party, in each case, regardless of whether or not the negligence, act, omission, default, error or breach by any Customer Indemnified Party caused or contributed to such Damage, unless such injury or damage to or loss of property is caused solely by any Customer Indemnified Party;

(b)                                 any injury (including fatal injury, illness or disease) or damage to or loss of property of any Contractor Indemnified Party regardless of whether or not the negligence, act, omission, default, error or breach by any Customer Indemnified Party caused or contributed to such Damages;

(c)                                  any injury (including fatal injury, illness or disease) or damage to or loss of property of any Customer Indemnified Party arising directly or indirectly from (i) the operation of the Vessel, (ii) performance of the Operation Activities, (iii) any negligent act, omission, error or other breach of duty by any Contractor Indemnified Party, or (iv) any material misrepresentation, breach of warranty or covenant by Contractor under this Agreement, in each case regardless of whether or not the negligence, act, omission, default, error or breach of the terms of this Agreement by any Customer Indemnified Party caused or contributed to such Damages, unless such injury or damage to or loss of property is caused solely by any Customer Indemnified Party;

(d)                                 any failure by any Contractor Indemnified Party to comply with any Law or for any contravention of such applicable Law (including all applicable Brazilian Laws, including, but not limited to, labour, environmental, taxation, immigration and social security Laws and such other applicable Brazilian Laws in force for reasons of Brazilian public policy;

(e)                                  any failure by any Contractor Indemnified Party (i) any Contractor Indemnified Party to pay any Taxes relating to income or any other Taxes required to be paid by any Contractor Indemnified Party; (ii) to make any payments in respect of Taxes which are to be paid by any Contractor Indemnified Party in connection with the performance of the Operation Activities; (iii) to file Tax returns as required by applicable Law or comply with reporting or filing requirements under applicable Laws relating to Taxes; or (iv) arising by reason of any misrepresentation by or on behalf of any Contractor Indemnified Party to any Governmental Authority in respect of Taxes; and

(f)                                    except to the extent Clause 18.2(c) applies, any and all damage or harm to the environment (including any repair and clean-up) arising directly or indirectly from (i) the operation of the Vessel, (ii) performance of the Operation Activities,  or (iii) any negligent act, omission, error, or other breach of duty of any Contractor Indemnified Party.

18.2                           Subject to Clause 18.4, Customer shall protect, defend, indemnify and hold Contractor,

Indemnified Parties harmless from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against any Contractor Indemnified Party arising out of, attributable to or in connection with any of the following:

(a)                                  any failure by any Customer Indemnified Party to comply with any applicable Law or for any contravention of such applicable Law (including all applicable Brazilian Laws, including, but not limited to, labour, environmental, taxation, immigration and social security Laws and such other applicable Brazilian Laws in force for reasons of Brazilian public policy);

(b)                                 any failure by any Customer Indemnified Party (i) to pay any Taxes relating to income or any other Tax required to be paid by any Customer Indemnified Party, (ii) to make any payments in respect of Taxes which are required to be paid by any Customer Indemnified Party in connection with the performance by Customer of its duties under this Agreement, (iii) to file Tax returns as required by applicable Law or comply with reporting or filing requirements under applicable Laws relating to Taxes, or (iv) arising by reason of any misrepresentation by or on behalf of any Customer Indemnified Party to any competent Governmental Authority in respect of Taxes; and

(c)                                  any and all damage or harm to the environment (includuing any repair and clean-up) caused by any negligent act, ommission, error, or other breach of duty of any Customer Indemnified Party.

18.3                           Customer (or any Affiliate thereof) shall have the right, but not the obligation, to take any steps that are reasonably necessary in connection with remediating or cleaning up any damage or harm to the environment.  To the extent that any Contractor Indemnified Party has responsibility under this Agreement for such damage or harm, Contractor shall reminburse Customer (or its Affiliates) such remediation and/or cleanup costs and none of Customer or its Affiliates shall have any liability with respect to such remediation and/or cleanup actions; except to the extent such actions cause further damage or harm.  The performance or non-performance of any such actions by Customer (or its Affiliates) shall not relieve Contractor of any of Contractor’s obligations under this Agreement and shall be without prejudice to any other rights or remedies of any Customer Indemnified Party hereunder or otherwise.

18.4                           Notwithstanding the forgoing provisions of this Clause 18:

(a)                                  Except as set forth in Clause 18.4(b), the aggregate payment due by either Party under this Clause 18 to any Customer Indemnified Parties or the Contractor Indemnified Parties (as the case may be) shall, in each case, not exceed the aggregate of (i) the maximum insurance cover available in respect of such risks (being no less than (A) in respect of hull and machinery cover, such values adopted by first class companies covering such risks, (B) protection and indemnity cover, the maximum level available in the protection and indemnity club group, and (C) in respect of any other insurance cover, such level of insurance generally adopted (and generally available in the international insurance market) by reasonable and prudent Persons in relation to such risks) and (ii) Fifty Five Million United States Dollars ($55,000,000).

(b)                                 The provisions of Clause 18.4(a) shall not apply to any Damages arising out of or in connection with (i) Clauses 18.1(a), (e) or (f), or (ii) Clauses 18.2(a), (b) or (c), provided, however, the liability of Customer Indemnified Parties pursuant to Clause 18.2(c) shall not exceed the amount of insurance available in respect of any such liability.

(c)                                  In all other respects, the liability of each Party under this Clause 18 shall be subject to the limitation of liability afforded by any applicable Law, including without limitation the International Convention on Limitation of Liability for Maritime Claims or any other similar law or convention (and including any modifications, amendments and extensions thereto).

(d)                                 The exclusion of damages specified in Clauses 22.6(a) and (b) shall not apply in relation to Clauses 18.1(a), 18.1(f) and 18.2(c).

19.                               Salvage

19.1                           Subject to the provisions of Clause 14, all lost time and all expenses (excluding any damage to or loss of the Vessel or tortious liabilities to third parties) incurred in saving or attempting to save life or in successful or unsuccessful attempts at salvage shall be borne equally by Contractor and Customer (except to the extent reimbursed by the Vessel’s insurance); provided that Customer shall not be liable to contribute towards any salvage payable by Contractor arising in any way out of services rendered under this Clause 19.  For the avoidance of doubt, the Vessel shall remain on-Hire during any salvage operations and any Fees due shall be an expense to be borne equally by Contractor and

Customer for the duration of the operation.

19.2                           All salvage and all proceeds from derelicts shall be divided equally between Contractor and Customer after deducting expenses in accordance with Clause 19.1 and the Master’s, officers’ and crew’s share.

20.                               Liens

20.1                           Contractor Liens

Contractor shall not have, or allow others (claiming through Contractor) to have, a lien on any cargoes, fuel, freights, sub-freights or sub-hires or any sums payable to Customer or others or with respect to sales of cargoes carried on the Vessel, except to the extent such lien arises by operation of Law.

20.2                           Customer Liens

Customer shall not have, or allow others (in their dealings with Customer) to have, a lien against the Vessel, except to the extent such lien arises by operation of Law.  Customer shall however have a lien on the Vessel for all monies paid in advance and not earned, all disbursements and advances for Contractor’s account, all amounts due to Customer, including without limitation the value of fuels in the Vessel’s bunker tanks and LNG Heel and vapours on board the vessel supplied or paid for by Customer, and for any damages sustained by Customer as a result of the breach of this Agreement by Contractor.

20.3                           Release of Lien

In the event that any lien shall attach by operation of law or in violation of this Clause 20, Contractor or Customer, as the case may be, shall take such steps as reasonably necessary to ensure that the lien does not interfere with the Vessel’s operations or with Customer’s right to the Vessel and its cargo and to effect prompt release of such lien prior to the enforcement thereof.

21.                               Loss, Damage, Delay and Force Majeure

21.1                           Loss, Damage and Delay

(a)                                  The Vessel, Master and Contractor shall not, unless otherwise expressly provided in this Agreement, be liable for any loss or damage or delay or failure arising or resulting from:

(i)                                     any act, neglect or default of the Master, pilots, mariners or other servants of Contractor in the navigation or management of the Vessel;

(ii)                                  fire, unless caused by the actual fault or privity of Contractor;

(iii)                               collision or stranding unless caused by Contractor’s fault;

(iv)                              dangers and accidents of the sea; or

(v)                                 explosion, bursting of boilers, breakage of shafts or any latent defect in hull, equipment or machinery of the Vessel, unless caused by the actual fault of Contractor, provided, however, that Clauses 11 (Pilots and Tugs), 14 (Off-Hire), 17(b)(iii) (Regasification Flow Rate Compensation) and 18 (Indemnification) shall not be affected by the foregoing.

(b)                                 Provided the Vessel complies with any requirements as to compulsory pilotage, the Vessel shall have liberty to sail with or without pilots, to tow or go to the assistance of vessels in distress and to deviate for the purpose of saving life or property.

(c)                                  Clause 21.1(a) shall not apply to, or affect any liability of, Contractor or the Vessel or any other relevant person in respect of:

(i)                                     loss or damage caused to any berth, jetty, dock, dolphin, buoy, mooring line, pipe, crane or other works or equipment whatsoever at or near any place to which the Vessel may proceed under this Agreement, whether or not such works or equipment belong to Customer; or

(ii)                                  any claim (whether brought by Customer or any other person) arising out of any loss of or damage to or in connection with any cargo.  Any such claim shall be subject to the provisions of Clause 7.

(d)                                 Contractor, while seeking to rely upon any provision of this Clause 21.1, shall, as a precondition of such reliance, give notice to Customer of the event upon which it seeks to rely.  Such notice shall be given promptly upon Contractor becoming aware that such event may occur or, if the event is unforeseeable, promptly upon becoming aware of its occurrence.  Contractor shall make every reasonable effort to remove or remedy the event and to mitigate its effects as quickly as may be possible.

21.2                           Force Majeure

Subject always to Clause 21.3, and unless expressly provided otherwise in this Agreement, none of the Vessel, Master, Contractor or Customer shall be responsible for any loss or damage or delay arising from a failure, delay or omission in performing their obligations hereunder arising or resulting from any of the following events beyond the reasonable control of the affected Party to avoid, prevent or overcome, having due regard to the reasonable economic cost of avoiding, preventing or overcoming such event (each an event of “Force Majeure”):

(a)                                  fire, explosion, atmospheric disturbance, lightning, earthquake, tidal wave, tsunami, typhoon, tornado, hurricane or named storms, flood, landslide, soil erosion, subsidence, washout, perils of the sea or other acts of God;

(b)                                 war (whether declared or undeclared), blockade, civil war, act of terrorism, invasion, revolution, insurrection, acts of public enemies, mobilisation, civil commotion, riots, sabotage or assailing thieves;

(c)                                  acts of princes or rulers or acts of any Governmental Authority, or compliance with such acts, that directly affect such Party’s ability to perform its obligations hereunder;

(d)                                 plague or other epidemics or quarantines;

(e)                                  freight or other embargo or trade sanctions;

(f)                                    strike, lockout or industrial disturbance at a port or other facility at which the Vessel calls or to which or from which the Vessel transits;

(g)                                 chemical or radioactive contamination or ionising radiation;

(h)                                 seizure of the Vessel or cargo under legal process where security is promptly furnished to release Vessel or cargo but the Vessel or cargo is not released; or

(i)                                     any event affecting the transit of LNG vessels through the Suez Canal at any time, excluding any failure by Contractor or Vessel to comply with the regulations of the Suez Canal.

21.3                           Notice, Resumption of Normal Performance

Promptly upon the occurrence of an event that a Party considers may result in an event of Force Majeure, and in any event within ***** from the date of the occurrence of an event of Force Majeure, the Party affected shall give notice thereof to the other Party describing in reasonable detail:

(a)                                  the event giving rise to the potential or actual Force Majeure claim, including but not limited to the place and time such event occurred;

(b)                                 to the extent known or ascertainable, the obligations which may be or have actually been delayed or prevented in performance and the estimated period during which such performance may be suspended or reduced, including the estimated extent of such reduction in performance;

(c)                                  the particulars of the programme to be implemented to ensure full resumption of normal performance hereunder; and

(d)                                 the quantities of LNG which it reasonably expects to be able to transport during the period for which Force Majeure relief can reasonably expected to be claimed.

Such notices shall thereafter be supplemented and updated at weekly intervals during the period of such claimed Force Majeure specifying the actions being taken to remedy the circumstances causing such Force Majeure and the date on which such Force Majeure and its effects end.

21.4                           Examination

The Party affected by an event of Force Majeure shall, at the request of the other Party, give or procure access if they are able so to do (at the expense and risk of the Party seeking access) at all reasonable times for a reasonable number of representatives of such Party (and of Customer’s Personnel, in the case of Customer) to examine the scene of the event and the facilities affected which gave rise to the Force Majeure claim.

In the event of a Force Majeure affecting the Vessel, Master, Contractor or Customer, the Party affected thereby shall take all measures reasonable in the circumstances to overcome or rectify the event of Force Majeure and its consequences and resume normal performance of this Agreement as soon as reasonably possible once the event of Force Majeure has passed or been remedied; provided, however, the Parties agree that the settlement of any strike, lockout or industrial disturbance shall be in the sole discretion of the Party affected by such event of Force Majeure.

21.5                           Customer’s Termination for Force Majeure

(a)                                  Cancellation for Contractor’s Force Majeure

If the occurrence of an event within Clause 21.2 affecting the Vessel excuses Contractor from performing its obligations hereunder for a continuous period of *****.

(b)                                 Compensation

Neither Party shall be required to pay to the other Party any compensation whatsoever upon termination of this Agreement pursuant to this Clause 21.5.

21.6                           Vessel Remains on Hire

Notwithstanding the provisions of Clause 21.2 and the occurrence of Force Majeure events, the Vessel shall remain on hire and Fees shall continue to be paid, provided that the Vessel remains at the effective disposal of Customer during the period or periods of such Force Majeure events and the Vessel is not otherwise off-Hire during such periods.

21.7                           Limitations on Force Majeure

The exceptions stated in this Clause 21 shall not affect the provision for payment and cessation of Fees stipulated in this Agreement, the obligations of Contractor under Clause 4 in respect of the loading, handling, stowage, carriage, custody, care and discharge of cargo in this Agreement and/or Customer’s options to otherwise terminate this Agreement in accordance with its terms.

22.                               Default and Remedies

22.1                           Event of Contractor’s Default

Each of the following events affecting Contractor shall be an event of Contractor’s default (“Event of Contractor’s Default”):

(a)                                  Contractor or Owner suspends payment of its debts or is unable to pay its debts or is otherwise insolvent;

(b)                                 Contractor or Owner passes a resolution, commences proceedings, or has proceedings commenced against it (which are not stayed within ***** of service thereof), in the nature of bankruptcy or reorganisation resulting from insolvency, liquidation or the appointment of a receiver, trustee in bankruptcy or liquidator of its undertakings or assets;

(c)                                  Contractor or Owner enters into any composition or scheme or arrangement with its creditors in circumstances where Clause 22.1(a) applies;

(d)                                 Without Customer’s prior written consent:

(i)                                     the Vessel ceases to be registered under the laws of the Registry (or such other country where it has otherwise been registered by mutual agreement of the Parties);

(ii)                                  the Vessel ceases to hold a classification certificate with the Classification Society;

(iii)                               Owner or Contractor effects a mortgage, charge, lien, encumbrance, security or third party right on or over the Vessel, any insurance and any rights to receive any payment in relation to the Vessel without Customer’s consent and fails to cause a lender or financing party to enter into a quiet enjoyment agreement in a form acceptable to Customer;

(iv)                              the Vessel is arrested as a consequence of any claim or event (other than a claim arising by, through or under Customer), and is not released from such arrest within ***** after being arrested;

(v)                                 Owner transfers title to the Vessel to any other Person otherwise than in compliance with this Agreement;

(vi)                              Owner or Contractor fails to maintain any of the insurances it is obliged to maintain under this Agreement or in respect of the Vessel and such default is not cured within *****;

(vii)                           Contractor makes an assignment, transfer or novation prohibited by this Agreement;

(viii)                        a change of the Manager is made in a manner prohibited by this Agreement; or

(e)                                  Contractor is in material breach of any term or condition of this Agreement and has failed to cure such breach within a reasonable period of time, but in no event longer than ***** after receipt of notice of such breach from Customer;

(f)                                    Contractor or Owner fails to comply with the business principles set forth in Clause 32; or

(g)                                 The Vessel is off-Hire for the period described in Clause 14.5.

22.2                           Event of Customer’s Default

Each of the following events shall be an Event of Customer’s Default (“Event of Customer’s Default”):

(a)                                  Customer suspends payment of its debts or is unable to pay its debts when due or is otherwise insolvent;

(b)                                 Customer passes a resolution, commences proceedings, or has proceedings commenced against it (which are not stayed within ***** of service thereof), in the nature of bankruptcy or reorganisation resulting from insolvency, liquidation or the appointment of a receiver, trustee in bankruptcy or liquidator of its undertakings or assets;

(c)                                  Customer enters into any composition or scheme or arrangement with its creditors in circumstances where Clause 22.2(a) applies;

(d)                                 Customer is in material breach of any condition of this Agreement (other than the obligation to pay Fees or other amounts when due) and has failed to cure such breach within a reasonable period of time, but in no event longer than ***** after receipt of notice of such breach from Contractor as applicable or

(e)                                  Customer fails to pay Fees or other amounts when due and payable and such failure continues for *****.

22.3                           Remedies

(a)                                  In addition to any other rights herein, in any other agreement or at law, upon the occurrence of an Event of Contractor’s Default, Customer may terminate this Agreement by issuing a termination notice with immediate effect at any time after the expiry of ***** after having given notice of default (with reasonable particulars thereof) to Contractor, provided, however, that if such Event of Contractor’s Default is capable of being cured and is cured within the ***** notice period, Customer shall not terminate this Agreement.  Notwithstanding the immediately preceding sentence, termination of this Agreement shall take effect immediately upon Contractor’s receipt of Customer’s notice in respect of Clauses 22.1(a), (b), (c), (d), (vi), (vii) and (viii) or (f) (provided that, in respect of Clause 22.1(d)(vi), such notice may only be served after the specified cure period).  If this Agreement is terminated, Contractor shall immediately reimburse Customer in accordance with Clause 22.4 below, and, if requested to do so by Customer in the termination notice, as soon as reasonably practical, and in compliance with Safety and other applicable regulations, remove the Vessel from Customer’s Facilities.

(b)                                 Upon the occurrence of any Event of Customer’s Default (other than failure to pay Fees) Contractor may terminate this Agreement upon not less than ***** prior written notice to Customer, provided, however, that if such Event of Customer’s Default is capable of being cured and is cured within the ***** notice period, Contractor shall not terminate this Agreement.  If the Event of Customer’s Default results from a failure by Customer to pay Fees or any other amount due under this Agreement by the due date for payment, then (without prejudice to Contractor’s right to sue for recovery of any amounts due):

(i)                                     Contractor shall notify Customer of such failure;

(ii)                                  within ***** of such notification Customer shall pay to Contractor the amounts due and payable (including outstanding Fees plus any interest), failing which Contractor shall have the right at any time to withdraw the services provided hereunder and terminate this Agreement;

(iii)                               Customer shall indemnify Contractor in respect of any liabilities incurred by Contractor under any Bill of Lading or any other contract of carriage issued by Contractor or on behalf of Contractor as a consequence of Contractor’s withdrawal of the services provided hereunder and termination of this Agreement; and

(iv)                              the exercise by Contractor of any of its rights under this Clause 22.3 shall be without prejudice to any other rights or remedies Contractor may have at law.

(c)                                  Customer may terminate this Agreement upon the occurrence of extended Force

Majeure as provided in Clause 21.5.

(d)                                 If this Agreement is terminated pursuant to Clause 22.3(a), Customer shall not be liable to Contractor for any amounts in respect of such termination or in respect of Customer’s obligations hereunder during the remainder of the Term (including, without limitation, the obligation to pay Fees hereunder for the period following the date of such termination).

22.4                           Reimbursement of Fees

If this Agreement is terminated prior to the expiration of the Term in accordance with any provision of this Agreement or by reason of law, Contractor shall immediately reimburse Customer for the value of any Fees paid but not earned and any other sums for which Customer is entitled to under this Agreement, as well as any damages to which Customer may be entitled if termination is due to Contractor’s fault or breach of this Agreement.

22.5                           Damages/Indemnification

(a)          (i)                                     Contractor shall (whether or not Customer terminates this Agreement) indemnify and hold harmless Customer against any and all Damages that Customer may have sustained as a result of an Event of Contractor’s Default, and Customer may deduct from Fees any such Damages incurred by Customer.

(ii)                               Customer shall (whether or not Contractor terminates this Agreement) indemnify and hold harmless Contractor against any and all Damages that Owner may have sustained as a result of an Event of Customer Default.

(b)                                 The exercise by either Party of their respective rights under this Clause 22 shall be without prejudice to any other rights or remedies that each may have accrued prior to the date thereof, and any provisions of this Agreement necessary for the exercise of such accrued rights and remedies and shall survive termination of this Agreement to the extent so required.

(c)                                  Customer shall be entitled (but not obliged) to advance moneys or guarantees so as to settle any of the Vessel’s accounts or Contractor’s accounts with respect to the Vessel and to secure the release of the Vessel from any arrest so as to exercise Customer’s rights hereunder; provided that Customer shall recover any expenditures made by Customer hereunder through the Monthly Fees Invoice, together with interest thereon at the rate of *****.

22.6                           No Consequential Losses

Except as otherwise expressly provided in this Agreement, neither Party shall be liable to the other Party under this Agreement as a result of any act or omission in the course of or in connection with the performance of this Agreement for or in respect of:

(a)                                  any indirect, incidental, consequential, exemplary or punitive loss or damages;

(b)                                 any loss of income or profits; or

(c)                                  any Damages incurred under or in connection with any other contracts between either of the Parties and any third parties, as applicable, including under any LNG SPA or Designated Trade.

23.                               Injurious cargoes

No acids, explosives or cargoes injurious to the Vessel shall be shipped and, without prejudice to the foregoing, any damage to the Vessel caused by the shipment of any such cargo effected at Customer’s request, and the time taken to repair such damage, shall be for Customer’s account; provided however that LNG shall in no circumstances be considered as an acid, explosive or injurious cargo for the purposes of this Agreement.  No voyage shall be undertaken, nor any goods or cargoes loaded, that would expose the Vessel to capture or seizure by rulers or governments.

24.                              Laying-Up

24.1                           Customer’s Option

Customer shall have the right (a) during the Term to require Contractor to lay up the Vessel for all or any portion of the Term at a safe place nominated by Customer, taking into account questions of maintenance access and security and (b) during any period of lay up, to require Contractor to put the Vessel back into service and, upon receipt of any notice from Customer to that effect, Contractor shall immediately take steps to restore the Vessel to service as promptly as reasonably possible.  Customer may exercise the above rights any number of times during the Term.  During any period of lay-up under this Clause 24, Contractor’s duty of maintenance under Clause 4.3 shall be reduced to the standard ordinarily applied by prudent owners to vessels of the same type in lay-up and the provisions of Clauses 14 (Off-Hire) and 17.3 (Performance Warranties) shall not apply. Until such time as it is practicable for Contractor to implement or complete all work that is required with respect to fouling (as determined during any survey conducted pursuant to Clause 24.2) to restore the Vessel to a condition it would have been in if it had not been laid-up, any reduction in the Vessel’s performance due to such fouling during a lay-up requested by Charterer under this Clause 24 shall not give rise to a performance claim against Contractor pursuant to Clause 17.4 of this Agreement.  During any period of such lay up the Fees shall be adjusted to reflect any net increases in expenditure reasonably incurred and any net savings (if any) which should reasonably be made by Contractor as a result of such lay up.

24.2                           Surveys on Lay Up

Contractor shall permit (or procure, if requested by Customer) that an in-water survey of the hull is performed (a) each time the Vessel enters into lay up and (b) immediately prior to the end of any lay up period.  The Vessel shall remain on Hire during such survey.

24.3                           Fee Adjustment

At or before the beginning of any lay up period pursuant to this Clause 24, Contractor shall provide an estimate (“Estimate”) of the savings and extra expense to Customer during the lay up period.  Upon Customer’s acceptance of such Estimate, the Fees shall be adjusted based on the Estimate and such adjustment shall apply to the Fee payments thereafter due.

When assessing such saving or extra expense, the items to be taken into account shall include changes in amounts expended on administration, manning, stores, spare gear, lubricating oils, P&I Club insurance (including the effect of any damage franchise), repairs and maintenance, surveys and drydocking.  As soon as practical after re-entry of the Vessel into service under this Agreement, Contractor shall make a calculation of the actual savings less actual extra expenses as aforesaid for the period of the lay up and a balancing payment shall be made by Contractor or Customer, as the case may be, assuming Customer’s agreement with Contractor’s calculations.

25.                               Requisition

25.1                           Requisition of Title

In the event that title to the Vessel is requisitioned or seized by any Governmental Authority (or the Vessel is seized by any Person, entity or Governmental Authority under circumstances that are equivalent to requisition of title), the Vessel shall be off-Hire during the period of requisition and, if no assignment of this Agreement can be made on terms acceptable to Customer within a period of *****, then Customer shall have the option upon written notice to Contractor to terminate this Agreement without payment of any fee whatsoever, such termination effective upon the date of such requisition.

25.2                           Other Requisition

In the event that the Vessel is requisitioned for use or seized by any Governmental Authority, Person or entity on any basis not involving or not equivalent to requisition of title, Customer shall have the option immediately to terminate this Agreement.

26.                               War

26.1                           Outbreak of War

If war or hostilities break out between any two or more of the following countries: United States of America, the Russian Federation, the People’s Republic of China, United Kingdom, Brazil, and the country that the Vessel is registered in, then both Contractor and Customer shall have the right to cancel this Agreement provided that such war or hostilities materially and adversely affect the trading of the Vessel for a period of at least *****.

26.2                           War Risks

(a)                                  The Master shall not be required or bound to sign Bills of Lading for any place which in his or Contractor’s reasonable opinion is dangerous or impossible for the Vessel to enter or reach owing to any blockade, war, hostilities, warlike operations, civil commotions, revolutions, act of piracy, acts of terrorists, acts of hostility or malicious damage.

(b)                                 If in the reasonable opinion of the Master or Contractor it becomes, for any of the reasons set out in this Clause 26.2(a) or by the operation of international law, dangerous, impossible or prohibited for the Vessel to reach or enter, or to load or discharge cargo at, any place to which the Vessel has been ordered pursuant to this Agreement (a “place of peril”), then Customer or its agents shall be immediately notified in writing or by radio messages, and Customer shall thereupon have the right to order the cargo, or such part of it as may be affected, to be loaded or discharged, as the case may be, at any other place within the trading limits of this Agreement (provided such other place is not itself a place of peril).  If any place of discharge is or becomes a place of peril, and no orders have been received from Customer or its agents within ***** after dispatch of such messages, then Contractor shall be at liberty to discharge the cargo or such part of it as may be affected at any place which it or the Master may in its or his discretion select within the trading limits of this Agreement and such discharge shall be deemed to be due fulfilment of Contractor’s obligations under this Agreement so far as cargo so discharged is concerned.

(c)                                  The Vessel shall have liberty to comply with any directions or recommendations as to departure, arrival, routes, ports or call, stoppages, destinations, zones, waters, delivery or any other instructions whatsoever given by the government of the state of the Registry or any other Governmental Authority or by any Person or body acting or purporting to act as or with the authority of any such Governmental Authority including any de facto Governmental Authority or by any Person or body acting or purporting to act as or with the authority of any such Governmental Authority or by any committee or Person having under the terms of the war risks insurance on the Vessel the right to give any such directions or recommendations.  If by reason of or in compliance with any such directions or recommendations anything is done or is not done, such shall not be deemed a deviation.  If by reasons of or in compliance with any such direction or recommendations the Vessel does not proceed to any place of discharge to which she has been ordered pursuant to this Agreement, the Vessel may proceed to any place which the Master or Contractor in his or its discretion select and there discharge the cargo or such part of it as may be affected.  Such discharge shall be deemed to be due fulfilment of Contractor’s obligations under this Agreement so far as cargo so discharged is concerned.

(d)                                 Customer shall procure that all Bills of Lading issued under this Agreement shall contain provisions equivalent to this Clause 26.2.

26.3                           Additional War Expenses

If the Vessel is ordered to trade in areas where there is war (de facto or de jure) or threat of war, Customer shall reimburse Contractor for any additional insurance premiums, crew bonuses and other expenses which are reasonably incurred by Contractor as a consequence of such orders, provided that Customer is given notice of such expenses as soon as practicable and in any event before such expenses are incurred, and provided further that Contractor obtain from its insurers a waiver of any subrogated rights against Customer in respect of any claims by Contractor under its war risk insurance arising out of compliance with such orders.

Any payments by Customer under this Clause 26.3 will only be made against proven documentation.  Any discount or rebate refunded to Contractor for whatever reason, in respect of additional war risk premium shall be passed on to Customer.

27.                               Both to Blame Collision Clause

27.1                           Application to this Agreement

If the liability for any collision in which the Vessel is involved while performing this Agreement falls to be determined in accordance with the laws of the United States of America, the following provisions shall apply:

(a)                                  If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the owner of the cargo carried hereunder will indemnify the carrier against all loss or liability to the other or non-carrying ship of her owner in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owner of the said cargo, paid or payable by the other or non-carrying ship or her owner to the owner of the said cargo and set off, recouped or recovered by the other or non-carrying ship or her owner as part of their claim against the carrying ship or carrier.

(b)                                 The foregoing provisions shall also apply where the owner, operators or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact.

27.2                           Application to Bills of Lading

Customer shall procure that all Bills of Lading issued under this Agreement shall contain provisions in the terms at Clause 27.1(a) and (b), to be applicable where the liability for an collision in which the Vessel is involved falls to be determined in accordance with the laws of the United States of America.

28.                               New Jason Clause

28.1                           Application to this Agreement

General average contributions shall be payable according to the York/Antwerp Rules 1974, as amended in 1994 or any amendment thereto (“York/Antwerp Rules”), and shall be adjusted in London in accordance with English law and practice but should adjustment be made in accordance with the law and practice of the United States of America, the following provisions shall apply:

(a)                                  In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible by statute, contract or otherwise, the cargo, shippers, consignees or owner of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo.

(b)                                 If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers.  Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo, shippers, consignees or owner of the cargo to the carrier before delivery.

28.2                           Application to Bills of Lading

Customer shall procure that all Bills of Lading issued under this Agreement shall contain provisions in the terms at Clause 28.1(a) and (b), to be applicable where adjustment of general average is made in accordance with the laws and practice of the United States of America.

29.                               Insurance

29.1                           Coverage, Costs and Liability Levels

Contractor shall procure that Owner shall effect and maintain insurance in accordance with the terms of Schedule IV and the Law throughout the Term.  On or before the Delivery Date, and thereafter on each renewal of the Compulsory Insurances, Contractor shall provide Customer with a true copy of the insurance certificates, cover notes or certificates of entry, together with confirmation from the insurers that such insurance cover will be effective on and from the Delivery Date.  Contractor agrees to provide to Customer copies of the policies of all Compulsory Insurances as soon as practicable, but not later than ***** after the Delivery Date; provided that Contractor shall be entitled to remove from such policies all information relating to premiums or other similarly commercially sensitive information and all information which is confidential as between

Owner, Contractor and their insurers.

29.2                          Lapse of Coverage(s)

If there is a failure or lapse of the insurance(s) required by Clause 29.1 for any reason at any time during the Term and if such failure or lapse remains unremedied, Customer shall have the option after *****  notice to Contractor to terminate this Agreement when the Vessel is cargo-free. A termination or failure to terminate this Agreement in accordance with this Clause 29.2 shall be without prejudice to any claims for damages that Customer may have by reason of Contractor’s fault for non-coverage.

30.                               Assignment by Contractor

Contractor may not assign, in whole or in part, novate or transfer any of its rights or obligations hereunder without the prior written consent of Customer.  Contractor shall remain jointly and severally liable with any of its assignees for the performance of Contractor’s obligations hereunder.

31.                               Assignment by Customer

31.1                           Except as set forth in Clauses 31.2 and 31.3, Customer may not assign, in whole or in part, novate or transfer any of its rights or obligations hereunder without the prior written consent of Contractor.

31.2                           Notwithstanding the forgoing provisions of Clause 31.1, Customer may assign, in whole or in part, novate or transfer any of its rights and obligations hereunder to any Person that is not an Affiliate of Customer without the consent of Contractor; provided that Customer shall be jointly and severally liable with such Person for such Person’s payment obligations hereunder.

31.3                           Notwithstanding the forgoing provisions of Clause 31.1, Customer may assign, in whole or in part, novate or transfer any of its rights and obligations hereunder to any of Customer’s Affiliates without the consent of Contractor; provided that Customer shall be jointly and severally liable with such Affiliate for its obligations hereunder.

32.                               Business Principles

32.1                          Compliance with Law

Contractor agrees to comply with all laws, decrees, ordinances, directives and lawful regulations of any Governmental Authority in connection with this Agreement or applicable to any activities carried out by Contractor in the name, or otherwise on behalf, of Customer under the provisions of this Agreement.

32.2                          Proper Practice

Contractor shall not pay any fee, commission, rebate or anything of value to or for the benefit of any employee of Customer, nor will Contractor do business with any company knowing the results might directly benefit an employee of Customer.  Contractor shall use its best efforts not to permit any of Contractor’s employees, servants, agents or representatives to engage in any activities contrary or detrimental to the best interests of Customer.

(a)                                  Contractor and Customer mutually agree that, in connection with this Agreement and the activities contemplated herein, neither of them nor any of their respective employees, servants, agents, representatives or Affiliates will take action, or omit to take any action, that would cause the other Party to be in violation of any Law related to the other Party’s business practices, including the U.S. Foreign Corrupt Practices Act or any similar statute of any Governmental Authority.

(b)                                 Contractor agrees that all invoices rendered by Contractor to Customer, as provided for in this Agreement, shall, in reasonable detail, accurately and fairly reflect the facts about all activities and transactions handled for the account of Customer.

(c)                                  Notwithstanding the generality of the foregoing, Contractor represents and warrants that neither Contractor nor any officer, director, commissioner, shareholder, employee, servant, agent or representative thereof will make or cause to be made any payment, loan, or gift of any money or anything of value, directly or indirectly:

(i)                                     to or for the benefit of any official or employee of any Governmental Authority thereof; or

(ii)                                  to any other Person or entity,

where such payment, loan, or gift of any money or anything of value is intended to influence a decision in favour of Customer in a manner that is inconsistent with the principles set forth in this Clause 32.  Breach of this Clause 32.2 by Contractor shall constitute sufficient grounds for Customer forthwith to terminate this Agreement under Clause 22, by so notifying Contractor in writing.

32.3                           Ethical Policy

Customer and Contractor may each from time to time advise the other Party of any ethical or business practices policy which apply to the relevant Party and the other Party shall use reasonable endeavours to adhere to such policy, provided it does not affect the safe or reliable operation of the Vessel or give rise to the other Party incurring any unnecessary cost.

32.4                          Customer Practice

Contractor acknowledges that at the time of entry into service of the Vessel, it will have been provided with a copy of Customer’s rules and instructions relating to the operation of the Vessel at Customer’s Facilities and each other terminal located in Brazil and in Brazilian waters, and undertakes that Contractor and the Manager of the Vessel shall at all times comply with the requirements and recommendations therein and as amended.

32.5                          SIGTTO

The Vessel shall perform in accordance with SIGTTO 2000 edition of liquefied gas handling principles on ships and in terminals and the 1995 edition of ICS Vessel safety guide (liquefied gases), as they may be amended from time to time.

32.6                          Automated Manifest System (AMS)

(a)                                  If the Vessel loads or carries cargo destined for the United States of America or passes through United States of America ports in transit, Contractor shall comply with the current US Customs regulations (19 CFR 4.7) or any subsequent amendments thereto and shall (unless Customer requests otherwise) undertake the role of carrier for the purposes of such regulations and shall, in its own name, time and expense:

(i)                                     have in place a SCAC (Standard Carrier Alpha Code);

(ii)                                  have in place an ICB (International Carrier Bond); and

(iii)                               submit cargo declarations by AMS (Automated Manifest System) to the US Customs.

(b)                                 Customer shall provide all necessary information to Contractor and/or its agents to enable Contractor to submit a timely and accurate cargo declaration.

32.7                          Liabilities

(a)                                  Customer shall assume liability for and shall indemnify, defend and hold harmless Contractor against any loss and/or damage (excluding consequential and indirect loss and/or damage) and/or any expenses, fines, penalties and any other claims, including but not limited to legal costs, arising from Customer’s failure to comply with any of the provisions of this Clause 32.  Should such failure result in any delay then notwithstanding any provision in this Agreement to the contrary, the Vessel shall remain on hire.

(b)                                 Contractor shall assume liability for and shall indemnify, defend and hold harmless Customer against any loss and/or damage (excluding consequential and indirect loss and/or damage) and any expenses, fines, penalties and any other claims, including but not limited to legal costs, arising from Contractor’s failure to comply with any of the provisions of this Clause 32.  Should such failure result in any delay then notwithstanding any provision in this Agreement to the contrary, the Vessel shall be off-Hire for all time lost.

32.8                         Identity of Carrier

The assumption of the role of carrier by Contractor pursuant to this Clause 32.8 and for the purpose of the US Customs Regulations (19 CFR 4.7) shall be without prejudice to the identity of carrier under any bill of lading, other contract, law or regulation.

33.                               Drugs and Alcohol

Contractor warrants that it has in force an active policy covering the Vessel which meets or exceeds the standards set out in the “Guidelines for the Control of Drugs and Alcohol On Board Ship” as published by OCIMF dated June 1995 (or any subsequent modification, version, or variation of these guidelines) and in Schedule II, and that this policy will remain in force throughout the Term, and Contractor will exercise due diligence to ensure the policy is complied with.

34.                               Pollution and Emergency Response

34.1                          Contractor shall exercise all due diligence to ensure that no oil or harmful or hazardous substances of any description shall be discharged or escape accidentally or otherwise from the Vessel; and that the Vessel, its officers and crew shall comply with all international, national and state oil and air pollution and environmental laws, conventions or regulations (“Pollution Regulations”) applying in or to international waters and the territorial waters of the countries into which the Vessel may trade under this Agreement, as well as the rules set out in Schedule II.  Contractor shall produce evidence satisfactory to Customer demonstrating Contractor’s compliance with any financial responsibility requirements that may exist under any Pollution Regulations.  For the avoidance of doubt, should the Vessel, Owner, Contractor or Master breach any of the undertakings hereunder or commit any offence under any Pollution Regulations and as a result the Vessel is unavailable for service under this Agreement, the Vessel shall be off-Hire until the Vessel is again in a state to resume service under this Agreement and has regained a point of progress at least equivalent to that when the hire ceased.

34.2                        Contractor warrants that it is a member of the International Tanker Owner’s Pollution Federation (“ITOPF”), or any successor body of the same, and that Contractor will retain such membership during the Term.

34.3                        Contractor shall advise Customer of its organisational details and names of Contractor’s personnel together with their relevant telephone/facsimile/e-mail/telex numbers, including the names and contact details of Qualified Individuals for OPA 90 response, who may be contacted on a twenty four (24) hour basis in the event of oil spills or emergencies.  Contractor shall update such information and provide Customer with such revised details on a regular basis so as to ensure that Customer has up to date and correct information.

Notice to Contractor’s Pollution and Emergency Response Department:

1) Weston B. Fizgerald (Designated Person Ashore)

Office: +65 6 220 7291

Fax : +65 6 795 3123

Home : +65 6 898 2762

Mobile: +65 9 626 7520

2) Stephen Ainscough (General Manager Gas)

Office: +65 6 220 7291

Fax : +65 6 795 3123

Home : +65 6 271 6934

Mobile: +65 9 823 7150

Address:

THOME SHIP MANAGEMENT PTE LTD

16 Raffles Quay, #43-01, Hong Leong Building, Singapore 048581

P.O.Box 2844 Singapore 904844

Email : office@thome.com.sg

24 hours emergency number is: +65 9 631 6304

Notice to Customer’s Pollution and Emergency Response Department:

00-55-21-3224-6555 (24 hours)

Marco José de Macedo Derton
Environmental Manager
Avenida Almirante Barroso, 81
20030-003, Rio de Janeiro
Brazil

Luis Claudio Malaguti
Safety, Environment and Health Manager
Avenida Almirante Barroso, 81
20030-003, Rio de Janeiro
Brazil

Tel: 00-55-21-3229-1299 / 4790
Out of office hours: 00-55-21-8131-7459 / 00-55-21-9624-0036

34.4                        In the event of any spillage, discharge or release of LNG or other substance from the Vessel, Contractor shall immediately and at its cost and expense, take all necessary measures to minimize such spillage, discharge or release.  Notwithstanding the foregoing, Customer may, at its option, and upon notice to Contractor and the Master undertake measures to prevent or minimize damage in case of an accidental escape of LNG or other substance from the Vessel.  In such instances, Customer shall be deemed to take all measures on behalf of Contractor and all costs and expenses shall be for Contractor’s account.

34.5                        Contractor shall promptly notify Customer, and in any event not later than twenty-four (24) hours after such occurrence, in the event whether occurring at sea or in port, of any fire, explosion, accident, collision, grounding, cargo release or spill or any other reason that could result in a significant delay or serious damage to the Vessel, the Vessel’s crew or cargo.

35.                               ISPS Code/US MTSA 2002

This Clause 35 makes reference to the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (“ISPS Code”) and the US Maritime Transportation Security Act 2002 (“MTSA”).

35.1                          (a)                                  During the Term, Contractor shall procure that both the Vessel and “the Company” (as defined by the ISPS Code) and the “owner” (as defined by the MTSA) shall comply with the requirements of the ISPS Code relating to the Vessel and “the Company” and the requirements of the MTSA relating to the Vessel and the “owner”.  Upon request Contractor shall provide documentary evidence of compliance with this Clause 35.1(a).

(b)                                  Except as otherwise provided in this Agreement, loss, damage, expense or delay caused by failure on the part of Contractor or “the Company”/”owner” to comply with the requirements of the ISPS Code/MTSA or this Clause 35 shall be for Contractor’s account.

35.2                          (a)         Customer shall provide Contractor and the Master with its full contact details and shall ensure that the contact details of all sub-charterers are likewise provided to Contractor and the Master.  Further more, Customer shall ensure that all sub-charter parties it enters into during the Term contain the following provision: “The charterer shall provide the owner of the Vessel with its full contact details and, where sub-letting is permitted under the terms of the charter parties, shall ensure that the contact details of all sub-charterers are likewise provided to the owner of the Vessel.”

(b)                                 Except as otherwise provided in this Agreement, loss, damage, expense or delay, caused by failure on the part of Customer to comply with this sub-Clause 35.2 shall be for Customer’s account.

35.3                           Notwithstanding anything else contained in this Agreement, costs or expenses related to security regulations or measures required by a port facility or any relevant authority in relation to the ISPS Code/MTSA including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be for Customer’s account, unless such costs or expenses result solely from Contractor’s act or omission in which case such costs or expenses shall be for Contractor’s account.  All measures required by Contractor to comply with the security plan required by the ISPS Code/MTSA shall be for Contractor’s account.

35.4                           Notwithstanding any other provision of this Agreement, the Vessel shall be off-Hire where there is a loss of time caused by Contractor’s or Owner’s failure to comply with the ISPS Code/MTSA.

35.5                           Notwithstanding any other provision of this Agreement, the Vessel shall not be Off-Hire where there is a loss of time caused by the Customer’s failure to comply with the ISPS Code/MTSA.

35.6                           If either Party makes any payment, which is for the other Party’s account according to this Clause 35, the other Party shall indemnify the paying Party.

36.                               Law and Litigation

36.1                          Governing Law

This Agreement shall be governed by the laws of England and Wales.

36.2                           Arbitration

(a)                                  Any dispute, controversy or claim arising out of or in connection with this Agreement (a “Dispute”) shall be finally and (except as expressly provided otherwise in this Clause 36.2) exclusively determined by referral to arbitration in London, England in accordance with the rules of the London Maritime Arbitrators Association (the “LMAA Rules”), as amended, by a panel of three (3) arbitrators who shall be familiar with the maritime or LNG industry, fluent in English, familiar with the general principles of English law, and experienced in arbitrations conducted under the LMAA Rules.  Notwithstanding the above provisions, either Party may seek interlocutory relief in equity, if appropriate.  Each Party shall appoint one arbitrator, and the two so appointed shall thereafter appoint the third arbitrator.

Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of ***** (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

(b)                                 The language of the arbitration shall be English.

(c)                                  The arbitrators are not authorised to make any decision or award ex aequo et bono but shall apply the governing law chosen by the Parties.

(d)                                 The arbitral panel shall issue its reasoned award in writing, and is authorised to award costs and attorneys’ fees to the prevailing Party as part of its award.

(e)                                  Any award shall be binding and enforceable against the Parties in any court of competent jurisdiction, and the Parties hereby waive any right to appeal such award on the merits or to challenge the award except on the grounds set forth in Article V of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

(f)                                    Notwithstanding the foregoing agreement to arbitrate, the Parties expressly reserve the right to seek provisional relief from any court of competent jurisdiction to preserve their respective rights pending arbitration, and in seeking such relief shall not waive the right of arbitration.

(g)                                 The Parties shall continue to perform this Agreement during arbitration proceedings and the arbitral panel shall have the authority to determine the validity of this Agreement and to arbitrate any Dispute submitted to it.

36.3                          Caveat

Notwithstanding the reference of a Dispute for resolution, the Parties shall continue diligently to observe and perform their respective obligations and duties under this Agreement as if no Dispute had arisen, except if a Party has given notice to terminate this Agreement.  This Clause 36 shall survive termination of this Agreement.

37.                               Confidentiality

37.1                          The Parties agree to keep Confidential Information strictly confidential, except in the following cases when the receiving Party shall be permitted to disclose such information:

(a)                                  It is already known to the public or becomes available to the public other than through the act or omission of the receiving Party; or

(b)                                 It is required to be disclosed under Law (provided that the receiving Party shall give notice of such required disclosure to the disclosing Party prior to the disclosure); or

(c)                                  In filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings; or

(d)                                 To any of the following persons to the extent necessary for the proper performance of their duties or functions:

(i)                                     A buyer or seller or potential buyer or seller of LNG shipped or to be shipped on the Vessel only to the extent that such information disclosed is necessary for the operational purposes of the Vessel under this Agreement and does not contain any information relating to pricing or other similarly commercially sensitive information;

(ii)                                  An Affiliate of the receiving Party;

(iii)                               Employees, officers, directors and agents of the receiving Party;

(iv)                              Professional consultants retained by the receiving Party; and

(v)                                 Financial institutions advising on, providing or considering the provision of financing to the receiving Party or any Affiliate thereof,

Provided that the receiving Party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any unauthorized party or persons.

37.2                           The provisions of this Clause 37 shall survive for a period of two (2) years after the termination or expiry of this Agreement.

38.                               Construction

38.1                           This Agreement constitutes the entire agreement between the Parties bound hereby and supersedes and replaces all other written or oral negotiations, representations, warranties, agreements and undertakings made or entered into by or between Contractor and Customer with respect to the subject matter herein prior to the date hereof.

38.2                           No provision of this Agreement shall be interpreted or construed against a Party because that Party or its legal representative drafted the provision.

39.          Notices

39.1         Address for Notices

Any notice given, or required to be given, by either Party to the other Party hereunder, shall be sent by telex, fax, registered mail, e-mail or registered airmail to the following addresses:

Notice to Contractor:           Gary Smith, Chief Executive Officer
Golar Management (UK) Limited
30 Marsh Wall
London E14 9TP
England

Tel: + 44 20 7517 8600
Fax: + 44 20 7517 8601
Email: gary.smith@golar.com
Copy to: Graham Robjohns, Chief Finance Officer

Notice to Contractor’s Operations Department:
Jon Rossing
Operations Manager
Golar LNG
Bryggegata 3
P.O. Box 2008 - Vika
N-0125 Oslo
Norway

Tel: +47 32 11 41 33
Mobile: +47 208 00 472
Fax: +47 23 11 41 21
e-mail: jon.rossing@golar.com

Notice to Customer:             Antonio Eduardo Monteiro de Castro
Petrobras S.A.
AV. Almirante Barroso
81-34th Floor
20031-004, Rio de Janeiro
Brazil

Tel: 00-55-21-3229-2055
Fax: 00-55-21-3229-4703
Email:  aemcastro@petrobras.com.br

Copy to:                                 Domingos José de Oliveiro
Petrobras S.A.
AV. Almirante Barroso
81-33rd Floor
20031-004, Rio de Janeiro
Brazil

Tel: 00-55-21-3229-4998
Fax: 00-55-21-3229-4852
Email:  domingo@petrobras.com.br

Notice to Customer’s Operations Department:

Celso Luiz Silva Pereira Souza
General Manager for Planning and Implementation of Natural Gas Logistics
Petrobras S.A.
Almirante Barroso 81, 36th floor
Rio de Janeiro - RJ - Brazil
20031-004

Tel:       +55-21- 3229-0152
Mobile: +55-21-9605-7070
Fax:  +55-21-3229-4855/4854
E.mail:  celsopsouza@petrobras.com.br

or to such other addresses as the Parties may respectively from time to time designate by notice in writing.  Any failure to transmit a copy of the notice to a Party listed as entitled to receive a copy shall not in any way affect the validity of any notice otherwise properly given as provided in this Clause 39.

39.2         Notices in Writing

Any notice required to be given pursuant to this Agreement shall be deemed to be duly received only:

(a)           In the case of a telex, at the time of transmission recorded on the message if such time is within normal business hours on a working day at the place of receipt, otherwise at the commencement of normal business hours on the next working day there;

(b)           In the case of a letter, whether delivered in course of the post or by hand or by courier, at the date and time of its actual delivery if within normal business hours on a working day at the place of receipt otherwise at the commencement of normal business on the next such working day; and

(c)           In the case of a facsimile or e-mail, at the time of transmission recorded on the message if such time is within normal business hours (09:00 - 17:00) in the country of receipt, otherwise at the commencement of normal business hours on the next working day at the place of receipt.

39.3        Communications

Unless otherwise expressly provided in this Agreement, all notices, approvals, agreements, rejections, requests, consents, elections, instructions, designations, authorisations, responses, and all other communications required to be given by either Contractor or Customer to the other one under or in connection with this Agreement shall be in writing and in the English language.

40.          Miscellaneous

40.1         Rights of Third Parties

Contractor and Customer agree that the provisions of The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement save and except in respect of the Master as provided for in this Agreement, which rights may be amended, varied or waived at any time by agreement between the Parties without reference to the Master.

40.2         Banking Days

Any payment which is due to be made under this Agreement on a day that is not a Banking Day shall be made on the next Banking Day in the same calendar month (if there is one) or the succeeding Banking Day (if there is not).

40.3         Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

40.4         Remedies and Waivers

No failure or delay by either Party in exercising any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

40.5         Amendments

This Agreement may only be amended by written instrument signed by both Parties.

40.6         Counterparts

This Agreement may be executed in counterpart, and this has the same effect as if the signatures on each counterpart were on a single copy hereof.

40.7         Waiver of immunity

Each Party (to the fullest extent permitted by law) irrevocably and unconditionally:

(a)           agrees not to claim any immunity from proceedings brought against it by the other Party in relation to this Agreement, and to ensure that no such claim is made on its behalf;

(b)           waives all rights of immunity in respect of it or its assets; and

(c)           consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings.

40.8         Fuel Prices

Where, under this Agreement, either Contractor or Customer are required to pay for or reimburse the other Party for the value of fuel oil or diesel oil, the transfer price shall be the last documented price paid for each item.  Where, under this Agreement, either Contractor or Customer are required to pay for or reimburse the other Party for the value of LNG Heel or natural gas vapours, the transfer price shall be the price for such LNG in

US$ per mmBtu, as stipulated in the applicable LNG SPA or Designated Trade to which such LNG or natural gas vapours relate; provided, however, that if such LNG or natural gas vapours do not relate to one of the LNG SPAs or Designated Trades, then the price shall be the FOB price when such LNG or natural gas vapours are loaded on the Vessel (the “LNG Price”).  Notwithstanding the foregoing, the price for LNG or natural gas vapours consumed for cooling-down during the off-hire period of the Vessel shall be the FOB price.

40.9         Monetary Adjustments

The Parties agree that any adjustments to the monetary consideration that Contractor is to provide Customer under this Agreement are reasonable estimates of the damages that Customer may suffer in light of the anticipated harm associated with the event related thereto and such adjustments to the monetary consideration that Contractor is to provide Customer do not constitute penalties.

40.10       Intellectual Property

It is expressly agreed that all intellectual property rights related to the Vessel and related regasification technology, including any intellectual property rights developed by or for Owner or Contractor in relation to the Vessel, shall be or remain the sole and exclusive property of Owner, or Contractor, as the case may be.

IN WITNESS WHEREOF, each Party hereto has executed this Agreement on the date first above written.

By CONTRACTOR		By CUSTOMER

GOLAR SERVIÇOS DE OPERAÇÃO DE EMBARCAÇÕES LIMITADA		PETRÓLEO BRASILEIRO S.A.

By:	/s/ Gary Smith	By:	/s/ Antonio Eduardo Monteiro de Castro

Name:	Gary Smith	Name:	Antonio Eduardo Monteiro de Castro

Title:	Director	Title:	Executive Manager Corporate Affairs

SCHEDULE I

OPERATING COSTS

1.                                      Operating Costs

For the period from the Fee Commencement Date to Base Date in the calendar year following the calendar year in which the Vessel is delivered to Customer under this Agreement, the Fee will be a fixed amount of ***** per day (the “Operating Costs”), adjusted annually in accordance with Clause 5.2.

2.                                      Escalation

(a)                                  The Operating Costs, except those related to the Super-Numeraries (as provided below), refer to the Operating Costs as agreed on *****, but calculated on the Base Date.  Thereafter, the Operating Costs shall be readjusted annually on each Review Date in accordance with the formula set out at Clause 5.2(a) of this Agreement.

(b)                                 The Super-Numerary accommodation costs shall be adjusted annually from the *****, whether increased or decreased, as a consequence of the variation in the elements that comprise the adjustment formula, set forth in Clause 5.2(b) of this Agreement.

(c)                                  The Super-Numerary meal costs shall be adjusted annually from *****, whether increased or decreased, as a consequence of the variation in the elements that comprise the adjustment formula, set forth in Clause 5.2(c) of this Agreement.

3.                                      Good Shipping Practice

It is agreed that the operating practices employed by Contractor and the actual operating costs incurred by Contractor should reasonably accord with the operating practices and operating costs of owners and operators of LNG tankers who operate such similar vessels in accordance with good shipping practice and in similar trades.

4.                                      Fees/Off-Hire

The Fee will not be paid if the Vessel is off-Hire.

A-1

SCHEDULE II

HSSE REQUIREMENTS

TABLE OF CONTENTS

1. OBJECTIVE

2. REFERENCE AND ADDITIONAL DOCUMENTS

3. CONTRACTOR’S OBLIGATIONS AND RESPONSIBILITIES

4. INDUSTRIAL SAFETY, ENVIRONMENTAL AND OCCUPATIONAL HEALTH PLAN

4.1. HSSE Diagnosis

4.2. Planning

4.2.1. Safety, Environmental and Health Policy

4.2.2. Aspect and Danger Study and Impact and Risk Assessment

4.2.3. legal adequacy

4.2.4. Licenses and Certificates

4.2.5. Aims and Objectives

4.2.6. Safety, Environmental And Health Management Programs

4.2.7. Environmental Requirements

4.2.8. Organization And Cleaning

4.3. Implementation and Execution

4.3.1. HSSE Training

4.3.2. Organizational Structure and Responsibilities

4.3.3. Engagement and Communication

4.3.4. Documentation

4.3.5. Data and Document Control

4.3.6. Rules and Procedures for Operational Control

4.3.7. Emergency Assistance Plan

4.3.8. Investigation And Analysis Of Accidents, Incidents And Deviations

4.3.9. Service Suspension due to HSSE Risks

4.4. Performance Evaluation and Monitoring

4.4.1. HSSE Reacting Indicators

4.4.2. HSSE Proactive Indicators

4.4.3. Inspection, Maintenance and Calibration Of Critical Equipment

4.4.4. Handling of Accidents, Incidents and Exceptions

4.5. Continuous Improvement

4.5.1. Auditing of HSSE and Behavior Managing System

4.5.2. Customer HSSE Auditing

4.5.3. Critique by Higher Management

5. INSPECTION AND PENALTIES

6. SUBCONTRACTING

7. ADDITIONAL CONDITIONS

7.1. Deadline for Documentation Delivery

7.2. Limitations

7.3. Documentation Presentation

8. ATTACHMENTS

A.  Standard Form of HSSE Training And Refreshment Program

B. Standard Form of Request For Accreditation Of PT (Work Permit) Requester

C.  Ral Standard Form

D. CADO Standard Form

E. CAT Standard Form

F. Rem Standard Form

G. RTA Standard Form

H. Rpa Standard Form

HSSE CONTRACTUAL REQUIREMENTS - INDUSTRIAL SAFETY, ENVIRONMENTAL PROTECTION AND OCCUPATIONAL HEALTH FOR CONTRACTORS.

1. OBJECTIVE

1.1. These requirements specify the obligations and the responsibilities of the CONTRACTOR, and establish the guidelines and procedures concerning HSSE activities - industrial safety, Environment and occupational health, that must be complied with, with the purpose of protecting CUSTOMER’S and CONTRACTOR’S employees or visitors, equipment and premises, and promote the preservation of the environment and the work capacity of their employees, as a result of the services contracted herein.

1.2. CUSTOMER’S HSSE management, through their representatives, shall assist in the inspection of the contract, and may, if needed, act directly as CUSTOMER’S Inspection Agent, as a means of guaranteeing that CONTRACTOR complies with his obligations relating to industrial safety, environmental protection and occupational health.

2. REFERENCE AND ADDITIONAL DOCUMENTS

2.1. In addition to the requirements in this Attachment, the CONTRACTOR shall meet the requirements of the following documents:

a) HSSE Aspects in the Federal Constitution, Laws, Decrees, Ordinances, Regulation Rules, and Resolutions in the Federal, State and Municipal spheres applicable to their activity;

b) CUSTOMER’S HSSE rules and operation standards, and ABNT’s Technical Rules — Brazilian Association of Technical Rules, applicable to their activity.

c) Safety rules from the Navy, Department of Labour and the Federal Environmental Department of Brazil (“Ibama”).

3. CONTRACTOR’S OBLIGATIONS AND RESPONSIBILITIES

3.1. CONTRACTOR, upon signing the Agreement with CUSTOMER, undertakes to fully comply with the present requirements and all work Regulations and Procedures concerning HSSE in force at CUSTOMER, including those in the CUSTOMER premises as well as those outside CUSTOMER, and will allow wide and total inspection of their premises and services, by CUSTOMER’S REPRESENTATIVES.

3.2. CONTRACTOR is responsible for the actions of their employees and the employees of their SUBCONTRACTORS, and for the civil and criminal consequences resulting from non-compliance of any HSSE Laws, Rules and Regulations in force in the country.

3.3. CONTRACTOR shall select and instruct their employees, so that all may be capable of reading and interpreting safety texts, messages and signs.

4. INDUSTRIAL SAFETY, ENVIRONMENTAL AND OCCUPATIONAL HEALTH PLAN

4.1. HSSE DIAGNOSIS

4.1.1. CONTRACTOR shall submit to CUSTOMER’S REPRESENTATIVES, before the beginning of the services at a date to be specified by the CUSTOMER’S REPRESENTATIVES, their industrial safety, environmental and occupational health plan, observing and consolidating the sub-items listed below, whose contents are requirements of the present contract:

4.2. PLANNING

4.2.1. SAFETY, ENVIRONMENTAL AND HEALTH POLICY

4.2.1.1. CONTRACTOR shall present their HSSE Policy and their means of communication to employees and policy control.

4.2.2. ASPECT AND DANGER STUDY AND IMPACT AND RISK ASSESSMENT

4.2.2.1. CONTRACTOR shall plan in advance as necessary, all activities to be developed.

4.2.2.2. CONTRACTOR shall identify aspects and danger, as well as assess impacts and risks, including in critical systems, taking into consideration local safety conditions, organization and structure of the area where the activities will be developed, and implement actions relating to prevention and control.

4.2.2.3. CONTRACTOR shall identify the eventual impacts that their activities may cause to communities and implement actions relating to prevention and control.

4.2.3. LEGAL ADEQUACY

4.2.3.1. CONTRACTOR shall present device for identification, update, interpretation (development in technical requirements), and for control of legal requirements (legislation, license conditions and similar ones) regarding Safety, Environment and Health.

4.2.3.2. CONTRACTOR shall meet all legal requirements applicable to their activity and premises, in particular to the legislation and rules of the Navy, Department of Labour and the Federal Environmental Department of Brazil (“Ibama”).

4.2.3.3. CONTRACTOR shall implement actions for the handling of nonconformities relating to legal adequacy of Safety, Environment and Health.

4.2.3.4. CONTRACTOR when making proof of the compliance with the Law shall observe the specifications below:

4.2.3.4.1. NR-04-SESMT (Normative Regulation No. 04 on Specialized Safety Engineering and Work-Related Medical Service)

4.2.3.4.1.1. The CONTRACTOR, when providing services in CUSTOMER’S operational areas, will install SESMT pursuant to NR-04, to attend Degree of Risk 4.

4.2.3.4.1.2. When services are rendered on their premises, CONTRACTOR shall install SESMT pursuant to NR-04, to attend the Degree of Risk inherent to the main activity and to the total number of employees on the premises (registered company).

4.2.3.4.1.3. Notwithstanding the provisions of NR-4, should the total number of workers be less than 50 (fifty), the CONTRACTOR shall have at least 1 (one) Work safety Technician at each CUSTOMER base of operations where the VESSEL is placed.

4.2.3.4.2. NR-05_CIPA (Normative Regulation No. 05 regarding Internal Accident Prevention Committee — “CIPA”)

4.2.3.4.2.1. Attendance by the CONTRACTOR’S CIPA president or his substitute is mandatory at CUSTOMER’S CIPA meetings, when called upon to do so.

4.2.3.42.2. The CONTRACTOR, when not qualified pursuant to Item 1 of this NR, must obligatorily appoint an employee to be responsible for compliance with the objectives hereof, and who must obligatorily attend the CUSTOMER CIPA meetings.

4.2.3.4.3. NR-06 - EPI (Normative Regulation No. 06 regarding Individual Protection Equipment - “EPI”)

4.2.3.4.3.1. The CONTRACTOR is responsible for selecting and technically specifying the EPI based on the risks inherent to the services to be performed, said EPI to be effective and efficient to assure the preservation of workers’ health from the risks of the work environment in which work will be carried out, the particularities of CUSTOMER’S installations and the levels to which workers may be exposed to be fully observed.

4.2.3.4.3.2. The lack of EPI, or the use of non-qualified safety equipment or the use of inadequate EPI being ascertained, it is upon the CONTRACTOR to remedy such non-conformity immediately or to remove the employee from exposure to aggressive agents, and to adopt the measures they consider necessary for the preservation of the workers’ integrity and assure continuity of the services, CONTRACTOR not being exempt from the applicable contractual sanctions.

4.2.3.4.3.3. When applicable, CONTRACTOR is to supply work apparel to all their employees free of charge, in type and quantity compatible with the services to be performed, the minimum being two sets per employee.

4.2.3.4.4. NR-09_ PPRA (Normative Regulation No. 09 regarding Environmental Risk Prevention Program — “PPRA”)

4.2.3.4.4.1. The CONTRACTOR shall prepare their PPRA and present it to CUSTOMER prior to the inception of the contract.

4.2.3.4.4.2. The CONTRACTOR, when working on CUSTOMER premises, shall adapt their PPRA to the environmental risks present, said risks to be informed upon request.

4.2.3.4.5. NR-07_ PCMSO (Normative Regulation No. 07 regarding Medical And Occupational Health Control Program — “PCMSO”)

4.2.3.4.5.1. The CONTRACTOR shall prepare a PCMSO, and present it to CUSTOMER prior to the inception of the contract.

4.2.3.4.5.2. In addition to medical and complementary exams as defined in NR-7, all employees shall be subjected to dental examinations at the same time as the ASO examinations.

4.2.3.4.5.3.  (The employee will be considered qualified for offshore work when, after submitting to admission, periodic, change of activity, return to work exams, does not show pathological alterations described below. The employee will be considered qualified if, after ongoing the examinations, does not show:

a) infectious, contagious or parasitic illnesses;

b) neurological and psychiatric disturbances;

c) evident symptoms of cardiovascular and respiratory disease;

d) endocrine and metabolic illnesses without laboratory control, including obesity, with Body Mass Index equal to or greater than 32 (thirty-two);

e) immunological disturbances

f) congenital anomalies that may compromise the function of organs or systems;

g) psychosis

h) neuroses that may impair functional performance;

i) epilepsy;

j) serious visual deficiency;

k) chronic and evolutionary cardio-pulmonary illness;

l) insulin-dependent diabetes;

m) DPOC — Chronic Obstructive Pulmonary disease with evident symptoms.

n) advanced periodontitis (mobility III), deep dental cavities (affecting the pulp), dental foci (cysts and abscesses) and lesions caused by cancer.

4.2.3.4.5.4. Such restrictions do not constitute discrimination, and aim at protecting the physical integrity of employees performing activities in an offshore environment.

4.2.3.4.5.5. The employee that does not meet the minimum health requirements pursuant to 4.2.3.4.5.3, may be considered fit for work after concluding the respective treatments.

4.2.3.4.5.6. The employee disqualified for reasons of the illnesses below, will NOT undergo a new qualification process:

a) congenital anomalies that may compromise the function of organs or systems;

b) psychosis;

c) neuroses that may impair functional performance;

d) epilepsy;

e) serious visual deficiency;

f) chronic and evolutionary cardio-pulmonary illness;

g) insulin-dependent diabetes;

h) DPOC — “Chronic Obstructive Pulmonary” disease with evident symptoms.

4.2.3.4.5.7. Once the requirements of sub-item 4.2.3.4.5.3. have been met, the employees will be registered with SISPAT (Integrated Asset Safety System) or other equivalent program, and the validity of such registration will be for a maximum of 12 (twelve) months.

4.2.3.4.5.8. The qualified (fit) employee may, within the period of validity, lose said qualification whenever an audit ascertains non-compliance with sub-item 4.2.3.4.5.3.

4.2.3.4.5.9. The CONTRACTOR will immediately inform Inspection of the list of disqualified employees following periodic or dismissal examinations by forwarding a copy of the ASO —“Occupational Health Certificate” of all employees.

4.2.3.4.5.10. Without cost to CUSTOMER, the CONTRACTOR shall effect the immediate substitution of the employee whose health conditions do not meet the requirements of health qualification.

4.2.3.4.6. NR-10 (Normative Regulation No. 10, regarding Electrical Installations And Services Safety)

4.2.3.4.6.1. The CONTRACTOR shall maintain temporary or permanent in conformity with legislation in force and CUSTOMER procedures.

4.2.3.4.7.  NR-15 (Normative Regulation No. 15, regarding Unhealthy Activities And Operations)

4.2.3.4.7.1. In the event the adoption of administrative, work organization, general, or collective or individual measures do not provide full protection against professional and work-related illnesses individual health reports must be prepared by a legally qualified professional, considering the activities performed, characteristics of the process, work environment, work shifts, characteristics of physical, chemical and biological agents and, where applicable, the results of quantitative evaluations evidencing the intensity of such agents, in addition to other pertinent information pursuant to NR-15.

4.2.3.4.7.2. The CONTRACTOR shall forward such reports to Inspection for their information and analysis of CUSTOMER before being submitted to the DRT or the INSS.

4.2.3.4.8. NR-16 (Normative Regulation No. 16, regarding Hazardous Activities And Operations)

4.2.3.4.8.1. It is upon the CONTRACTOR to prepare technical hazard reports to be issued by legally qualified professionals, considering hazardous activities and operations with the presence of flammable and explosive substances, as per NR-16 and, in the case of electric power and ionizing radiation pertinent legislation must be considered.

4.2.3.4.8.2 It is upon the CONTRACTOR to issue technical hazard reports, classifying areas or activities to be performed under hazardous conditions.

4.2.3.4.8.3. The CONTRACTOR shall forward the hazard reports to Inspection for CUSTOMER’S information and analysis prior to submitting them to the DRT or the INSS.

4.2.3.4.9. NR-23 (Normative Regulation No. 23, regarding Fire Protection)

4.2.3.4.9.1. The CONTRACTOR shall maintain the installations and work environment under their responsibility in accordance with the technical fire protection and firefighting standards in force, in addition to those contained in state and municipal legislation and in CUSTOMER’S standards.

4.2.3.4.9. NR-30 (Normative Regulation No. 30, regarding Occupational Health And Safety Regulations For Work On Water)

4.2.3.4.9.1. The CONTRACTOR shall provide evidence of the implementation of the On-Board Occupational Health and Safety Group —GHSSE pursuant to NR-30, focusing on the services object of the Agreement and on the environments in which said services will be performed.

4.2.3.5. TRAFFIC OF VEHICLES

4.2.3.5.1. CONTRACTOR shall guarantee that their vehicles are operated by professionals trained in defensive driving, in accordance with the Brazilian Traffic Code, and that such vehicles, in order to  enter CUSTOMER premises, shall be duly authorized by the Property Safety Department

4.2.3.6. TRANSPORTATION OF PERSONS AND MATERIALS

4.2.3.6.1. CONTRACTOR shall prohibit the transporting of persons in inadequate areas of vehicles, such as cans, bodies, forks of forklifts, etc., facilitating the possibility of falls and other risks, as well as the simultaneous transporting of persons and cargos in the same compartment of the vehicle.

4.2.3.6.2. CONTRACTOR shall have, for the transporting of persons and materials, a driver qualified in defensive driving and first-aid.

4.2.3.6.3. CONTRACTOR shall, for the transporting of employees with health impairments caused by illness or accident, use, of necessity, a vehicle that is adequate and suitable for the employee’s health condition, indicated by a health professional.

4.2.3.6.4. DECREE 96.044 — Brazilian National Regulation on Transportation of Dangerous Goods.

In addition to the provisions set forth in the Brazilian National Regulation on Transportation of Dangerous Goods, CONTRACTOR shall also comply with the provisions in the following sub-items below.

4.2.3.6.4.1. CONTRACTOR shall comply with the Rules for Transportation of Dangerous Goods in vessels, in accordance with the IMDG-Code (International Maritime Dangerous Goods Code), including Brazilian Navy rules.

4.2.3.6.4.2. CONTRACTOR shall, for the transportation of radioactive cargo, comply with the rules established by the CNEN — Brazilian National Council on Nuclear Energy.

4.2.3.6.4.3. CONTRACTOR shall, for the transportation of controlled goods, comply with the specific rules of the Federal Police, as well as with CUSTOMER standards, for the operation unit where they are performing their activity.

4.2.3.6.4.4. CONTRACTOR shall make arrangements for specific training of all employees involved in transporting dangerous cargos.

4.2.4. LICENSES AND CERTIFICATES

4.2.4.1. CONTRACTOR shall present the CUSTOMER’S REPRESENTATIVES under this contract all mandatory licenses and certificates relating to industrial safety, environment and occupational health, in accordance with the nature of the CONTRACTOR’S activity and pertinent legislation.

4.2.5. AIMS AND OBJECTIVES

4.2.5.1. CONTRACTOR shall present the CUSTOMER’S REPRESENTATIVES under this contract an action plan for the compliance of the HSSE aims and objectives established in the contract.

4.2.6. SAFETY, ENVIRONMENTAL AND HEALTH MANAGEMENT PROGRAMS.

4.2.6.1. CONTRACTOR shall implement HSSE Management Programs, focusing on employee’s safety and activities, environmental protection and conservation, and employee quality of life.

4.2.6.2. CONTRACTOR shall implement a suggestion programme in respect with HSSE for its employees.

4.2.7. ENVIRONMENTAL REQUIREMENTS

4.2.7.1. CONTRACTOR shall present Environmental Program, contemplating possible modifications in the work environment due to remedial activities and actions in order to revert impacts.

4.2.7.2. CONTRACTOR shall present a Residue Management and Selective Collection Plan, in anticipation of the residues generated by the activity (recyclable, regular, dangerous, and health), as well as measures relating to the collection, packaging, transportation, treatment and final discarding.

4.2.7.3. CONTRACTOR shall ensure that, during the handling of each type of residue, the basic safety procedures will be observed, and that employees will utilize adequate EPI’s.

4.2.7.4. CONTRACTOR shall comply with procedures in the latest version of the CUSTOMER Residue Management Manual (MGR), as well as with ANVISA stipulations, for residue discarding, whenever the activity is being performed within (National Agency of Sanitation Surveillance) CUSTOMER’S premises.

4.2.7.5. CONTRACTOR shall present the CUSTOMER’S REPRESENTATIVES evidence of a residue monitoring system, from its generation up to its final discarding, including:

a) copy of environmental licenses of both transporter and receiver, covering the specific generated residues;

b) copy of residue manifest;

c) copy of residue inventory.

4.2.7.6. Materials that are considered useless, owned by CONTRACTOR, such as paper, cans, plastic and other residues, must have appropriate purpose, and specific programs for selective collection must be used.  Or, when not practical, they should be discarded in accordance with legislation or written procedures issued by environmental authority, manufacturer or by the CUSTOMER’S REPRESENTATIVES.

4.2.7.7. CONTRACTOR shall ensure that the standards for effluents disposal meet with the provisions set forth in rules and  legislation in force.

4.2.7.8. CONTRACTOR shall present to the CUSTOMER’S REPRESENTATIVES, when requested, evidence of an effluent monitoring system, including:

a) copy of technical report relating to evidence analysis of effluent disposal parameters within the established limits.

4.2.7.9. CONTRACTOR shall ensure that standards for gas emission of their vehicles meet with the established limits and standards set forth in rules and legislation in force.

4.2.7.10. CONTRACTOR shall present to the CUSTOMER’S REPRESENTATIVES, when requested, evidence of a gas emission monitoring system for diesel vehicles and equipment, including:

a) copy of auto-inspection for gas emission plan;

b) copy of monitoring of gas emission.

4.2.7.11. CONTRACTOR shall implement device for incentive to use optimization of such items as water, energy and materials.

4.2.7.12. The transportation and final disposal of materials, residues, effluents or emissions generated by the contracted services shall be on the account of the CONTRACTOR.

4.2.7.13. CONTRACTOR shall know and have influence on their employees and subcontractors in connection with the complete process of final disposal of the generated residues.

4.2.7.14. CONTRACTOR shall be responsible for indemnification of all costs and services necessary for environmental recovery resulting from the unwanted impacts caused by CONTRACTOR, including civil and criminal liabilities due to CONTRACTOR’S willful misconduct or fault or those of their  employees or subcontractors

4.2.8. ORGANIZATION AND CLEANING

4.2.8.1. CONTRACTOR shall keep the premises and the work environment under their responsibility in adequate tidiness, order and cleanness, in order to ensure the safety and health of employees, and conservation of the environment.

4.3. IMPLEMENTATION AND EXECUTION

4.3.1. HSSE TRAINING

4.3.1.1. CONTRACTOR shall present, before the beginning of the services, an HSSE Training and Recycling Program for all their employees, including a device for efficiency evaluation and training control, compatible with the aspects and impacts relating to their activities, and Attachment A may be used as a standard.

4.3.1.2. INDUSTRIAL SAFETY TRAINING

4.3.1.2.1. The CONTRACTOR shall, for services to be rendered on CUSTOMER’S premises, program obligatory training in Industrial Safety; BST-Basic Safety Training for employees working offshore, or BSO-Basic Onshore Training for employees working onshore, prior to the beginning of activities, and considering the peculiarities and risks existent in the work areas, as established in the standard for MEETING THE SAFETY, ENVIRONMENTAL AND HEALTH TRAINING NEEDS OF OWN EMPLOYEES, CONTRACTORS’ EMPLOYEES, AND TRAINEES, issued by the operating unit in which they are performing their activities.

4.3.1.2.2. All employees who, after having undergone the obligatory training, are registered with SISPAT — Contractors’ Data Management System or equivalent system at the operating unit in which their activities are being performed will be considered Qualified in Industrial Safety and fit for work, and will have access to the areas.

4.3.1.2.3. The validity of registry with SISPAT or equivalent will be of 4 (four) years for training focused on maritime activities, 5 (five) years for activities focused on shore activities, and may be changed by CUSTOMER’S at any time to adjust the workers’ training profiles to their needs.

4.3.1.2.4. CONTRACTORS’ and SUBCONTRACTORS’ employees will have their registrations in Industrial Safety at SISPAT or equivalent cancelled whenever they suffer more than 1 (one) accident involving absence from work. In such cases they can be re-qualified pursuant to the criteria set forth in sub-item 4.3.1.2.1., to continue performing their activities. ;

4.3.1.2.5. It will be upon the Contractor to bear all training and re-qualification costs of their employees.

4.3.1.3. Training in PT — “Work Permit”

4.3.1.3.1. CONTRACTOR’S Supervisors or Representatives or Work Executors responsible for Equipment Maintenance Inspection or Repair services to be performed on CUSTOMER’S premises, must be qualified to request PT, as establish in the standard for REQUISITION/ISSUANCE OF PERMISSION TO WORK of the operating unit in which they are performing their activities.

4.3.1.3.2. CONTRACTOR shall indicate their employees described in 4.3.1.3.1. through a specific form REQUEST FOR ACCREDITATION of PT REQUESTOR through Inspection, as per Attachment B..

4.3.1.3.3. Approved employees will receive a Credential valid for 1 (one) year.

4.3.1.4. In addition to the foregoing training, all CONTRACTOR’s employees are obliged to attend training, presentations and simulated safety exercises when so called upon to do so, at the discretion of the Unit Manager of the unit where he is performing the service.

4.3.2 ORGANISATIONAL STRUCTURE AND RESPONSIBILITIES

4.3.2.1. The CONTRACTOR must present a functional organization chart containing the attributions and responsibilities in top management HSSE, HSSE leaders and HSSE group relative to HSSE performance.

The following responsibilities equivalent to those of CUSTOMER establish as a model:

	CUSTOMER	CONTRACTOR
a) Established Policy	Leadership Team	General Manager
b) Organization	Logistics Manager CUSTOMER REPRESENTATIVE	General Manager
c) Planning and implementation	Contract Executor	Operations Manager
d) Metering Performance	Contract Executor	Safety/Quality Manager

e) Auditing	Contract Executor	Safety/Quality Manager Person in Charge of Safety
f) Performance Review	Contract Executor	CONTRACTOR’S REPRESENTATIVE Operations Manager

4.3.2.2. The CONTRACTOR will implement mechanisms to assure communication of attributions and responsibilities and to demonstrate a visible commitment on the part of top management and HSSE leaders, such as participation in audits, including behavioral audits, and HSSE inspections, accident and incident investigations HSSE meetings establishing a high standard of performance and leadership by example.

4.3.3. ENGAGEMENT AND COMMUNICATION

4.3.3.1. CONTRACTOR shall present and implement devices for HSSE engagement and communication for the work force (employees and subcontractors), at least the minimum standard DDHSSE (Daily Discuss on Safety, Environment and Health).

4.3.3.2. CONTRACTOR shall record, in a way that they may evidence, attendance at the DDHSSE by means of an attendance list and discussed issues.

4.3.4.      DOCUMENTATION

4.3.4.1. CONTRACTOR shall present and implement a device for the structuring and organization of the HSSE Management Documentation, in order to ensure the use of updated procedures.

4.3.5.   DATA AND DOCUMENT CONTROL

4.3.5.1. CONTRACTOR shall present and implement a device to ensure the recording, updating, storing and recovering of HSSE information, as well a its traceability.

4.3.6.      RULES AND PROCEDURES FOR OPERATIONAL CONTROL

4.3.6.1. CONTRACTOR shall present and implement specific operational HSSE rules and procedures and others that may specify HSSE requirements, in line with the procedures established by CUSTOMER, in order to ensure control over the risks associated with CONTRACTOR’S activities.

4.3.6.2. CONTRACTOR shall present and implement procedures for change management, in line with the procedures for the Change Management of  the operational unit where their are carrying out their activity.

4.3.7.      EMERGENCY ASSISTANCE PLAN

4.3.7.1. CONTRACTOR shall present and implement an emergency assistance plan for the premises under his responsibility in accordance with activity risk and compatible with CUSTOMER procedures, including procedure for review and update.

4.3.7.2. CONTRACTOR shall carry out training and simulated exercises described in their emergency assistance plan and record them in order to evidence said training.

4.3.7.3. CONTRACTOR shall present and implement the Accident Emergency Plan in connection with vessels regarding their respective contractual object, in accordance with their activity risks, including procedure for review and update.

4.3.7.4. CONTRACTOR shall send a copy of these documents to CUSTOMER’S REPRESENTATIVES.

4.3.7.5. CONTRACTOR shall, in cases of emergency at CUSTOMER’S premises or whenever the alarm rings,  instruct their employees to follow the guidelines established in the CUSTOMER’S emergency plans.

4.3.7.6. Whenever CONTRACTOR deem necessary, they will select CONTRACTOR’S employees to make part of emergency control teams when CUSTOMER’S employees are not available, and such services shall not constitute in service rendering on the part of the CONTRACTOR.

4.3.7.7. Expenses resulting from eventual Emergency Medical Services rendered by CUSTOMER to CONTRACTOR’S employees, including those in connection with rescue and transportation, shall be deducted from the following invoice(s) or payment(s).

4.3.8. INVESTIGATION AND ANALYSIS OF ACCIDENTS, INCIDENTS AND DEVIATIONS

4.3.8.1. CONTRACTOR shall present procedures for accident information and investigation, in line with CUSTOMER procedures for Accidents and Abnormal Events and Criteria for Investigation and Analysis of Accidents, Incidents and Deviations, of the operation unit where they are carrying out their activity.

4.3.8.2. Said procedures shall include instructions for information and investigation on accidents, incidents and deviations, evidencing immediate and basis causes, as well as the recording and monitoring of HSSE recommendations from investigations on accidents, as well as device for quality assessment of investigations.

4.3.8.3. CONTRACTOR shall, for all accidents and incidents, communicate them to the CUSTOMER’S REPRESENTATIVES, within a maximum of 2 hours after verifying their occurrence, independent of the mandatory communications set forth by legislation.

4.3.8.3.1 CONTRACTOR shall, for all accidents, within a maximum of 1 business day, present to the CUSTOMER’S REPRESENTATIVES the respective RPA (Preliminary Accident Report), Attachment H.

4.3.8.4. CONTRACTOR shall, for all accidents and incidents involving high risk potential and critical deviation, send the formal communication to the CUSTOMER’S REPRESENTATIVES, within a maximum of 24 hours after verifying the occurrence of the event.

4.3.8.5. CONTRACTOR shall, for all work-related accidents, within a maximum of 03 business days, present to the CUSTOMER’S REPRESENTATIVES the following documents:

• RAL / ROA, Attachment C

• CADO (Information on Accident, Illness and Death), Attachment D

• CAT (Information on Work-Related Accident), Attachment E

• Medical Report

4.3.8.6. CONTRACTOR shall, for all work-related accident, provide all necessary clarifications regarding the event, and the corrective and preventive measures adopted.

4.3.8.7. In the event of a Fatal Accident, CONTRACTOR shall, together with CUSTOMER, take the following measures:

a) Immediately stop services and isolate the area directly related to the accident and preserving its characteristics, until its release by the CUSTOMER’S REPRESENTATIVES, which shall hear the competent police authority and the DRT (Regional Labor Office), in accordance with legislation in force;

b) Immediately inform the accident to CUSTOMER’S REPRESENTATIVES  and all competent authorities on Federal, State and Municipal levels;

c) Urgently make arrangements so that family members are notified regarding the event, as well as providing the appropriate social support;

d) CONTRACTOR’S REPRESENTATIVES shall report to the event site.

e) Formally organize, in conjunction with CUSTOMER’S REPRESENTATIVES, an Investigation Committee within up to 48 (forty eight) hours after the accident, in order to, within a maximum of 15 (fifteen) days, identify the causes and recommend the necessary measures with the purpose of preventing similar  accidents;

f) Compose a report including, at a minimum, the following:

• Description of the accident;

• Precise accident site, including a written layout;

• Data relating to the injured persons;

• Immediate and basic causes;

• Measures to be taken, with the purpose of preventing similar accidents;

g) Ensure that the Committee has appropriate and sufficient authority and autonomy to conduct investigations without any restrictions;

h) After conclusion of investigations on the part of the Committee, CONTRACTOR shall be also responsible, together with the CUSTOMER’S REPRESENTATIVES, to meet with the General Manager for the Operational Unit, in order to present the Accident Report and establish the appropriate means to inform the report results, with the purpose of communicating the accident experience to all other CONTRACTOR’S companies.

4.3.8.8. CONTRACTOR shall present to the CUSTOMER’S REPRESENTATIVES, up to the 3rd. business day of the subsequent month, statistics on work-related accidents through the REM document (Monthly Statistic Summary, of accidents occurred during the period, in accordance with standard form proposed by ABNT NBR 14280 (Data on Work-Related Accidents — Procedures and Classification) Attachment F.

•                  Hours of risk exposure

•                  Number of employees victims of accidents with and without suspension

•                  Frequency rate of accidents with suspension

•                  Frequency rate of accidents without suspension

•                  Gravity Rate

•                  Number of accidents on the way to site

•                  Number of occupational diseases

•                  Number of accidents involving subcontractors

•                  Number of Accidents and Environmental non compliance Occurrences

4.3.8.9. CONTRACTOR shall present the REM, even when no accident occurs during the period, for indicator feedback.

4.3.9. SERVICE SUSPENSION DUE TO HSSE RISKS

4.3.9.1. The CUSTOMER’S REPRESENTATIVES, Supervision, PT issuing person, as well as the HSSE Teams, may suspend any services in which imminent risks, safety or health threats to employees and persons, to the environment and the safety of the premises are evident.

4.3.9.2. The suspension of services due to unsafe conditions and consequent noncompliance to the rules, instructions and regulations herein, does not exempt CONTRACTOR of the obligations and penalties provided for in the contract clauses in connection with deadlines and penalties.

4.4. PERFORMANCE EVALUATION AND MONITORING

4.4.1. HSSE REACTING INDICATORS

4.4.1.1. CONTRACTOR shall present to the CUSTOMER’S REPRESENTATIVES on a monthly basis, HSSE reacting indicators, which will include:

• Number of notifications in connection with Safety, Environment and Health from outside inspection authorities.

• Number of nonconformities in connection with Safety, Environment and  Health recorded by  CUSTOMER’S audits.

•  Number of HSSE complaints recorded by user and Community.

• Number of complaints recorded by CUSTOMER’S for noncompliance with contractual requirements.

4.4.2. PROACTIVE HSSE INDICATORS

4.4.2.1. The CONTRACTOR shall present, on a monthly basis, the Inspectors with proactive HSSE indicators containing:

• Program implementation percentages focused on defense and preservation of the environment.

• Inspection program and critical system control percentages.

• Implementation percentages for programs focused on quality of life.

• Attendance control of persons at HSSE meetings.

• Compliance with Safety, Environmental and Health Dialogues (DHSSE)

• Workforce HSSE suggestions implementation program percentages.

• Controls for acceptance of workforce HSSE suggestions.

• Incident Statistics.

• Incident Statistics involving Subcontractors.

• Deviation indicators relative to the Behavioral HSSE Audit Program

• Periodic Medical Examination Compliance Percentages according to the professional profiles determined by PCMSO and PPRA.

Note: (*) when requested by inspectors.

4.4.3. INSPECTION, MAINTENANCE AND CALIBRATION OF CRITICAL EQUIPMENT

4.4.3.1. The CONTRACTOR shall present and implement an Inspection, Maintenance and Calibration Plan for critical equipment under their responsibility that may cause negative impacts to Safety, Environment and Health.

4.4.3.2. The CONTRACTOR must present to the Inspectors, when so requested, the Certificates of Calibration of critical equipment under their responsibility.

4.4.3.3. The CONTRACTOR must present and implement an Area Inspection Program, at least on a monthly basis, for purposes of verifying

• use, quality and distribution of EPI;

• cargo hoisting cables and apparatus;

• hand tools and small equipment.

4.4.3.4. The CONTRACTOR shall present and implement a Monthly Inspection and Maintenance Program for the Equipment and Machinery listed in Addendum C, Attachment II of the Contractual Instrument (Technical Specification).

4.4.4. HANDLING OF ACCIDENTS, INCIDENTS AND EXCEPTIONS

4.4.4.1. CONTRACTOR shall present and implement a system for the handling of accidents, incidents and exceptions in cases of noncompliance with any item established in the industrial safety, environmental and occupational health plan, and Attachment G may be used as a standard form, including, at a minimum, the following information:

• description of exception;

• immediate action;

• analysis of causes;

• corrective action / preventive action;

• verification of action efficiency.

4.5. CONTINUOUS IMPROVEMENT

4.5.1. AUDITING OF HSSE AND BEHAVIOR MANAGING SYSTEM

4.5.1.1. CONTRACTOR shall present and implement an Auditing Plan for the HSSE Managing System, with the purpose of verifying the operational, inspection and critical maintenance systems controls.

4.5.1.2. CONTRACTOR shall implement a control system of the recommendations of the Audits of the HSSE Managing System.

4.5.1.3. CONTRACTOR shall present and implement a Behavior Auditing Program, in line with CUSTOMER’S procedure, Behavior Auditing Program.

4.5.2. CUSTOMER’S HSSE AUDITING

4.5.2.1. CONTRACTOR shall have their employees available to be interviewed during CUSTOMER HSSE auditing, with the purpose of verifying compliance with HSSE Requirements set forth in this contract.

4.5.2.2. CONTRACTOR shall provide easy access to information, persons, records and other objective evidence that ensure compliance with the HSSE Requirements set forth in this contract, whenever so requested by the CUSTOMER’S REPRESENTATIVES.

4.5.2.3. CONTRACTOR shall, based on the results of CUSTOMER HSSE auditing, establish an action plan for handling of the nonconformities and observations identified in the Auditing Report sent by the CUSTOMER’S REPRESENTATIVES, whose actions and deadlines shall be transcribed to a Commitment Agreement, to be signed between CONTRACTOR and CUSTOMER, to be incorporated to CONTRACTOR’S set of obligations, and compliance therewith shall constitute in a contractual obligation, with the purpose of establishing commitments and goals for performance improvement of the defined HSSE results.

4.5.2.4. CONTRACTOR shall assign parties responsible for the implementation of the actions set forth in the Commitment Agreement and meet with the negotiated deadlines, under penalty of noncompliance with contractual requirement.

4.5.3. CRITIQUE BY HIGHER MANAGEMENT

4.5.3.1. CONTRACTOR shall present, whenever requested by the CUSTOMER’S REPRESENTATIVES, results and action plans for critique of HSSE Management made by Higher Management, as well as evidence of its compliance.

5. INSPECTION AND PENALTIES

5.1. The noncompliance with any of the requirements specified in this Contractual Attachment shall result in the application of the contractual penalties set forth herein.

6. SUBCONTRACTING

6.1. CONTRACTOR shall present, in cases of subcontracting, except for the provisions under the Assignment and Transfer clause herein, device in order to ensure that the HSSE contractual requirements applicable to subcontracting are complied with by a subcontractor.

7. ADDITIONAL CONDITIONS

7.1. DEADLINE FOR DOCUMENTATION DELIVERY

7.1.1. CUSTOMER shall stipulate the deadlines for delivery of the requested DOCUMENTATION, whenever not provided in this Attachment, as well as the deadline for each document update.

7.1.1.1. The deadlines shall be transcribed to a Commitment Agreement, to be signed between CONTRACTOR and CUSTOMER, to be incorporated to CONTRACTOR’s set of obligations, and compliance therewith shall constitute in a contractual obligation, with the purpose of establishing commitments and goals for performance improvement of the defined HSSE results.

7.1.1.1.1. CONTRACTOR shall assign parties responsible for the implementation of the HSSE actions set forth in this Attachment for compliance with deadlines, under penalty of noncompliance with contractual requirement.

7.2. LIMITATIONS

7.2.1. CONTRACTOR shall allow easy and total inspection of their premises and services, concerning HSSE activities - industrial safety, environment and occupational health by their representatives.

7.3. DOCUMENTATION PRESENTATION

7.3.1. CONTRACTOR shall organize and made available to CUSTOMER, in electronic form, the HSSE Management DOCUMENTATION.

7.3.2. The CONTRACTOR, registered and holder of an updated CRCC — Registration and Classification Certificate, may have, at the discretion of the CUSTOMER’S REPRESENTATIVES, the presentation of their basic documentation, already presented to CUSTOMER (to the registration group of the materials area).

8.                                      ATTACHMENTS

ATTACHMENT A - HSSE TRAINING AND REFRESHMENT PROGRAM

TOPIC	ACTIVITY	DESCRIPTION	TARGET AUDIENCE	RESPONSIBILITY

	HSSE Integration	Deals with basic HSSE information of the unit, such as: emergency instructions, basic EPI, use restrictions for cellular phones, cameras, restrict areas, etc.	Visitors and parties rendering quick services	The company rendering services, together with CUSTOMER’S HSSE area, shall provide the necessary resources and manage the integration, and keep updated records.
HSSE Integration	HSSE Integration

Awareness regarding the following items:

- importance of complying with policies, standards and requirements do HSSE Management System;

- HSSE consequences, actual or potential, of their work activities and benefits for their safety and health resulting from improvement of personal performance;

- their duties and responsibilities in complying with policies, standards and requirements of the HSSE Management System, including requirements for preparation and emergency handling;

- correct utilization of EPI and EPC and need for Work Permit (PT) in operational areas.

			Recently-contracted employees, including subcontractors	The company rendering services shall be responsible, and CUSTOMER shall give support and shall inspect the quality of this integration and its efficiency.

Events	Environment Day

Develop awareness activities in connection with environmental protection, such as: talks, visits, tree planting, launching of recycling programs, statistics on residue generating/recycling, reduction in consume of water, energy, etc.

			Contracted personnel in general, local community representatives and some CUSTOMER’S REPRESENTATIVES of other Units, etc, may also be invited.	The company rendering services shall be responsible, and CUSTOMER shall give support and shall inspect the quality and efficiency
SIPAT

Awareness talks and contests shall be held, demonstrating to the employee that HSSE Management will being benefits to all, ensuring that the employee shall be working with health and will go back to this family, with the same health level he had when starting his activity

			Contracted personnel in general, local community representatives and some CUSTOMER’S REPRESENTATIVES of other Units, etc, may also be invited.	The company rendering services shall be responsible, and CUSTOMER shall give support and shall inspect quality and efficiency.

TOPIC	ACTIVITY	DESCRIPTION	TARGET AUDIENCE	RESPONSIBILITY

Events	Worker’s Health Day

Show the contracted employee the importance of the correct use of EPI (Individual Protection Equipment) and EPC (Collective Protection Equipment), in order to maintain his health and safety in view of the recognized and assessed risks of his activities with the company rendering services and/or with CUSTOMER, as well as of the basic body hygiene concepts, continuous medical examinations, etc.

			Contracted personnel in general, local community representatives and some CUSTOMER’S REPRESENTATIVES. Representatives of other Units, etc, may also be invited.	The company rendering services shall be responsible, and CUSTOMER shall give support and shall inspect quality and efficiency.

	Civil and Criminal Liability	Inform and make leaders aware of the liabilities set forth in the civil and criminal codes.	Managers, engineers, supervisors and persons in charge.	The company rendering services shall be responsible, and CUSTOMER shall give support and shall inspect quality and efficiency.

	Fire fighting	Develop and communicate the topic.	Everyone	Ditto

Talks	Quality of Life	Develop and communicate the topic.	Everyone	Ditto

	Ergonomics	Develop and communicate the topic.	Everyone	Ditto

	Mouth Health	Develop and communicate the topic.	Everyone	Ditto

	Chemical Dependency	Develop and communicate the topic.	Everyone	Ditto

	Hygiene Principles	Develop and communicate the topic.	Everyone	Ditto

	Vaccination	Facilitate internal assistance to vaccination campaigns from Federal, State and/or Municipal governments, as well as promote independent campaigns due to local needs.	Everyone	The company rendering services shall be responsible, and CUSTOMER shall give support and shall inspect quality and efficiency.

Campaigns	Antismoking	Awareness and support.	Everyone	Company rendering services.

	Ant alcoholism	Awareness and support.	Everyone	Company rendering services.

	Selective collection	Awareness in order to facilitate the recycling of materials.	Everyone	The company rendering services shall be responsible, and CUSTOMER shall give support.

	CIPA Member	Regular course for CIPA members, NR-5	CIPA members	Company rendering services.

	First Aid	Theory and practical knowledge of medical emergency handling.	Electricians and fire fighters.	Company rendering services.

TOPIC	ACTIVITY	DESCRIPTION	TARGET AUDIENCE	RESPONSIBILITY

Legal Training	Fire fighting	Theory and practical knowledge of fire fighting.	Electricians and fire fighters.	Company rendering services.

	At hiring and periodic	Workplace conditions, risks inherent to position, EPI use in accordance with NR-18, minimum of 6 hours.	Everyone	Company rendering services.

Legal Training	Emergency Control	Fire fighting, first aid, victim rescuing, leak control and area evacuation.	20% of personnel	Company rendering services.

	Area evacuation	Evacuation plan	Everyone	Company rendering services.

	Defensive driving	Training set forth in article 150 of the Brazilian National Traffic Code, minimum of 16 hours.	Contracted personnel that drive vehicles of the company rendering services or of CUSTOMER.	Company rendering services.

Services in operational areas and PT

Contracted personnel must be instructed regarding caution and risks in the operational areas where services will be carried out, and some person, at the client’s discretion, shall have specific training for preparation and issuance of PTs (“Work Permit”).

			PT issuing personnel.	Company rendering services and CUSTOMER.

	Work in confined environment	Instructions and awareness of work force regarding risks involved in activities carried out in a confined environment.	Teams involved in activities, whether or not continuous, in confined environment.	Company rendering services.

	Works involving abrasive jetting and/or hydro jetting	Instructions and awareness of work force regarding risks in connection with activities involving jetting and hydro jetting.	Teams involved in jetting activities	Company rendering such services.

Special training by activity	HSSE in connection with works involving welding, cutting and generating of sparks.	Instructions and awareness of work force regarding risks in connection with activities involving cutting and welding	Teams involved in activities, whether or not continuous, regarding cutting and welding	Company rendering such services.

	Handling and storage of compressed gas cylinders	Instructions and awareness of work force regarding risks in connection with activities involving the handling and storage of compressed gas cylinders	Everyone	Company rendering such services.

TOPIC	ACTIVITY	DESCRIPTION	TARGET AUDIENCE	RESPONSIBILITY

	Safe use of manual rotating machinery.	Safety instructions and awareness for use of manual rotating electrical tools, such as sanding machines, boring machines, grinders, etc.	Professionals that use such tools in the exercise of their duties	Company rendering such services.

	Cargo handling	Instructions and awareness of work force regarding risks in connection with activities involving cargo handling	Everyone.	Company rendering services.

Special training by activity	Seamanship	Basic knowledge of fire fighting, rescuing and survival at sea.	Vessel crew.	Company rendering services.

	Environmental protection	Instructions and awareness of work force regarding reduction in generating and final discarding of residues, soil contamination, selective garbage collection, etc.	Everyone.	Company rendering services.

	Organization and cleaning	Instructions and awareness of work force regarding the principles of organization and cleaning.	Everyone.	Company rendering services.

Risks involving works at high places

Basic awareness of risks involved in works at high places (scaffolding, platforms, metallic structures, stairs, etc.), as well as care and measures to be taken in order to prevent accidents involving falls from height

			Teams involved in works at high places, at the appropriate time of the schedule. For mechanics and crew, please include them in the DDS.	Company rendering services.

	Defensive driving	Contracted personnel must have preventive training in order to prevent accidents to/from work and outside work place	Qualified contracted personnel.	The company rendering services shall be responsible, and CUSTOMER shall give support and shall inspect quality and efficiency.

General Training	HSSE Management/ Integrated Management System	Knowledge of CUSTOMER’S management systems.	Leaders and HSSE professionals	The company rendering services shall be responsible, and CUSTOMER shall give support.

	Prevention of Accidents to/from work place	Riding bicycles and motorcycles, hitting prevention, transportation in body of vehicles, use of protection gear (helmets, HSSE belts, signals, etc.), traffic signals.	Everyone.	All.

TOPIC	ACTIVITY	DESCRIPTION	TARGET AUDIENCE	RESPONSIBILITY

	Safety Assessment at Work Place (AST)	Assessment of risks involved in tasks and control measures in order to prevent accidents.	Supervisors and persons in charge.	Company rendering services.

General Training	Investigation and assessment of Incidents and Accidents

Investigation and assessment techniques of accidents, high-risk and systematic incidents, and critical and systematic deviations, in order to find the basic cause and take the corrective and preventive measures

			Leaders and HSSE professionals of the company rendering services.	Company rendering services.

General Training	HSSE signaling.	Instruction and awareness of work force regarding CUSTOMER’S HSSE signals (based on NR-26).	Everyone	Company rendering services.

Training as a result of recommendations	Assorted issues

Assorted training defined due to recommendations as a result of: accident investigation, risk assessment, deviation statistics, changes in work conditions, recycling of HSSE policies and principles, etc.

			Wherever applicable.	Company rendering services.

ATTACHMENT B — REQUEST FOR ACCREDITATION OF PT REQUESTER

COMPANY LOGO	COMPANY NAME, CNPJ (TAXPAYER) NUMBER, FULL ADDRESS, POST CODE, TELEPHONE, FAX

REQUEST FOR ACCREDITATION OF WORK PERMIT REQUESTER

TO:

Mr..:

EMPLOYEE NUMBER:

TELEPHONE:

INSPECTOR FOR CONTRACT

No.

U.O. — OPERATIONAL UNIT:

WE HEREBY REQUEST THE ACCREDITATION AS WORK PERMIT REQUESTER(S) FOR OUR EMPLOYEE(S) BELOW:

NAME:
,

POSITION:	,

CPF TAXPAYER NUMBER:	/

[PLACE]:	DATE: , 20 .

INITIALS AND STAMP OF THE REQUESTING PARTY	INITIALS AND STAMP OF THE CONTRACT INSPECTOR

INITIALS AND STAMP OF THE MANAGER	INITIALS AND STAMP OF THE SAFETY TECHNICIAN

27 ATTACHMENT C – RAL / ROA Accident Report with lesion with AGENCY 1 ACCIDENT 2 LESION 3 Occ. Illness l .4 Contractor’s Employee 1 - Typical 2 – To/from work 1-W/Absence 1 - Yes 2 - No Code Year No. 3 - Rest 2-Wt/Absence Contract No.: INJURED PARTY (name) 5 Injured Party’s CPF 6 POST 7 SEX 8 AGE 9 M or F (years) Years with Company 10 Years at Post 11 Regime Work Day 13 Work 14 Activity 15 Nature of Lesion 16 17 Location 1 - Adm. 2 - Shift 1 - Normal 2 - Extra 1 - Normal 2 – Maint. Lesion Source 18 Personal Accident 19 Invidual Accident 20 Environ. Condition 21 AG.Ident 22 UNSAFE ACT 23 Immediate Cause 24 Basic Cause 25 Classification 26 Date 27 Accident 1- RISR 3- RCRA 5- IP 2- RSRA 4- ITT 6- M ___/___/___ Time Acc. 28 DATE Rel. Date 30 Deducted Days 31 COUNTRY 32 Lesion Cost 33 : / / Place 34 STATE 35 CITY 36 37 ACCIDENT DESCRIPTION PLEASE DESCRIBE WHAT THE INJURED PARTY WAS DOING AT THE TIME OF ACCIDENT, THE INJURES SUSTAINED, AND WHETHER ANY MATERIAL DAMAGES OCCURRED AS A RESULT OF THIS ACCIDENT. IF THERE WAS AN IMPERSONAL ACCIDENT THAT CAUSED THIS ACCIDENT, PLEASE FILL OUT THE “ROA”. 38 PREVENTION PLEASE LIST ALL ACTIONS TAKEN OR TO BE TAKEN IN ORDER TO PREVENT SIMILAR ACCIDENTS. Assign. AGENCY 39 INDUSTRIAL SAFETY 40 AGENCY Date 42 ___/___/___ Employee aboard for days. Accident occurred after : work hours.

28 Supervisor of injured person: Nursing Technician: Member of a CIPA: Contract Inspector: REPORT ON ATYPICAL OCCURRENCE – ROA (1) AGENCY (2) ACTIVITY CONTRACTOR: UN-BC CONTRACT NO.: CÓDE YEA R NUMBER 160 (3) OCCURRENCE (4) ACCID. NO. (5) UNIT (6) SYSTEM (7) EQUIPMENT (8) DATE (9) TIME (10) BASIC CAUSE (11) IMMEDIATE CAUSE (12) CONTROL means (13) Product (14) Quantity (15) Product Cost (16) Other Costs (17) TOTAL cost (18) PLACE (19) STATE (20)COUNTRY (21) D E S C R I P T I O N (22) M E A S U R E S (23) Assign. AGENCY (24) INDUSTRIAL SAFETY (25) AGENCY Head (26) DATE AREA SUPERVISOR MEMBER OF A CIPA

29 ATTACHMENT D – CADO – ACCIDENT, ILLNESS OR DEATH COMMUNICATION COMMUNICATION OF ACCIDENT, ILLNESS OR DEATH (C.A.D.O.) HEALTH UNIT DATE NAME EMPL. NO./ID/CPF DATE OF BIRTH AGE SEX M F MARITAL STATUS POSITION LOCATION HOME ADDRESS TELEPHONE COMPANY ACCIDENT WITH ABSENCE WITHOUT ABSENCE SERIOUSNESS ILLNESS OCCUPATIONAL NON- OCUPATIONAL DEATH CID CID CID CID DATE OF OCCURRENCE TIME PLACE OF ACCIDENTNTE Y DEBOARDING Y N DESCRIPTION OF ACCIDENT/ILLNESS PROBABLE DIAGNOSIS PROCEDURE WITNESS EMPL. NO./CPF WITNESS EMPL. NO./CPF NURSING TECHNICIAN PHYSICIAN MANAGER SAFETY TECHNICIAN EMPL. NO. EMPL. NO EMPL. NO EMPL. NO TO : ( ) RH/AM ( ) HSSE ( ) EXTERNAL HEALTH

30 ATTACHMENT E – CAT – WORK-RELATED ACCIDENT COMMUNICATION 1- Issuer SOCIAL SECURITY NATIONAL SOCIAL SECURITY INSTITUTE 1- employer 2- Union 3- Physician 4- Insured or dependent 5- Public authority WORK-RELATED ACCIDENT COMMUNICATION - CAT 2Type of CAT 1- Initial 2- Reopening 3- Communication of death on: I - ISSUER Employer 3- Company Name /Name 4- Type 1- CGC/CNPJ 2- CEI 3- CPF 4- NIT 5- CNAE 6- Address - Street/Ave. Complement (continuation) District CEP 7- Municipality 8-State 9- Telephone Injured Party 10- Name 11- Mother’s Name 12- Date of Birth. 13- Sex 1- Masc. 3- Fem. 14- Marital status 1- Single 2- Married 3- Widower 4- Legal Sep. 5- Other 6 –Not known 15- CTPS- Nº /SerialDate of issue 16- State 17- Mopnthly Compensation 18- ID Card Date of issue Issued by 19- State 20- PIS/PASEP/NIT 21- Address- Street/Ave/ District CEP 22- Municipality 23- State 24- Telephone 25- Occupation 26- CBO consult CBO 27- Enrollment in Social Security 1- Employee 2- Individual worker 7 Special assured 8- Resident physician 28- Retired? 1- Yes 2- No 29-Areas 1- Urban 2- Rural Accident or Illness 30- Date of accident 31- Time of accident 32-After how many hours of work? 33- type 1-Typical 2- Illness 3- Itinerary 34- Was there absence? 1-yes 2-no 35Last day worked 36- Place of accident 37 – Specification of place of accident 38- CGC/CNPJ 39- State 40-Municipality of accident 41-Part(s) of body affected 42- Causal agent

31 44- Was there a police report ? 1- yes 2- no 43- Description of situation generating accident/illness 45- Was there death ? 1- yes 2- no Witnesses 46- Name 47- Address - Street/Ave/nº/compl. CEP 48- Municipality 49- State Telephone District 50- Name 51- Address - Street/Ave/nº/compl. CEP 52- Municipality 53- State Telephone District Place and date _______________________________________ Signature and stamp of issuer II – MEDICAL REPORT To be filled-in by a health professional. Attendance 54- Medical attendance unit 55-Date 56- Time 57- Was there hospitalization 1-yes 2- no 58- Probable duration of treatment days 59- Will the injured party be absent from work during treatment? 1-yes2-no Injury 60 - Description and nature of injury Diagnosiso 61- Probable diagnosis 62- CID-10 63- Comments: Place and date _______________________ Signature and stamp, of physician with CRM number

32 III - INSS 64- Received on 65- Unit Code 66- CAT Number 67 Employee number of public servant Notes: 1- Imprecise information hereon implies sanctions set forth in Arts. 171 and 299 of the Criminal Code Employee number _______________________________________ Signature of public servant 2- Communication of work-related accidents must be effected by the 1st working day after the accident, under penalty of fine, as provided in Art. 22 of Law no 8.213/91. THE COMMUNICATION OF THE ACCIDENT IS OBLIGATORY, EVEN IN THE CASE OF THERE NOT BEING ABSENCE FROM WORK.

ATTACHMENT F – REM – MONTHLY STATISTICS SUMMARY

WORK-RELATED ACCIDENTS	CONTRACTOR	MONTH	YEAR
MONTHLY STATISTICS SUMMARY

Q

CHART I — SUMMARY

			TYPICAL ACCIDENTS						ATYPICAL ACCIDENTS
		MAN-HOUR	INJURED		DAYS LOST	RATES			INJURED			DAYS LOST
MONTH	EMPLOYEES	WITH RISK EXPOSURE	WITH LEAVE	WITHOUT LEAVE	AND DEDUCTED	FREQ. WITH	FREQ. WITHOUT	OCCURREN CE	SERIOUS NESS	WITH LEAVE	WITHOUT LEAVE	AND DEDUCTED

JANUARY

FEBRUARY

MARCH

APRIL

MAY

JUNE

JULY

AUGUST

SEPTEMBER

OCTOBER

NOVEMBER

DECEMBER

ACCUMM.

ATTACHMENT G — RTA —  REPORT ON EXCEPTION HANDLING

Part A = RTA FORM

REPORT ON EXCEPTION HANDLING NO.

Actual person in charge	Situation
Name		P or R
(Assignment)

Registration

Scope of certification [ abc ] ☒	Managing Agency [ abc ] ☒
Type of exception [ abc ] ☒	Identification Type [ abc ] ☒
Free field 1	Free field 2
Free field 3	Free field 4
Free field 5	Free field 6

• Larger • Lesser	• Real • Potential	• Initial • Recurrent	• Inclusive • Not inclusive

Start of exception Date: dd/mm/aaaa Time: hh:mm	End of exception Date: dd/mm/aaaa Time: hh:mm

Description of exception [ abc ]
Immediate action [ abc ]

Concluded by Name	Assignment agency Assignment	Date of conclusion dd/mm/aaaa hh:mm

From Registration section (above): Field with title in red is MANDATORY.

Assessment

Failure inspection (additional information for exception assessment)

[ abc ]

Cause assessment

[ abc ]

Correction (action in order to exclude  exception / return to previous condition)   (1)

[ abc ]

Proposal for corrective action (action in order to exclude cause of exception)   (2)

[ abc ]

Proposal for preventive action (action in order to prevent occurrence of exception)   (3)

[ abc ]

Concluded by Name	Assignment agency Assignment	Date of conclusion dd/mm/aaaa hh:mm

From Assessment section (above): Field with title in red is MANDATORY.  From Assessment section (above): (1), (2), (3): Filling out at least ONE of these fields is MANDATORY. The three fields can also be filled out.

Approved by:

Corrective Action — Responsible Parties (1)	Deadlines
Add: • Eliminate: •
1- [ abc ] ☒ ( Up to FIVE Responsible parties and respective deadlines for corrective actions )

Corrective Action — Responsible Parties (2)	Deadlines
Add: • Eliminate: •
1- [ abc ] ☒ ( Up to FIVE Responsible parties and respective deadlines for corrective actions )

Preventive Action - Responsible Parties (3)	Deadlines
Add: • Eliminate: •
1- [ abc ] ☒ (Up to FIVE Responsible parties and respective deadlines for preventive actions)

Analysis of action proposals

[ abc ]

Concluded by Name	Assignment agency Assignment	Date of conclusion dd/mm/aaaa hh:mm

From Approval section (above): Field with title in red is MANDATORY.. From Approval section (above): (1), (2), (3): Become MANDATORY due to fields filled out in Assessment section (one, two or all three).

Implementation

Correction (1)	Date
1- [ abc ] ( Implementation of up to FIVE CORRECTIONS and respective dates )

Corrective Action (2)	Date
1- [ abc ] ( Implementation of up to FIVE CORRECTIVE actions and respective dates )

Preventive Action (3)	Date
1- [ abc ] (Implementation of up to FIVE PREVENTIVE actions and respective dates)

Deadline for efficiency assessment

Concluded by Name	Assignment agency Assignment	Date of conclusion dd/mm/aaaa hh:mm

From Implementation section (above): Field with title in red is MANDATORY. From Implementation section (above): (1), (2), (3): Become MANDATORY due to Approval section. Fields to be automatically generated (in this section) to cover as many responsible parties as necessary (in the Approval section).

Assessed by:

Efficiency

[ abc ]

Concluded by Name	Assignment agency Assignment	Date of conclusion dd/mm/aaaa hh:mm

From Assessment section (above): Field with title in red is MANDATORY.

Part B = Description and instructions as to how to fill out the RTA fields (by section):

B1 - HEADING

The heading is organized by the fields shown and described below.

REPORT ON EXCEPTION HANDLING NO.

Actual person in charge Name (Assignment)	Situation	Situation

Name	Description	Format

(Logo)	PETROBRAS logo.	“Glued” picture.

Report name Nº	REPORT ON EXCEPTION HANDLING RTA sequential number	The RTA number is generated by the system, in sequence, by the Managing Agency or by year.

Actual responsible party	The party qualified to edit RTA’s. Only one person, each time, may actually be the present responsible party.	Filled out by the system, with name and assignment of present responsible party.

Status	Status of the RTA. There are nine possible status.	Filled out by the system.

(Visualization)	Indicates whether the document is public (P) or restricted (R).	Every RTA is created as public (P), and may be changed into restricted (R).

Additional information to the field description:

No: Number (automatically) generated by the system, at the exact moment when the Record section is filled out.  It is composed of the abbreviation of the Managing Agency, a sequential number of four digits, a letter identifying the version, and year (in the aaaa format) in the exception record. Example: E&P-SERV/US-TA/HSSE 0016A/2004.

Present responsible party:  Filled (automatically) by the system with the ‘name and assignment’ of the present responsible party for RTA editing, and which allows for other sections to be subsequently filled out.

Status: Filled (automatically) by the system. Indicates RTA status, and may register the following categories:

1 – ON RECORD

2 – RECORDED

3 – ANALYZED

4 – ANALYSIS APPROVED

5 – ANALYSIS REJECTED

6 – IMPLEMENTED

7 – CONCLUDED WITH EFFICIENT TREATMENT

8 – CONCLUDED WITH INEFFICIENT TREATMENT

9 – CONCLUDED WITHOUT TREATMENT

(Visualization): Field (to the right of Status) which identifies whether the RTA is public (P) (with unrestricted access), or restricted (R) (of restricted access). If restricted (R), it will be viewed by the Managing Agency, by those parties that participated in the handling of the exception, and those who were informed of the nonexistence of the exception.

B2 — REGISTRATION SECTION

The registration section is organized by the fields shown and described below.

Registration

Scope of certification [ abc ] ☒			Managing Agency [ abc ] ☒
Type of exception [ abc ] ☒			Identification Type [ abc ] ☒
Free field 1			Free field 2
Free field 3			Free field 4
Free field 5			Free field 6

• Larger	• Real	• Initial	• Inclusive
• Lesser	• Potential	• Recurrent	• Not inclusive

Start of exception			End of exception
Date: dd/mm/aaaa Time: hh:mm			Date: dd/mm/aaaa Time: hh:mm

Description of exception [ abc ]
Immediate action [ abc ]

Concluded by Name	Assignment agency Assignment	Date of conclusion dd/mm/aaaa hh:mm

Name	Description	Format

Scope of certification	Choose, if needed, scope of purpose(s) for certification that better describes the exception to be registered.	Filled out according to table. Accepts more than one value.

Managing Agency

Agency responsible for promoting the handling of the identified exception. It is the main responsible party for the area, system, process or product where the exception was identified. It is the party mostly affected by the exception.

Filled out according to table.☒. MANDATORY.

Type of exception	Refers to a macro-classification of the exception.	Filled out according to table. Accepts more than one value.

Identification Type	Defines the manner through which the exception was identified, how it became known, and through what mechanism it has been identified.	Filled out according to table.☒. MANDATORY.

Free fields 1 to 6	Filled out in accordance with the titles (contents) adopted for each one of these fields.	Only shown if they are utilized.

Larger Lesser	Classification of the exception in connection with its seriousness. Its filling out is of a subjective nature.	Accepts only one of the two indicated options.

Real Potential	Informs whether the exception is real (if it has already occurred) or potential (may occur).	Accepts only one of the two indicated options.

Initial Recurrent	Informs whether the exception is initial or recurrent.	Accepts only one of the two indicated options.

Inclusive Not inclusive	Informs whether the exception is inclusive or not for another area/ management/ activity	Accepts only one of the two indicated options.

Start of exception Date: Time:	Informs date and time of the start of the exception. Date comes previously filled out with the “date of opening of the RTA’, which may be changed.	Standards for filling out: Date: dd/mm/aa. Does not accept future date. Time: hh:mm.

End of exception Date: Time:	Informs date and time of the end of the exception.	Standards for filling out: Date: dd/mm/aa. Does not accept future date. Time: hh:mm.

Description of exception	Describe the exception occurred, identified, verified. Must include the most detailed, adequate and realistic details of the exception.	Rich text. MANDATORY.

Immediate action	The action implemented in order of control or reduce exception impact. Also known as mitigating action.	Rich text. MANDATORY.

Concluded by	Name of user that concluded the Registration section.	Filled out by the system.

Assignment agency	Name of user that concluded the Registration section	Filled out by the system.

Date of conclusion	Date and time of conclusion of the Registration section.	Filled out by the system. Standard: dd/mm/aaaa hh:mm.

Field with title in red is MANDATORY

B3 — ASSESSMENT ANALYSIS

The assessment section is organized by the fields shown and described below.

Failure inspection (additional information for exception assessment)

[ abc ]

Cause assessment

[ abc ]

Correction (action in order to exclude  exception / return to previous condition)   (1)

[ abc ]

Proposal for corrective action (action in order to exclude cause of exception)   (2)

[ abc ]

Proposal for preventive action (action in order to prevent occurrence of exception)   (3)

[ abc ]

Concluded by Name	Assignment agency Assignment	Date of conclusion dd/mm/aaaa hh:mm

Name	Description	Format

Failure inspection (additional information for exception assessment)	Description of the failure(s) in order to facilitate cause identification. They are additional information in order to allow for a correct exception assessment.	Rich text

Cause assessment	Description of cause assessment of the exception occurred/detected.	Rich text. MANDATORY.

Correction (action in order to exclude exception / return to previous condition) (1)	Action to exclude the exception and return to previous condition.	Rich text

Proposal for corrective action (action in order to exclude cause of exception) (2)	Action to exclude cause of exception.	Rich text

Proposal for preventive action (action in order to prevent occurrence of exception) (3)	Action to prevent occurrence of exception.	Rich text

Concluded by	Name of user that concluded the Assessment section.	Filled out by the system.

Assignment agency	Name of user that concluded the Assessment section.	Filled out by the system.

Date of conclusion	Date and time of conclusion of the Assessment section.	Filled out by the system. Standard: dd/mm/aaa hh:mm.

Field with title in red is MANDATORY

(1), (2), (3): Filling out at least ONE of these fields is MANDATORY. The three fields can also be filled out

B4 — APPROVAL SECTION

The approval section is organized by the fields shown and described below

Approval
Corrective Action — Responsible Parties (1) Add: • Eliminate: •	Deadlines
1- [ abc ] ☒ ( Up to FIVE Responsible parties and respective deadlines for corrective actions )

Corrective Action — Responsible Parties (2) Add: • Eliminate: •	Deadlines
1- [ abc ] ☒ ( Up to FIVE Responsible parties and respective deadlines for corrective actions )

Preventive Action - Responsible Parties (3) Add: • Eliminate: •	Deadlines
1- [ abc ] ☒ (Up to FIVE Responsible parties and respective deadlines for preventive actions)

Analysis of action proposals [ abc ]

Concluded by Name	Assignment agency Assignment	Date of conclusion dd/mm/aaaa hh:mm

Name	Description	Format

Corrective Action — Responsible Parties (1) Add: • Eliminate: •	Identifies the responsible party(ies)for the corrective action. Up to five responsible parties, only click on Add. To exclude one responsible party (from the 5th to the 1st), click on Exclude.	Filled out according to table, but accepts extra-table values
Deadlines	Deadline defined for each of the indicated responsible parties.	dd/mm/aa.
Corrective Action — Responsible Parties (2) Add: • Eliminate: •	Identifies the responsible party(ies)for the corrective action. Up to five responsible parties, only click on Add. To exclude one responsible party (from the 5th to the 1st), click on Exclude.	Filled out according to table, but accepts extra-table values
Deadlines	Deadline defined for each of the indicated responsible parties	dd/mm/aa.
Preventive Action - Responsible Parties (3) Add: • Eliminate: •	Identifies the responsible party(ies)for the corrective action. Up to five responsible parties, only click on Add. To exclude one responsible party (from the 5th to the 1st), click on Exclude.	Filled out according to table, but accepts extra-table values
Deadlines	Deadline defined for each of the indicated responsible parties.	dd/mm/aa.
Analysis of action proposals	For comments regarding the action proposals submitted.	Rich Text. Mandatory.
Concluded by	Name of user that concluded the Approval section.	Filled out by the system.
Assignment agency	Name of user that concluded the Approval section.	Filled out by the system.
Date of conclusion	Name of user that concluded the Approval section.	Filled out by the system. Padrão dd/mm/aaaa hh:mm.

Field with title in red is MANDATORY

(1), (2), (3): Filling out at least ONE of these fields is MANDATORY. The three fields can also be filled out

B5 — IMPLEMENTATION SECTION

The implementation section is organized by the fields shown and described below.

Implementation
Correction (1)		Date
1- [ abc ] ( Implementation of up to FIVE CORRECTIONS and respective dates )

Corrective Action (2)		Date
1- [ abc ] ( Implementation of up to FIVE CORRECTIVE actions and respective dates )

Preventive Action (3)		Date
1- [ abc ] (Implementation of up to FIVE PREVENTIVE actions and respective dates)

Deadline for efficiency assessment

Concluded by Name	Assignment agency Assignment	Date of conclusion dd/mm/aaaa hh:mm

Name	Description	Format

Correction (1)	Description of corrective action(s). There can be up to five actions. Fields to be automatically generated to cover as many responsible parties as necessary in the Approval section.	Rich text.
Date	Definition of date (deadline) for implementation of corrective action(s).	dd/mm/aa.
Corrective Action (2)	Description of corrective action(s). There can be up to five actions. Fields to be automatically generated to cover as many responsible parties as necessary in the Approval section.	Rich text
Date	Definition of date (deadline) for implementation of corrective action(s).	dd/mm/aa.
Preventive Action (3)	Description of preventive action(s). There can be up to five actions. Fields to be automatically generated to cover as many responsible parties as necessary in the Approval section.	Rich text
Date	Definition of date (deadline) for implementation of preventive action(s).	dd/mm/aa.
Deadline for efficiency assessment

Period established so that the above actions can be assessed regarding their efficiency. The user informs the first date only. The second date (“up to”) shall be automatically generated, with the addition of 15 days to the first date.

1st. date: dd/mm/aa (since). 2nd. date: dd/mm/aa (up to). MANDATORY.
Concluded by	Name of user that concluded the Implementation section	Filled out by the system.
Assignment agency	Name of user that concluded the Implementation section	Filled out by the system.
Date of conclusion	Date and time of conclusion of Implementation section.	Filled out by the system. Standard: dd/mm/aaaa hh:mm.

Field with title in red is MANDATORY..

(1), (2), (3): Become MANDATORY due to Approval section. Fields to be automatically generated (in this section) to cover as many responsible parties as necessary (in the Approval section

B6 — VERIFICATION SECTION

The verification section is organized by the fields shown and described below

Efficiency

[ abc ]

Concluded by Name	Assignment Agency Assignment	Date of conclusion dd/mm/aaaa hh:mm

Name	Description	Format

Efficiency	Provides information on efficiency assessment of implemented actions.	Rich text.
Concluded by	Name of user that concluded the Verification section	Filled out by the system.
Assignment agency	Name of user that concluded the Verification section	Filled out by the system.
Date of conclusion	Date and time of conclusion of Verification section.	Filled out by the system. Standard: dd/mm/aaaa hh:mm.

Field with title in red is MANDATORY..

ATTACHMENT H — RPA — PRELIMINARY ACCIDENT REPORT

ATTACHMENT - H

Draft - RPA (Preliminary Accident Report)

ACCIDENT REPORT

Vessel/ UM :                                                                                         Date / Time of Communication:

Date / Time of the Incident :                                                                           Sea conditions :

Current ( dir./int. ) :   Knots                                                                  Winds (dir./int) :   Knots

Direction / Speed :                                                                              Place /Position :

Officer on Duty :

Means Involved :

Material Damages and Operational Restrictions? :

Need for External Support? :

Urgent? :

Injuries involving personnel :

Name(s) of the injured party(ies) :

Injuries? :

Need for Removal? :

Brief description of the accident, including whether there was nay equipment failure and immediate measures taken :

Master :

Name

SCHEDULE III

SPARE PARTS

PART I - VESSEL SPARE PARTS

[Note: Contractor to provide no later than 60 days prior to the Scheduled Delivery Date in accordance with Clause 4.4(a) of the Agreement.]

PART II - DEPOT SPARE PARTS

[Note: Contractor to provide no later than 60 days prior to the Scheduled Delivery Date in accordance with Clause 4.4(b) of the Agreement.]

C-1

SCHEDULE IV

INSURANCE

PART A - Types of Insurance Coverage

Contractor shall at all times during the Term procure, or shall procure that Owner shall procure, and maintain insurance on the Vessel in accordance with the following provisions and the requirements of the Governmental Authorities.

1.                                      Protection & Indemnity Insurance

(a)                                 P&I Insurance shall be placed as an unlimited entry (or if the same is not available at the maximum possible entry) with and subject to and on the basis of the rules of one of the Approved Clubs.

(b)                                The terms of the P&I Insurance shall be consistent with the standard rules of one of the Approved Clubs.

(c)                                 P&I Insurance shall include full pollution coverage (at the maximum level available for LNG tankers in the P&I Club group) and coverage for removal of wreck at or in the vicinity of any loading terminal or discharge terminal, including between the designated arrival point and such loading terminal or discharge terminal.

2.                                      War Risks Insurance

Contractor shall have the same rights and obligations in respect of insurance of war risks as provided for all the risks referred to in Paragraph 1 hereof and, where applicable, up to the same cover amounts.

3.                                      Compulsory Insurances

(a)                                 The insurances required under Paragraphs 1 and 2 hereof and the DPEM insurance — Insurance for Personal Damages caused by Vessels or their Cargo -, are hereinafter sometimes together referred to as the “Compulsory Insurances”.

(b)                                When the Vessel is idle or laid up, Contractor may (or subject to availability, at the request of Customer, Contractor shall), in lieu of the insurance required hereunder, arrange port risk insurance under such forms as Customer may approve in writing such approval not to be unreasonably withheld, insuring the Vessel against the usual risks covered by such forms and for the amounts set forth in Paragraph 1.

PART B - Premiums and Claims

1.                                      Payment of Premiums

(a)                                 Contractor shall be responsible for the prompt payment of any and all premiums and calls of whatsoever nature lawfully demanded by insurers for all insurance taken out on the Vessel.

(b)                                If Contractor shall default in the payment of any premiums or calls as aforesaid, Customer may, but shall not in any circumstances be obliged to, pay any such premiums or calls direct to the insurers in question and Customer shall then be entitled to deduct any such payments made from the next due payment of Fees.

2.                                      Claims

Contractor shall diligently pursue all claims which can be made under the Compulsory Insurances.

PART C - Placing of Insurances: Miscellaneous

1.                                      Additional War Zone Expenses

Notwithstanding any other provisions of this Schedule IV, and subject as provided in Clause 28 of the Agreement, all extra expenses incurred by Contractor (in relation to Insurances) if the Vessel is required to trade in areas where there is war or, as determined by the insurers of the Vessel, a warlike situation (de facto or de jure) shall be reimbursed by Customer to Contractor, provided that, if practicable, Customer shall be given an opportunity of signifying its approval before such expenses are incurred.

2.                                      Waiver of Subrogation, Customer’s Named Assured etc.

Unless Customer otherwise agrees, Contractor undertakes that all Approved Club entries relating to the Vessel and its operations shall (a) subject to the limits of the Approved Club, waive insurers’ rights of subrogation against Customer and (b) otherwise recognise, in a manner acceptable to Customer, Customer’s interests in the Vessel and its operations.  Except for war risks insurances, Contractor shall cause all insurers to agree in writing to give Customer as much prior written notice as possible, but in no event less than *****  prior written notice, of the cancellation of Compulsory Insurances which such insurers arrange and to provide Customer with an opportunity to cure any default by Contractor that would otherwise result in such cancellation.  Provided that in respect of Approved Club entries, the Approved Club will undertake to give Customer notice in writing with the same period of notice as to Contractor in all cases where the Approved Club terminates the entry, except that if such termination is attributable to the failure by Contractor to pay when due and demanded any premium or contribution due from it to the Approved Club, the Approved Club will undertake not to exercise such rights without giving Customer thirty (30) days notice in writing.

3.                                      No Prejudice to Customer Clause

Contractor shall cause to be inserted in all policies a clause stating that the insurance under the policy or entry, as to the interest only of Customer, shall not be impaired in any way by any change in the interest of Contractor in the property described in the policy or entry, or the transfer or possession thereof without the consent of Customer, or by any breach of warranty or condition of the policy or entry, or by any omission or neglect, or by the performance of any act in violation of any terms or conditions of the policy or entry or because the failure to perform any act required by the terms or conditions of the policy or entry or because of the subjection of the property to any conditions, uses or operation not permitted by the policy or entry, or because of any false statement concerning the policy or entry or the subject thereof, by Contractor or Contractors’ employees, contractors, subcontractors, agents or representatives; whether occurring before or after the attachment of the policy or entry, or whether before or after any loss or damage.

4.                                      Other Insurances

Nothing herein provided shall prevent Contractor from arranging, for its sole benefit, additional insurance cover of the types included in the Compulsory Insurance and/or insurance of other types on such terms as Contractor thinks fit.

SCHEDULE V

LIST OF PRIMARY AND DESIGNATED TERMINALS

1.                                      The Vessel shall be capable of loading and discharging LNG at the following terminals (each a Primary Terminal):

*****

2.                                      The Vessel shall be capable of loading and discharging LNG at the following terminals (each a Designated Terminal).

Each of the Primary Terminals as listed under Clause 1 above.

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SCHEDULE VI

DETAILED PERFORMANCE CRITERIA

CONTENTS

Part A	Shipping Operations

Article 1	Speed

Article 2	Timeliness

Article 3	Spray Cooling, Forced Vaporisation and use of Boil-Off

Article 4	Provisions for Gauging

Article 5	Underwater Cleaning/Waiting at Anchorage

Part B	Operation of Loading, Storage, Regas and Gas Delivery

Article 6	LNG Regasification plant performance guarantee

Article 7	Interpretation

PART A

SHIPPING OPERATIONS

1.                                      Speed Warranties

Customer may order the Vessel to steam at the Laden Service Speed or the Ballast Service Speed, as applicable, or at any lesser average speed but not less than the Minimum Service Speed and not at a greater average speed, except with Contractor’s consent, which shall not be unreasonably withheld.  For the avoidance of doubt, it is acknowledged that Contractor may decline orders to steam at any lesser average speed than the Minimum Service Speed or at any greater average speed than the Service Speed for operational reasons.

2.                                      Timeliness

(a)                                  Prior to each voyage Customer may, subject to Article 1, instruct the Vessel to proceed so as to arrive at the pilot boarding station at each port at a given date and time (the “Scheduled Arrival Time” or “SAT”).  Provided however that:

(i)                                     in the event that Customer fails to provide a SAT to Contractor, the SAT shall be deemed to be the estimated arrival time of the Vessel assuming the Vessel steams at the Service Speed by the shortest safe route to the named port measured from pilot station to pilot station (a “Sea Passage”) (or the route specified by Customer, if different) from the time Customer instructs the Vessel to proceed;

(ii)                                  the SAT shall in any event not be earlier than the estimated arrival time calculated in accordance with Article 2(a)(i);

(iii)                               subject to Article 1, Customer may amend the SAT from time to time during or prior to each voyage to accommodate changes in circumstances concerning the voyage (the “Amended SAT”); and

(iv)                              the speed at which the Vessel needs to steam in order to meet the SAT or the Amended SAT or any permissible speed ordered by the Customer shall be a “Guaranteed Speed”.

(b)                                 Customer shall compare the actual time of arrival of the Vessel at the pilot station at each port with the SAT save that if the SAT was amended solely for reasons not attributable to any failure in performance by the Vessel, then such comparison shall be made with the Amended SAT.

(c)                                  If the Vessel arrives at the pilot station at the arrival port not later than ***** after the SAT or Amended SAT, where applicable, the Vessel shall be deemed to have arrived “On Time”.  If the Vessel arrives at the pilot station more than ***** after the SAT, or Amended SAT where applicable, the Vessel shall be deemed to have arrived “Late”.

(d)                                 Subject to Articles 2(e) and 2(f), Customer shall be entitled to make a deduction from the Fee in respect of any period by which the Vessel arrives Late, in accordance with Clause 17.4(b)(i).

(e)                                  Notwithstanding the foregoing but subject to Article 2(f), Customer shall not be entitled to make any deduction from the Fee if the Vessel arrives Late to the extent that such late arrival is caused by one or more of the following during the voyage:

(i)                                     the incidence of bad weather, being any day in which the Vessel has to proceed in wind force in excess of Beaufort Force 5 for more than twelve (12) hours noon to noon; or

(ii)                                  poor visibility; or

(iii)                               congested waters; or

(iv)                              alterations in speed or course to avoid areas of bad weather; or

(v)                                 any period spent at a waiting area following arrival; or

(vi)                              the saving of life or (with Customer’s consent) property, (Articles 2(e)(i),(ii),(iii),(iv) and (v) being known as “Restricted Periods”); or

(vii)                           any period when the Vessel is off-Hire at sea on any individual voyage. The Master shall record in his daily noon report the time lost in the previous twenty four (24) hours due to any of the matters referred to in this Article 2(e).

(f)                                    If the Vessel arrives Late, the following calculation shall be made to assess the period in respect of which Customer shall be entitled to deduct Fees.  The speed of the Vessel shall be calculated over the Sea Passage, excluding all Restricted Periods (the “Achieved Speed”).  If the Achieved Speed equals or exceeds the Guaranteed Speed, Contractor shall be deemed to have met the Speed Performance Warranty.  If the Achieved Speed is less than the Guaranteed Speed Customer shall apply the Achieved Speed to the total Sea Passage and the time at which the Vessel would have arrived (if steaming at the Achieved Speed) shall be the “Deemed Arrival Time”.  Customer shall be entitled to deduct Fees to the extent to which the Deemed Arrival Time exceeds the SAT by more than three hours.

3.                                      Spray Cooling, Forced Vaporisation and use of Boil-Off

(a)                                  If Contractor requires or if Customer so requests, the Vessel shall spray cool as necessary in a manner consistent with Contractor’s or Customer’s requirements so as to maximise the use of the available Boil-Off for propulsion, whilst using due diligence to avoid the generation of any excess Boil-Off.

(b)                                 If during any sea passage Customer orders the Vessel to force vaporise LNG to eliminate or minimise the use of bunkers and the order is complied with, the Boil-Off guarantee relevant to such operation shall be deemed to have been complied with for the tank from which the LNG has been pumped.

(c)                                  The Parties agree that the Master shall notify Customer if he is of the opinion that the Vessel will not, on arrival at any LNG loading port, be able to commence bulk loading within half an hour after cooling of the loading arms without spray cooling on the ballast sea passage.

(d)                                 Without prejudice to any of Contractor’s or Customer’s obligations under this Article 3, if Contractor intends to order spray cooling at any time during the Term, Contractor agrees, if requested by Customer, to provide written notice of the reasons and technical basis for spray cooling.

(e)                                  Subject to the provisions of this Agreement, Contractor shall have free use of Boil-Off.  Except when otherwise required pursuant to Customer’s orders, Contractor shall exercise due diligence to minimise any venting or steam dumping of Boil-Off during periods of low fuel demand.

4.                                      Provisions for Gauging

(a)                                  The time at which any volume of LNG is determined is referred to in this Agreement as a gauging time.

(b)                                 In relation to any laden sea passage the cargo volume shall be (i) on loading at the start of the laden sea passage, the volume of LNG contained in the Vessel’s cargo tanks measured promptly after the closing of the Vessel’s manifold vapour return valve in the loading port, and (ii) on discharge at the end of the laden sea passage, the volume of LNG contained in the Vessel’s cargo tanks measured promptly before the opening of the Vessel’s manifold vapour return valve in the discharge port.

(c)                                  In relation to any ballast sea passage the LNG heel volume shall be (i) after discharge (i.e. at the start of the ballast sea passage), the volume of LNG contained in the Vessel’s cargo tanks measured promptly after the closing of the manifold vapour return valve in the discharge port and (ii) the LNG heel volume on loading (i.e. at the end of the ballast sea passage), the volume of LNG contained in the Vessel’s cargo tanks measured promptly before the opening of the Vessel’s manifold vapour return valve in the loading port.

(d)                                 In relation to the LNG storage and regasification activities of the Vessel, the measurement of LNG shall be effected continuously throughout the entire Performance Period.

PART B

OPERATION OF LOADING, STORAGE, REGAS AND GAS DELIVERY

6.                                    LNG Regasification Equipment performance guarantee

(a)                                Contractor guarantees that the Vessel is capable of the Flow Rate Modulation, in accordance with the Nomination Procedure.

(b)                               Contractor guarantees that the Vessel is capable of regasifyng LNG at a minimum temperature of five degrees Celsius (5ºC) and a maximum of fifty degrees Celsius (50 ºC) at the main deck isolation valve.

7.                                    Interpretation

In this Schedule VI, and unless indicated to the contrary, “Article” shall mean an Article of this Schedule VI, and “Clause” shall mean a Clause of the Agreement.

SCHEDULE VII

CERTIFICATE OF ACCEPTANCE

CERTIFICATE OF ACCEPTANCE

FOR

LNG VESSEL mv Golar Spirit

The LNG Carrier mv GOLAR SPIRIT, IMO No. 7373327 was accepted by Petróleo Brasileiro S.A. on [insert date of signing this certificate] under the Operation and Services Agreement dated                        , made between Petróleo Brasileiro S.A. (as Customer) and Golar Serviços de Operaçóes de Embarcaçóes Limitada (as Contractor).

Delivery Date:   [Actual date of signing this certificate]

Place of acceptance of the Vessel:  [Place]

Fee Commencement Date:  [Date]

Quantity of bunkers on board Vessel on Delivery Date:  [Quantity]

Quantity of LNG on board Vessel on Delivery Date:  [Quantity]

FOR CUSTOMER:	FOR CONTRACTOR:

By:	By:

Title:	Title:

Date Signed:	Date Signed:

Witnessed by:	Witnessed by:

Title:	Title:

Date Signed:	Date Signed:

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